   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2000

                                                     REGISTRATION NO. 333-45224
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         CITIZENS & NORTHERN CORPORATION
             (Exact name of Registrant as specified in its charter)


     PENNSYLVANIA                   6022                        23-2451943
    (State or other           (Primary Standard              (I.R.S. Employer
    jurisdiction of               Industrial                Identification No.)
    incorporation or        Classification Code No.)
     organization)

                             ______________________


          90-92 MAIN STREET, P.O. BOX 58, WELLSBORO, PENNSYLVANIA 16901
                                 (570) 724-3411
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                             ______________________

      CRAIG G. LITCHFIELD, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                90-92 MAIN STREET
                   P.O. BOX 58, WELLSBORO, PENNSYLVANIA 16901
                                 (570) 724-3411
                       (Name, address, including zip code,
                          & telephone number, including
                        area code, of agent for service)

                             ______________________

                                   Copies to:

        M. PATRICIA OLIVER, ESQ.                     NICHOLAS BYBEL, JR., ESQ.
     Squire, Sanders & Dempsey L.L.P.                 Shumaker Williams, P.C.
             4900 Key Tower                           3425 Simpson Ferry Road
           127 Public Square                       Camp Hill, Pennsylvania 17011
      Cleveland, Ohio 44114-1304                          (717) 763-1121
            (216) 479-8500

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE
                            SECURITIES TO THE PUBLIC:
                        As soon as practicable after the
                 effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

                             ______________________

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of Each                                          Proposed                   Proposed
Class of                                               Maximum                    Maximum                   Amount of
Securities To                Amount To Be              Offering                   Aggregate                 Registration
Be Registered                Registered (1)            Price Per Share            Offering Price (2)        Fee (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value      990,640                   N.A.                       $13,072,485.44            $3,451.14 (4)
$1.00 per share
------------------------------------------------------------------------------------------------------------------------------------


(1) The number of common shares, with a par value of $1.00 each, of Citizens & Northern Corporation, a Pennsylvania corporation, to be registered pursuant to this Registration Statement is based upon the number of common shares, with a par value of $0.50 each, of Peoples Ltd., a Pennsylvania corporation, presently outstanding multiplied by the exchange ratio of 2.5 Citizens & Northern common shares for each Peoples Ltd. common share.

(2) This amount is arrived at pursuant to Rule 457(f)(2) under the Securities Act and solely for purpose of calculating the registration fee. The proposed maximum aggregate offering price is equal to the book value of the Peoples Ltd. shares of common stock to be canceled in the merger, which is calculated as the product of (i) $32.99, the per share book value of Peoples Ltd. common stock on August 18, 2000 and (ii) 396,256, the estimated maximum number of shares that will be canceled in the merger.

(3) Calculated pursuant to Rule 457(f) under the Securities Act.


(4) Such fee was paid in connection with the original filing of the Registration Statement on September 6, 2000.


       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PEOPLES LTD.

                                 PROPOSED MERGER
               OF CITIZENS & NORTHERN CORPORATION AND PEOPLES LTD.
                           YOUR VOTE IS VERY IMPORTANT


       As you may know, the boards of directors of Citizens & Northern Corporation and Peoples Ltd. have agreed to a merger of our two companies. On June 22, 2000, Peoples and Citizens & Northern signed a merger agreement, the details of which are described in this proxy statement/prospectus.

       If the merger is completed, you will receive 2.5 shares of Citizens & Northern common stock for each share of Peoples common stock you own. The merger has been structured so that you will not recognize any gain or loss for federal income tax purposes as a result of the merger, except for tax payable because of cash you received instead of fractional shares of Citizens & Northern common stock or exercise of your dissenters' rights.


       Based on market prices on June 21, 2000, the last full trading day before Citizens & Northern and Peoples announced their merger, the exchange of shares would have given you Citizens & Northern shares of common stock valued at $57.50 for each Peoples share on that day. Based on market prices on October 9, 2000, the exchange of shares would have given you Citizens & Northern shares of common stock valued at $57.20 for each Peoples share on that day. FOR A DISCUSSION OF RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 14.



       Citizens & Northern common stock is traded on the OTC Bulletin Board under the trading symbol "CZNC". On June 21, 2000, the last full trading day before the announcement of the merger, the closing price of Citizens & Northern's common stock was $23.00 per share. On October 9, 2000 the closing price of Citizens & Northern's common stock was $22.88 per share.


       Each of our boards of directors has determined that the terms of the merger agreement and the merger are fair to and in the best interests of our respective shareholders and has unanimously approved and adopted the merger agreement. THEREFORE, THE PEOPLES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PEOPLES SHAREHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

       Whether or not you plan to attend the special meeting of Peoples shareholders, please take the time to vote by completing and mailing the enclosed proxy card. If you need assistance in voting your shares, please call Donald E. Abrey of Peoples Ltd. at (570) 746-1011.


       The date, time and place of the special meeting of Peoples shareholders is: November 17, 2000 at 2:00 p.m. in the Wyalusing Valley Fire Department Fire Hall, 2nd Street, Wyalusing, Pennsylvania 18853.

/s/ Donald E. Abrey
------------------------------------------------------
DONALD E. ABREY, PRESIDENT AND CHIEF EXECUTIVE OFFICER


       THE SHARES OF CITIZENS & NORTHERN COMMON STOCK TO BE ISSUED IN THIS MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       This proxy statement/prospectus is dated October 13, 2000 and is being first mailed to shareholders on or about October 16, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION


       Citizens & Northern filed a registration statement on Form S-4 on September 6, 2000 to register with the Securities and Exchange Commission its shares of common stock to be issued to Peoples shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes Citizens & Northern's prospectus in addition to being Peoples' proxy statement for the Peoples special shareholders' meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus incorporates important business and financial information about Citizens & Northern that is not included in or delivered with this document.


       Citizens & Northern files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Citizens & Northern at the Securities and Exchange Commission's public reference room at the following location:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                              Washington, DC 20549

       Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Securities and Exchange Commission filings by Citizens & Northern are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.


       You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to decide how to vote on the merger. Citizens & Northern and Peoples have not authorized anyone to provide you with information that is different from or in addition to what is contained in this proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you live in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offers to exchange or buy the securities offered by this proxy statement/prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This proxy statement/prospectus is dated October 13, 2000.


                           INCORPORATION BY REFERENCE

       The Securities and Exchange Commission allows Citizens & Northern to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other information that has been filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information contained in subsequent incorporated filings or by information in this proxy statement/prospectus.

       This proxy statement/prospectus incorporates by reference the Citizens & Northern documents set forth below that Citizens & Northern previously filed with the Securities and Exchange Commission. These documents contain important information about Citizens & Northern. You should read this proxy statement/prospectus together with the information incorporated by reference.


    CITIZENS & NORTHERN SEC FILINGS (FILE NO.  0-16084)    PERIOD OR DATE FILED
    ANNUAL REPORT ON FORM 10-K                             YEAR ENDED:              -        DECEMBER 31, 1999

    QUARTERLY REPORT ON FORM 10-Q                          QUARTERS ENDED:          -        MARCH 31, 2000
                                                                                    -        JUNE 30, 2000
    CURRENT REPORT ON FORM 8-K                             FILED ON:                -        JANUARY 13, 2000
                                                                                    -        JUNE 27, 2000


       Citizens & Northern is also incorporating by reference additional documents that it files with the Securities and Exchange Commission between the initial filing of this proxy statement/prospectus and the date of effectiveness of this proxy statement/prospectus the date of the Peoples special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

       This proxy statement/prospectus is accompanied by a copy of Citizens & Northern's Annual Report on Form 10-K for the year ended December 31, 1999 and a copy of Citizens & Northern's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

       This proxy statement/prospectus incorporates by reference documents that are not delivered with it. You may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling the appropriate party at the following address or telephone number:

       Kathleen M. Osgood                        P. Dean Homer
       Corporate Secretary                       Corporate Secretary
       Citizens & Northern Corporation           Peoples Ltd.
       90-92 Main Street                         201 Church Street
       Wellsboro, Pa.  16901                     P.O. Box 217
       Telephone:  (570) 724-0527                Wyalusing, Pa. 18853-0217
       Email:  KathieO@cnbankpa.com              Telephone: (570) 746-1011



       If you would like to request documents, please do so by November 6, 2000 to receive the documents before the Peoples special meeting.


       Peoples supplied all of the information contained or incorporated by reference in this proxy statement/prospectus relating to Peoples.

       THIS PROXY STATEMENT/PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN STATEMENTS THAT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE THE INFORMATION CONCERNING POSSIBLE OR ASSUMED FUTURE RESULTS OF OPERATIONS OF CITIZENS & NORTHERN AND ITS SUBSIDIARIES, OR THE COMBINED BUSINESS OF CITIZENS & NORTHERN AND PEOPLES. WHEN WE USE WORDS SUCH AS "BELIEVES," "EXPECTS," "ANTICIPATES" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE ALSO STATEMENTS THAT ARE NOT STATEMENTS OF HISTORICAL FACT. THESE FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING
POSSIBILITIES:

       -    EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED;

       - DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED;

       -    COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES
            SIGNIFICANTLY;

       - COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF PEOPLES' AND CITIZENS & NORTHERN'S BUSINESSES ARE GREATER THAN EXPECTED;

       -    CHANGES OCCUR IN THE INTEREST RATE ENVIRONMENT THAT REDUCE MARGINS;
            AND

       - GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH THE AFFILIATED COMPANIES WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED.

       IF ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCURS OR IF THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS IN 2000 AND BEYOND COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THE FORWARD-LOOKING STATEMENTS.

       FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF CITIZENS & NORTHERN AFTER THE MERGER IS INCLUDED IN THE SECURITIES AND EXCHANGE COMMISSION FILINGS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS.

       FOR A DISCUSSION OF CERTAIN RISKS RELATED TO THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 14.


                        TABLE OF CONTENTS
                                                                         Page
                                                                         ----
WHERE YOU CAN FIND MORE INFORMATION..................................     i

INCORPORATION BY REFERENCE ..........................................     i

QUESTIONS AND ANSWERS ABOUT THE
CITIZENS & NORTHERN/PEOPLES MERGER...................................     1

SUMMARY..............................................................     3

         The Merger..................................................     3
         The Companies...............................................     7
         Our Reasons for the Merger..................................     8
         Board of Directors Recommendation to Shareholders...........     8
         The Peoples Special Meeting.................................     8
         Comparative Market Value Data...............................     9
         Comparison of Certain Unaudited Per Share Data..............     10
         Selected Historical Financial Data of Citizens & Northern...     11
         Selected Historical Financial Data of Peoples...............     12
         Citizens & Northern and Peoples
             Pro Forma Combined Selected Financial Data..............     13

RISK FACTORS.........................................................     14

INFORMATION WITH RESPECT TO CITIZENS & NORTHERN......................     16

INFORMATION WITH RESPECT TO PEOPLES..................................     17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS...................................     19

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
         AND MANAGEMENT OF PEOPLES...................................     36

THE PEOPLES SPECIAL MEETING..........................................     38

         Date, Time and Place........................................     38
         Purpose of the Peoples Special Meeting......................     38
         Record Date; Voting Rights; Proxies.........................     38
         Solicitation of Proxies.....................................     39
         Adjournment.................................................     39
         Quorum......................................................     39
         Required Vote...............................................     40

                                       iv



THE PROPOSED MERGER..................................................     41

         Background of the Merger....................................     41
         Peoples' Reasons for the Merger; Recommendation
            of the Peoples Board of Directors........................     43
         Fairness Opinion of Ryan, Beck & Co.,
            Peoples' Financial Advisor...............................     44
         Citizens & Northern's Reasons for the Merger................     53
         Board of Directors and Management of Citizens & Northern
              Following the Merger...................................     54
         Board of Directors and Management of Citizens & Northern
              Bank Following the Subsidiary Merger...................     55
         Interests of Peoples' Directors and Executive Officers
              in the Merger..........................................     55
         Material Federal Income Tax Consequences....................     57
         Accounting Treatment........................................     59
         Effect of the Merger on Employee Benefit Plans..............     59
         Expenses of the Merger......................................     61
         Regulatory Approvals........................................     61
         Resale of Citizens & Northern Common Stock..................     61
         Stock Exchange Listing......................................     62
         Dividends...................................................     62
         Dissenters' Rights..........................................     62

THE MERGER AGREEMENT.................................................     64

         The Merger..................................................     64
         Effective Date..............................................     65
         Conversion of Peoples Common Stock..........................     65
         Surrender of Certificates...................................     65
         Conditions to Completion of the Merger......................     66
         Representations and Warranties..............................     68
         Conduct of Business Pending the Merger......................     70
         Other Acquisition Proposals.................................     73
         Termination; Fees and Expenses..............................     74
         Amendment; Waiver...........................................     74
         Stock Option Agreement......................................     74

DESCRIPTION OF CITIZENS & NORTHERN COMMON STOCK......................     76

MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF CITIZENS & NORTHERN
         AND PEOPLES SHAREHOLDERS....................................     77

         Introduction................................................     77
         Authorized Shares...........................................     77
         Special Meetings of Shareholders............................     77
         Number of Directors.........................................     78
         Voting Rights...............................................     78


                                      v

         Shareholder Vote Required for Certain Transactions..........     78
         Amendment of By-Laws........................................     79
         Composition of Board........................................     79

UNAUDITED PRO FORMA CONDENSED COMBINED
   FINANCIAL STATEMENTS..............................................     79

EXPERTS..............................................................     87

LEGAL MATTERS........................................................     87

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES...........................................     87

SHAREHOLDER PROPOSALS................................................     88

INDEPENDENT AUDITORS' REPORT.........................................     89

PEOPLES CONSOLIDATED FINANCIAL STATEMENTS............................     90

PEOPLES AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS....     98

ANNEX A - Agreement and Plan of Merger...............................     A

ANNEX B - Stock Option Agreement.....................................     B

ANNEX C - Fairness Opinion of Ryan, Beck & Co........................     C

ANNEX D - Subchapter D of Chapter 15 of the Pennsylvania Business
          Corporation Law............................................     D


                         QUESTIONS AND ANSWERS ABOUT THE
                       CITIZENS & NORTHERN/PEOPLES MERGER



Q:     WHY ARE CITIZENS & NORTHERN AND PEOPLES PROPOSING TO MERGE?

A: We believe that the merger of Peoples with Citizens & Northern will benefit you as a shareholder of Peoples. The merger will provide enhanced liquidity, access to additional capital and the ability to offer a wider array of banking and financial products and services. The merger will also strengthen our competitive position, generate cost savings and enhance acquisition and other opportunities. The combined organization will be able to conduct its banking business through banking centers located in the Pennsylvania counties of Bradford, Tioga, Sullivan and Lycoming.

Q:     WHAT DO I NEED TO DO NOW?


A: After carefully reading and considering the information in this proxy statement/prospectus, mail your signed and dated proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Peoples special meeting to vote on the merger. The Peoples shareholders' meeting will take place on November 17, 2000. Peoples' board of directors unanimously recommends that you vote for the merger. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of adoption or approval of the merger agreement. If you abstain from voting or do not vote, it will count as a vote against the adoption or approval of the merger agreement.


Q:     WHAT PERCENTAGE OF PEOPLES SHAREHOLDERS IS REQUIRED TO APPROVE THE
       MERGER?

A: Approval of the merger requires the affirmative vote of 75% of the outstanding shares of common stock by the Peoples shareholders entitled to vote at the special meeting.

Q:     CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a later-dated, signed proxy card before the meeting or attend the meeting in person and vote. You may send a new proxy card to the following address:

       Peoples Ltd.
       Attn:    P. Dean Homer
                Corporate Secretary
                201 Church Street
                P.O. Box 217
                Wyalusing, Pa. 18853-0217

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker may vote your shares only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker.

Q:     SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Citizens & Northern will send you written instructions for exchanging your stock certificates.

Q:     WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A: We are working to complete the merger as quickly as possible. We hope to complete it on or about December 31, 2000, assuming all shareholder and applicable governmental approvals have been received by that date.


Q:     WHAT IF I HAVE QUESTIONS?

A: If you have questions, please call Donald E. Abrey, President and Chief Executive Officer of Peoples Ltd., at (570) 746-1011.

                                     SUMMARY

       Because this is a summary, it does not contain all the information that may be important to you. You should carefully read this entire proxy statement/prospectus and its annexes and the documents to which this document refers before you decide how to vote. See "Where You Can Find More Information" on page i.

                                   THE MERGER

       THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY
STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THIS AGREEMENT BECAUSE IT IS THE PRINCIPAL LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 65)

       You will receive 2.5 shares of Citizens & Northern common stock in exchange for each share of Peoples common stock you own. Citizens & Northern will not issue fractional shares. You will receive a cash payment for any fractional shares based on the average bid and ask price of Citizens & Northern shares of common stock over the 20 day trading period immediately preceding the fifth trading day prior to the effective date of the merger.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE 9)


       The following table presents the last reported sale price for shares of Citizens & Northern common stock on June 21, 2000 and October 9, 2000. June 21, 2000 was the last full trading day prior to our announcement of the signing of the merger agreement. October 9, 2000 was the last trading day for which information was practicably available prior to the date of this proxy statement/prospectus. Peoples' shares are not listed for trading on a securities exchange or an automated dealer quotation system, and no comparative market price data is available. We have calculated the equivalent per share price of the Peoples shares of common stock by multiplying the last reported sale price of Citizens & Northern common stock on the dates indicated by the exchange ratio of 2.5. to 1. You should read the information presented below together with "Comparative Market Value Data" on page 9.



                         Citizens &
                          Northern                     Peoples
                         common stock                 Equivalent
                         ------------                 ----------
                         (dollars per                 (dollars
                            share)                    per share)

June 21, 2000               $23.00                      $57.50
October 9, 2000             $22.88                      $57.20



TAX FREE TRANSACTION (SEE PAGE 57)

       The merger has been structured so that you will not recognize any gain or loss for federal income tax purposes in the merger, except for tax payable because of cash you received instead of fractional shares or through exercise of your dissenters rights.

DIVIDEND POLICY (SEE PAGE 62)

       Until the merger is completed, Peoples may continue to declare quarterly cash dividends in an amount not to exceed 40% of annual net income consistent with past practice. Following completion of the merger, you, as a Citizen & Northern shareholder, will receive dividends, if any, declared by Citizens & Northern.

FAIRNESS OPINION OF FINANCIAL ADVISOR (SEE PAGE 44)

       In deciding to approve the merger, the Peoples board of directors considered the opinion from its financial advisor as to the fairness from a financial point of view of the exchange ratio under the merger agreement.

       Peoples received an opinion from its financial advisor, Ryan, Beck & Co., that, as of the date of that opinion, the exchange ratio contemplated by the merger agreement was fair from a financial point of view to the shareholders of Peoples. For its financial advisory services, Ryan, Beck & Co. will be paid a fee of approximately $240,000.


       The full text of the opinion dated as of October 11, 2000, which sets forth the assumptions made, matters considered and qualifications and limitations on the reviews undertaken, is attached as Annex C to this proxy statement/prospectus. We encourage you to read this opinion in its entirety.


WHAT WILL HAPPEN TO CITIZENS & NORTHERN AND PEOPLES AT THE TIME OF THE MERGER? (SEE PAGE 64)

       At the time of the merger, Citizens & Northern will issue Citizens & Northern shares of common stock to you in exchange for your Peoples shares of common stock and Peoples will be merged with and into Citizens & Northern. Immediately thereafter, assuming receipt of all necessary regulatory approvals, Peoples State Bank of Wyalusing, Pa. will merge with and into Citizens & Northern Bank, a banking subsidiary of Citizens & Northern.

BOARD OF DIRECTORS AND MANAGEMENT OF CITIZENS & NORTHERN FOLLOWING THE MERGER (SEE PAGE 54)

       If the merger is completed, Kenneth Taylor, currently the Chairman and a Director of Peoples, and Donald Abrey, currently the President, Chief Executive Officer, Treasurer and a Director of Peoples, will be appointed to fill vacancies on the Citizens & Northern board of directors for terms of office expiring in 2003. Upon the expiration of their initial terms, Citizens & Northern will submit their names for consideration as director nominees for an additional three year term. Citizens & Northern's current executive management will continue in their positions following the merger.

BOARD OF DIRECTORS AND MANAGEMENT OF CITIZENS & NORTHERN BANK FOLLOWING THE SUBSIDIARY MERGER (SEE PAGE 55)

       Peoples State Bank of Wyalusing, Pa. will merge with Citizens & Northern Bank immediately after the merger of Citizens & Northern and Peoples, assuming that all necessary regulatory approvals have been received. At the first Citizens & Northern Bank board of directors meeting following the subsidiary merger, Donald Abrey and Kenneth Taylor will be appointed to fill vacancies on the Citizens & Northern Bank board of directors for terms of office expiring in 2003. Upon the expiration of their initial terms, Citizens & Northern Bank will submit their names to its executive committee for consideration as director nominees for an additional three year term. Citizens & Northern Bank's current executive management will continue in their positions following the merger. Following the merger of Citizens & Northern Bank and Peoples State Bank of Wyalusing, Pa., members of the Peoples' Board of Directors who did not become members of the Citizens & Northern's or Citizens & Northern Bank's Board of Directors shall be given the opportunity to serve on an Advisory Board of Directors for the Wyalusing, Pennsylvania area.

CONDITIONS TO THE MERGER (SEE PAGE 66)

       The completion of the merger depends upon meeting a number of conditions, including the following, any of which may be waived:

       - the approval and adoption of the merger agreement by Peoples shareholders;

       - receipt by Citizens & Northern and Peoples of letters from Parente Randolph dated the date of or shortly prior to the mailing of this proxy statement/prospectus and the effective date of the merger, stating its opinion that the merger qualifies for "pooling of interests" accounting treatment under generally accepted accounting principles;

       - the accuracy of the representations and warranties made in the merger agreement;

       - the performance of obligations by Citizens & Northern and Peoples under the merger agreement;

       - the receipt of required governmental approvals and expiration or termination of all applicable statutory waiting periods relating to the merger;

       - the absence of any injunction or other order by any court or other governmental entity which would prohibit or prevent the merger; and

       - the receipt of all required approvals and other authorizations under state securities laws necessary to complete the transactions contemplated by the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 74)

       The parties can mutually agree to terminate the merger agreement at any time prior to completing the merger.

       In addition, either party acting alone can terminate the merger agreement under the circumstances described on page 74.

STOCK OPTION AGREEMENT (SEE PAGE 74)

       When the merger agreement was signed, Peoples granted Citizens & Northern an option to purchase up to 19.9% of the outstanding shares of Peoples at a per share price of $47. Citizens & Northern may only exercise its option upon specified "purchase events." Peoples granted this option to Citizens & Northern in order to increase the likelihood that the merger will be completed. The stock option agreement could discourage other companies from trying or proposing to combine with Peoples before the merger is completed.

       The stock option agreement is attached as Annex B to this proxy statement/prospectus. We encourage you to read this agreement in its entirety.

REGULATORY MATTERS (SEE PAGE 61)

       Citizens & Northern will file an application to obtain approval for the merger from the Federal Deposit Insurance Corporation and will be making the necessary filings with the Federal Reserve Board and the Pennsylvania Department of Banking. Prior to completing the merger, the waiting periods required by each of these governmental entities must have expired.

POOLING OF INTERESTS ACCOUNTING TREATMENT (SEE PAGE 59)

       We expect the merger to qualify as a pooling of interests, which means that we will treat our companies as if they had always been one company for accounting and financial reporting purposes.

DISSENTERS' RIGHTS (SEE PAGE 62)

       Peoples' shareholders are entitled to assert dissenters' rights under Subchapter 15D of the Pennsylvania Business Corporation Law of 1988 in connection with the proposed merger. These dissenters' rights may give you the opportunity to receive the fair value of your shares of Peoples common stock in cash instead of having your shares converted in the merger into a combination of Citizens & Northern common stock and the right to receive cash. In order to perfect your dissenters' rights, specific procedures under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law must be strictly followed. If you do not follow the procedures set forth in the statutory provisions of the Pennsylvania law, you may lose your dissenters' rights with respect to the merger. Please refer to pages 62 through 64 for more information and Annex D to this proxy statement/prospectus.

VOTES REQUIRED (SEE PAGE 40)

       Holders of 75% of the outstanding shares of common stock entitled to vote at the Peoples special meeting must vote to approve the merger agreement in order for it to be adopted. A majority of the issued and outstanding Peoples shares must be present in person or by proxy for any vote to be valid.

       The Peoples directors have agreed to vote all shares of Peoples common stock that they own for approval of the merger agreement. On the record date for the Peoples special meeting, Peoples' directors owned approximately 54,641 shares of Peoples common stock or approximately 13.24% of the then outstanding shares of Peoples' common stock.

INTERESTS OF PEOPLES' EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE
PAGE 55)

       When considering the recommendation of the Peoples' Board, Peoples shareholders should be aware that some officers and directors of Peoples have interests in the merger in addition to their interest as shareholders.

       Donald E. Abrey has a two year employment agreement with Peoples and Peoples State Bank of Wyalusing, Pa. where Mr. Abrey's position is President and Chief Executive Officer. Pursuant to an amendment to Mr. Abrey's employment agreement, at the effective time of the merger, Mr. Abrey's position shall be Senior Vice President of Citizens & Northern Bank and Senior Vice President and Chief

Executive Officer of Citizens & Northern Financial Services Corporation.

       Also, following the merger, Citizens & Northern will provide directors' and officers' insurance for the directors and officers of Peoples and will indemnify the directors and officers of Peoples for claims occurring before the effective time of the merger. Please refer to pages 55 through 57 for more information about these interests.

TRADING MARKET FOR CITIZENS & NORTHERN SHARES OF COMMON STOCK (SEE PAGE 62)


       Citizens & Northern will list the shares of Citizens & Northern common stock to be issued in the merger on the OTC Bulletin Board under the trading symbol "CZNC."


MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF CITIZENS & NORTHERN AND PEOPLES SHAREHOLDERS (SEE PAGE 77)

       The rights of Citizens & Northern shareholders are currently governed by Pennsylvania law and by Citizens & Northern's articles of incorporation and by-laws. The rights of Peoples shareholders are currently governed by Pennsylvania law and Peoples' articles of incorporation and by-laws. When the merger is completed, Peoples shareholders will become Citizens & Northern shareholders.

       See page 77 for a comparison of the rights of Citizens & Northern shareholders and the rights of Peoples' shareholders.

                                  THE COMPANIES

CITIZENS & NORTHERN CORPORATION
90-92 Main Street
Wellsboro, PA 16901
Telephone No. (570) 724-3411

       Citizens & Northern is a single-bank holding company headquartered in Wellsboro, Pennsylvania. Citizens & Northern's banking subsidiary is Citizens & Northern Bank, Wellsboro, Pennsylvania.

       Citizens & Northern's financial services affiliates are:

       -      Citizens & Northern Investment Corporation
              Wilmington, DE
       -      Bucktail Life Insurance Company
              Phoenix, AZ
       -      Citizens & Northern Financial Services Corporation
              Wellsboro, PA

       At June 30, 2000, Citizens & Northern had total consolidated assets of approximately $700,262,000 and total shareholders' equity of approximately $77,472,000. For the six months ended June 30, 2000, Citizens & Northern's return on average total assets was 1.24% and return on average common shareholders' equity was 11.08%.


PEOPLES LTD.
201 Church Street, P.O. Box 217
Wyalusing, PA  18853
Telephone No. (570) 746-1011

       Peoples is a single-bank holding company headquartered in Wyalusing, Pennsylvania. Peoples' banking subsidiary is Peoples State Bank of Wyalusing Pa. Peoples State Bank has 6 offices located in Bradford County and Sullivan County, Pennsylvania.

       At June 30, 2000, Peoples had total consolidated assets of approximately $120,399,000 and total shareholders' equity of approximately $13,367,000. For the six months ended June 30, 2000, Peoples' return on average total assets was 0.69% and return on average common shareholders' equity was 6.20%.

                           OUR REASONS FOR THE MERGER

       As previously mentioned, we believe that our merger with Citizens & Northern will benefit you by providing enhanced liquidity, access to additional capital, and the ability to offer a wider array of banking and financial services and products. If our merger with Citizens & Northern is approved, you will become a shareholder of a $820,255,000 financial services organization that will be able to serve its customers through 23 banking centers located in the Pennsylvania counties of Bradford, Tioga, Sullivan and Lycoming. To review our reasons for this proposed merger in detail, as well as how we came to agree on the merger, see pages 43 through 44.

                BOARD OF DIRECTORS RECOMMENDATION TO SHAREHOLDERS

       Our board of directors believes that the merger with Citizens & Northern is in your best interests and unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement.

                           THE PEOPLES SPECIAL MEETING

       You are entitled to vote at the special meeting if you owned shares of Peoples common stock as of the close of business on October 6, 2000. As of October 6, 2000, a total of 410,395 votes were eligible to be cast at the Peoples special meeting. At this special meeting, the shareholders will consider and vote upon a proposal to approve and adopt the merger agreement.

                          COMPARATIVE MARKET VALUE DATA


       Citizens & Northern common stock is traded on the OTC Bulletin Board under the symbol "CZNC." Peoples common stock is not listed for trading on a securities exchange or an automated dealer quotation system, and no comparative market price data is available. The information presented in the following table reflects the last reported sale prices for Citizens & Northern on June 21, 2000, the last trading day preceding our public announcement of the merger and on October 9, 2000, the last practicable trading day for which information was available prior to the date of this proxy statement/prospectus. We cannot assure you as to what the market price of Citizens & Northern common stock will be if and when the merger is consummated. We have calculated the equivalent per share basis by multiplying the last reported sale price of Citizens & Northern common stock on the dates indicated by the exchange ratio of 2.5 to 1.


                   CITIZENS & NORTHERN CORPORATION AND PEOPLES
                            COMPARATIVE MARKET VALUE
                                  ------------

                                                               PEOPLES
                                                               EQUIVALENT
                                                               PER SHARE
                                    CITIZENS & NORTHERN        BASIS
                                    -------------------        -----------
           June 21, 2000               $23.00                  $57.50

           October 9, 2000             $22.88                  $57.20


                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

       The following table presents historical and pro forma per share data of Citizens & Northern and Peoples. The equivalent pro forma information was obtained by multiplying the related pro forma combined amounts for Citizens & Northern by the exchange ratio of 2.5. You should read this information together with Citizens & Northern's historical and pro forma financial statements incorporated by reference or included in this document. The comparative per share data does not include any expenses that we expect to incur in connection with completing the merger and integrating the operations of Citizens & Northern and Peoples. We expect that the merger will provide Citizens & Northern with financial benefits, including an increase in non-interest income. While the pro forma information is helpful in showing the financial characteristics of Citizens & Northern after the merger under one set of assumptions, it does not attempt to predict or suggest future results.

       The information regarding Citizens & Northern in the following table is based on the historical financial information that it has presented in the reports and other information that it has filed with the Securities and Exchange Commission. We have incorporated this material into this document by reference. See "Where You Can Find More Information" on page i. The information regarding Peoples is based on its audited and unaudited financial statements. Peoples audited financial statements for the years ended December 31, 1999 and 1998 begin on page 90.

                         CITIZENS & NORTHERN CORPORATION
                                  PEOPLES LTD.
               HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                   AS OF AND FOR THE SIX           AS  OF AND FOR THE YEAR ENDED
                                    MONTHS ENDED JUNE 30,                   DECEMBER 31,
                                     1999       2000                 1997       1998      1999
Net Income Per Common Share:
  Historical
    Citizens & Northern
      Basic                         $ 1.05     $ 0.84               $ 1.94     $ 2.13     $ 2.21
      Diluted                       $ 1.05     $ 0.84               $ 1.94     $ 2.12     $ 2.20

    Peoples
      Basic                         $ 1.68     $ 1.01               $ 3.27     $ 3.20     $ 3.45
      Diluted                       $ 1.68     $ 1.01               $ 3.27     $ 3.20     $ 3.45

  Pro Forma Combined
      Basic                         $ 0.99     $ 0.77               $ 1.84     $ 2.00     $ 2.08
      Diluted                       $ 0.99     $ 0.77               $ 1.84     $ 1.99     $ 2.08

  Equivalent amount of Peoples(A)
      Basic                         $ 2.48     $ 1.93               $ 4.60     $ 5.00     $ 5.20
      Diluted                       $ 2.48     $ 1.93               $ 4.60     $ 4.98     $ 5.20

 DIVIDENDS PER COMMON SHARE
    Historical
      Citizens & Northern           $ 0.44     $ 0.48               $ 0.72     $ 0.80     $ 0.89
      Peoples                       $ 0.62     $ 0.70               $ 1.29     $ 1.35     $ 1.46
      Pro Forma - Combined          $ 0.41     $ 0.45               $ 0.69     $ 0.76     $ 0.84
  Equivalent amount of Peoples (A)  $ 1.10     $ 1.20               $ 1.80     $ 2.00     $ 2.23

BOOK VALUE PER COMMON SHARE
    Historical
      Citizens & Northern           $16.29     $14.88               $16.40     $17.40     $14.72
      Peoples                       $31.66     $32.57               $29.80     $31.86     $31.99
      Pro Forma combined            $15.86     $14.60               $15.70     $16.67     $14.43
  Equivalent amount of Peoples (A)  $39.65     $36.49               $39.25     $41.68     $36.08


(A) The equivalent pro forma per share data for Peoples is computed by multiplying pro forma combined information, or Citizens & Northern for dividends per common share, by the 2.5 exchange ratio.

            SELECTED HISTORICAL FINANCIAL DATA OF CITIZENS & NORTHERN

       The following table sets forth selected historical financial data of Citizens & Northern and has been derived from its financial statements. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that Citizens & Northern has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page i.

                                         As of or for the six
                                            months ended
                                              June 30,                    As of or for the year ended December 31,
                                           1999          2000             1995         1996         1997         1998        1999
(In thousands except per share         (Unaudited)    (Unaudited)
and ratio data)
Income Statement Data:
     Interest Income                  $   23,166     $   25,806       $   43,114     $ 45,589   $   45,642   $   45,459  $   48,415
     Interest expense                     11,305         14,541           24,477       23,451       23,312       22,693      24,571
     Net Interest Income                  11,861         11,265           18,637       22,138       22,330       22,766      23,844
     Provision for credit losses             450            376              737          701          797          763         760
     Net Interest income after
       provision                          11,411         10,889           17,900       21,437       21,533       22,003      23,084
     Other Income                          4,247          2,745            6,538        5,655        6,835        9,084       9,487
     Other expenses                        8,654          8,325           14,079       14,686       15,095       16,483      17,732
     Income before income taxes            7,004          5,309           10,359       12,406       13,273       14,604      14,839
     Income taxes                          1,540            947            2,493        3,151        3,166        3,527       3,354
     Net income
                                           5,464          4,362            7,866        9,255       10,107       11,077      11,485
     Net income available to common
       shareholders                        5,464          4,362            7,866        9,255       10,107       11,077      11,485
Per Share Data:
     Basic net income                       1.05           0.84             1.51         1.77         1.94         2.13        2.21
     Diluted net income                     1.05           0.84             1.51         1.76         1.94         2.12        2.20
     Cash dividend declared                 0.44           0.48             0.62         0.66         0.72         0.80        0.89
     Book value at period end         $    16.29     $    14.88       $    12.84  $     13.73   $    16.40   $    17.40  $    14.72
     Weighted average shares
       outstanding basic               5,205,044      5,205,403        5,215,636    5,215,740    5,215,775    5,209,640   5,205,140
     Weighted average shares
       outstanding diluted             5,211,580      5,207,130        5,215,636    5,216,837    5,220,625    5,219,444   5,210,949
Balance Sheet Data (Period End)
     Total assets                     $  686,517     $  700,262       $  585,987  $   610,192   $  615,353   $  646,298  $  705,898
     Securities available for sale       357,585        348,388          299,591      307,853      306,587      329,275     358,929
     Securities held to maturity           1,946          1,941            1,507        1,569        1,597        1,908       1,880
     Loans, net of unearned income       302,673        319,224          264,182      278,597      285,426      291,003     310,892
     Allowance for loan losses             5,094          5,232            4,579        4,776        4,913        4,820       5,131
     Deposits                            481,788        498,951          429,552      430,311      442,256      476,518     500,474
     Total shareholders' equity           84,806         77,472           66,977       71,593       85,535       90,567      76,623
Significant Ratios:
     Return on average assets               1.66%          1.24%            1.39%        1.53%        1.66%        1.77%       1.69%
     Return on average shareholders'
       equity                              12.30%         11.08%           14.64%       13.92%       13.30%       12.59%      13.18%
     Average shareholders' equity to
       average assets                      13.50%         11.19%            9.49%       11.00%       12.50%       14.05%      12.80%
     Average loans as a percentage of
       average deposits                    61.56%         62.83%           62.45%       63.31%       64.98%       63.59%      62.33%
     Shareholders' equity as a percent
       of period-end assets                12.35%         11.06%           11.43%       11.73%       13.90%       14.01%      10.85%
     Allowance for loan losses as a
       percentage of loans                  1.68%          1.64%            1.73%        1.71%        1.72%        1.66%       1.65%
     Net charge offs as a percentage of
       average loans                        0.06%          0.09%            0.15%        0.19%        0.23%        0.30%       0.15%
     Dividends declared as a percent of
       net income                          41.90%         57.14%           41.06%       37.29%       37.11%       37.56%      40.27%
     Net interest income, fully taxable
       equivalent                         12,520         12,351           22,037       25,963       26,773       27,621      26,026
     Nonperfoming loans to total loans      0.56%          0.61%            0.11%        0.31%        0.49%        0.39%       0.63%
     Allowance for loan losses to
       nonperforming loans                301.78%        267.48%         1641.22%      552.78%      347.95%      424.67%     262.32%

                  SELECTED HISTORICAL FINANCIAL DATA OF PEOPLES

       The following table sets forth selected historical financial data of Peoples and has been derived from our financial statements. The information is only a summary and you should read it together with the historical financial statements and related notes. Peoples audited Financial Statements as of and for the years ended December 31, 1999 and 1998 begin on page 90.


                                         As of or for the six
                                            months ended
                                               June 30,                        As of or for the year ended December 31,
                                         1999             2000          1995         1996         1997         1998       1999
(In thousands except per share        (Unaudited)     (Unaudited)
and ratio data)
Income Statement Data:

     Interest income                  $  4,216        $ 4,410         $  5,960     $  6,874     $  7,695     $  8,364   $  8,575
     Interest expense                    1,836          2,143            2,731        3,011        3,507        3,846      3,748
     Net Interest Income                 2,380          2,267            3,229        3,863        4,188        4,518      4,827
     Provision for credit losses            66             78              115          146          134          164        133
     Net Interest income after
        provision                        2,314          2,189            3,114        3,717        4,054        4,354      4,694
     Other Income                          344            450              401          459          526          672        758
     Other expenses                      1,710          2,039            2,270        2,436        2,576        3,248      3,642
     Income before income taxes            948            600            1,245        1,740        2,004        1,778      1,810
     Income taxes                          257            186              345          530          625          465        396
     Net income                            691            414              900        1,210        1,379        1,313      1,414
     Net income available to common
        shareholders                       691            414              900        1,210        1,379        1,313      1,414
Per Share Data:
     Basic net income                     1.68           1.01             2.13         2.86         3.27         3.20       3.45
     Diluted net income                   1.68           1.01             2.13         2.86         3.27         3.20       3.45
     Cash dividend declared               0.62           0.70             0.70         1.00         1.29         1.35       1.46
     Book value at period end         $  31.86        $ 32.57         $  26.13     $  27.86     $  29.80     $  31.86   $  31.99
     Weighted average shares
        outstanding basic              410,342        410,395          422,625      422,625      421,378     $410,325   $410,360
     Weighted average shares
        outstanding diluted            410,342        410,395          422,625      422,625      421,378      410,325    410,360
Balance Sheet Data (Period End)
     Total assets                     $115,526       $120,399         $ 79,260     $ 91,864     $ 99,826     $113,216   $119,227
     Securities available for sale      31,305         29,697           21,005       24,639       26,939       26,148     31,018
     Securities held to maturity             -              -                -            -            -            -          -
     Loans, net of unearned income      74,290         79,571           52,685       61,066       66,042       73,686     79,001
     Allowance for loan losses             918            962              531          636          711          801        911
     Deposits                          100,949         93,817           66,064       75,256       80,189       98,531     93,078
     Total shareholders' equity         12,993         13,367           11,043       11,773       12,229       13,071     13,127

Significant Ratios:
     Return on average assets             1.20%          0.69%            1.20%        1.44%        1.47%        1.21%      1.22%
     Return on average shareholders'
        equity                           10.42%          6.20%            8.48%       10.69%       11.38%       10.38%     10.68%
     Average shareholders' equity to
        average assets                   11.52%         11.16%           14.16%       13.46%       12.88%       11.61%     11.41%
     Average loans as a percentage of
        average deposits                 73.44%         85.43%           77.22%       75.56%       79.88%       74.36%     76.04%
     Shareholders' equity as a percent
        of period-end assets             11.25%         11.10%           13.93%       12.82%       12.25%       11.55%     11.01%
     Allowance for loan losses as a
        percentage of loans               1.24%          1.21%            1.01%        1.04%        1.08%        1.09%      1.15%
     Net charge offs as a percentage
        of average loans                 -0.07%          0.03%            0.16%        0.08%        0.09%        0.11%      0.03%
     Dividends declared as a percent
        of net income                    36.82%         68.56%           32.86%       34.91%       39.40%       42.19%     42.32%
     Net interest income, fully
        taxable equivalent               2,561         2,475             3,361        3,977        4,300        4,753      5,214
     Nonperforming loans to total loans   0.55%          n/a               n/a         0.20%        0.22%        0.36%      0.52%
     Allowance for loan losses to
        nonperforming loans             224.45%          n/a               n/a       507.79%      499.18%      305.05%    221.64%

n/a - There were no nonperforming loans as of the applicable dates.


                CITIZENS & NORTHERN AND PEOPLES UNAUDITED PRO FORMA
                         COMBINED SELECTED FINANCIAL DATA

       The following table sets forth selected unaudited pro forma condensed combined financial data of Citizens & Northern and Peoples. We expect to be accounted for as a pooling of interests. You should read this selected unaudited pro forma financial data together with the "Unaudited Pro Forma Condensed Combined Financial Statements" on pages 79 through 86. The pro forma information is not necessarily indicative of the actual financial condition that would have existed or the results that would have been achieved had the merger been closed on the dates indicated or that may be achieved in the future.


                                                As of or for the six
                                                   months ended
                                                     June 30,                  As of or for the year ended December 31,
                                                  1999        2000        1995       1996       1997        1998       1999
(In thousands, except per share               (Unaudited)  (Unaudited)
and ratio data)
Income Statement Data:
     Interest Income                            $27,372    $30,206       $49,074    $52,463    $53,323     $53,805    $56,970
     Interest Expense                            13,141     16,684        27,208     26,462     26,819      26,539     28,319
     Net Interest Income                         14,231     13,522        21,866     26,001     26,504      27,266     28,651
     Provision for credit losses                    516        454           852        847        931         927        893
     Net Interest Income after provision         13,715     13,068        21,014     25,154     25,573      26,339     27,758
     Other Income                                 4,591      3,195         6,939      6,114      7,361       9,756     10,245
     Other expenses                              10,364     10,364        16,349     17,122     17,671      19,731     21,374
     Income before income taxes                   7,942      5,899        11,604     14,146     15,263      16,364     16,629
     Income taxes                                 1,797      1,133         2,838      3,681      3,791       3,992      3,750
     Net income                                   6,145      4,766         8,766     10,465     11,472      12,372     12,879
     Net income available to common
         shareholders                             6,145      4,766         8,766     10,465     11,472      12,372     12,879
Per Share Data:
     Basic net income                              0.99       0.77          1.41       1.68       1.84        2.00       2.08
     Diluted net income                            0.99       0.77          1.41       1.68       1.84        1.99       2.08
     Cash dividend declared                        0.41       0.45          0.56       0.62       0.69        0.76       0.84
     Book value at period end                   $ 15.86    $ 14.60       $ 12.51    $ 13.37    $ 15.70     $ 16.67    $ 14.43
     Weighted average shares outstanding
         basic                                6,195,551  6,196,043     6,236,851  6,238,955  6,233,873   6,200,105  6,195,693
     Weighted average shares outstanding
         diluted                              6,202,087  6,197,770     6,237,067  6,238,052  6,238,723   6,209,909  6,201,502
Balance Sheet Data (Period End)
     Total assets                              $801,696   $820,255      $665,154   $701,944   $714,852    $759,166   $824,778
     Securities available for sale              388,543    377,571       320,503    332,380    333,199     355,075    389,600
     Securities held to maturity                  1,946      1,941         1,507      1,569      1,597       1,908      1,880
     Loans, net of unearned income              376,963    398,795       316,868    339,663    351,468     364,689    389,893
     Allowance for loan losses                    6,012      6,194         5,110      5,412      5,624       5,621      6,042
     Deposits                                   582,740    592,768       495,616    505,567    522,445     575,049    593,552
     Total shareholders' equity                  97,452     90,433        77,927     83,254     97,437     103,290     89,403
Significant Ratios:
     Return on average assets                     1.59%       1.16%         1.37%      1.52%      1.63%       1.68%      1.62%
     Return on average shareholders' equity      12.03%      10.35%        13.62%     13.45%     13.02%      12.29%     12.83%
     Average shareholders' equity to
         average assets                          13.21%      11.19%        10.04%     11.30%     12.55%      13.69%     12.60%
     Average loans as a percentage of
         average deposits                        63.62%      66.38%        64.42%     65.07%     67.25%      65.45%     64.65%
     Shareholders' equity as a percent of
         period-end assets                       12.16%      11.02%        11.72%     11.86%     13.63%      13.61%     10.84%
     Allowance for loan losses as a
         percentage of loans                      1.59%       1.55%         1.61%      1.59%      1.60%       1.54%      1.55%
     Net charge offs as a percentage of
         average loans                            0.03%       0.08%         0.15%      0.17%      0.21%       0.26%      0.13%
     Dividends declared as a percent of net
         income                                  40.90%      58.26%        40.01%     36.95%     37.37%      38.18%     40.52%
     Net interest income, fully tax
         equivalent                             15,081      14,826        25,398     29,940     31,073      32,374     31,240
     Nonperfoming loans to total loans            0.56%       0.49%         0.09%      0.29%      0.44%       0.31%      0.61%
     Allowance for loan losses to
         nonperforming loans                    286.70%     316.67%      1831.54%    547.22%    361.67%     495.24%    255.26%


                                  RISK FACTORS

       In addition to other information included and incorporated by reference in this proxy statement/prospectus, you should consider carefully the following factors before making a decision on the merger.

BECAUSE THE MARKET PRICE OF CITIZENS & NORTHERN COMMON STOCK WILL VARY, WE CANNOT ASSURE YOU OF THE MARKET VALUE OF THE CITIZENS & NORTHERN SHARES OF COMMON STOCK YOU WILL RECEIVE IN THE MERGER.


       At the time we complete the merger, each share of Peoples common stock will be converted into the right to receive 2.5 shares of Citizens & Northern common stock. We will not adjust this exchange ratio in the event of any increase or decrease in the price of the Citizens & Northern common stock. As a result, the value of the Citizens & Northern common stock received by Peoples shareholders in the merger will vary with fluctuations in the value of the Citizens & Northern common stock. On June 21, 2000, the last full trading day before we announced the merger, the closing price of Citizens & Northern's common stock was $23.00 per share. On October 9, 2000, the closing price of Citizens & Northern's common stock was $22.88 per share.


       In addition, the stock market has recently experienced significant price and volume fluctuations. These fluctuations have particularly affected the market prices of securities of many bank holding companies. These broad market fluctuations could adversely affect the market price of Citizens & Northern's common stock. If the market price of Citizens & Northern's common stock decreases, the value of the Citizens & Northern common stock you receive will decrease.

CITIZENS & NORTHERN MAY NOT BE ABLE TO ACHIEVE THE EXPECTED INTEGRATION AND COST SAVINGS FROM THIS MERGER WHICH COULD ADVERSELY AFFECT EARNINGS AND FINANCIAL CONDITION.

       Citizens & Northern and Peoples expect to achieve cost savings following the merger. Difficulties may arise, however, in the integration of the business and operation of the combined entity. As a result, Citizens & Northern may not be able to achieve the cost savings and synergies that it expects will result from the merger. Additional operational savings are dependent upon the integration of the banking businesses of Citizens & Northern and Peoples, the conversion of data systems and the standardization of business practices. Actual savings may be materially less than expected if the merger is delayed, the integration of operations is delayed beyond what is anticipated or the conversion to a single data system is not accomplished on a timely basis.

CHANGES IN INTEREST RATES COULD ADVERSELY AFFECT CITIZENS & NORTHERN'S EARNINGS AND FINANCIAL CONDITION.

       Citizens & Northern's earnings and financial condition depend to a large degree upon net interest income, which is the difference between interest earned from loans and securities and interest paid on deposits and borrowings. In the early 1990s, many banking organizations experienced historically high spreads between the interest rates earned on loans and investments and the interest rates paid on deposits and borrowings. More recently, however, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressures, and we can not predict whether these rate spreads will narrow even further. This narrowing of interest rate spreads could adversely affect Citizens & Northern's earnings and financial condition.

       In addition, we can not predict whether interest rates will continue to remain at present levels. Any increases in prevailing interest rates could adversely affect Citizens & Northern's mortgage banking business because higher interest rates could cause customers to request fewer mortgage refinancings and purchase money mortgage originations.

THE STOCK OPTION AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE PEOPLES.

       The merger agreement provides for a stock option agreement in favor of Citizens & Northern that could discourage other companies from trying to or proposing to acquire Peoples in an alternative transaction before we complete this merger. Such an alternative transaction involving Peoples may be more advantageous to you than this merger.

       If Citizens & Northern exercised the stock option, Peoples could, by satisfying the option, experience a material negative impact on its earnings per share and future dividends per share. This might discourage other companies from trying to or proposing to combine with Peoples. If the option became exercisable, the option also might prevent a third party from completing a pooling of interests transaction with Peoples. This also could discourage other companies from trying to combine with Peoples.

CITIZENS & NORTHERN'S ARTICLES OF INCORPORATION AND BY-LAWS CONTAIN PROVISIONS THAT MAY HAVE THE EFFECT OF DISCOURAGING A THIRD PARTY FROM MAKING AN ACQUISITION OF CITIZENS & NORTHERN BY MEANS OF A TENDER OFFER, PROXY CONTEST OR OTHERWISE.

       The articles of incorporation and by-laws of Citizens & Northern, among other things:

       - divide the Citizens & Northern board of directors into three classes with directors of each class serving for a staggered three-year period;

       - permit the Citizens & Northern board of directors to fill vacancies on the Citizens & Northern board of directors;

       -      restrict the ability of shareholders to call special meetings; and

       - require the affirmative vote of holders of common stock of Citizens & Northern entitled to cast 75% of the votes that all shareholders are entitled to cast in order to amend Citizens & Northern's by-laws, absent the approval of the Citizens & Northern board of directors.

These provisions could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the Citizens & Northern board of directors. See "Material Differences Between the Rights of Citizens & Northern and Peoples Shareholders" on page 77.

OFFICERS AND DIRECTORS OF PEOPLES MAY HAVE INTERESTS IN THE MERGER THAT DIFFER FROM THE INTERESTS OF SHAREHOLDERS AND THAT MAY CREATE POTENTIAL CONFLICTS OF INTEREST.

       When considering the recommendations of the Peoples board of directors, you should be aware that some executive officers and directors of Peoples may have interests in the merger that are somewhat different from your interests. These interests exist because of rights created by an employment agreement, executive indexed retirement agreements, split dollar agreements, the directors' rights to continue as directors or advisory board members, and rights to certain director' and officers' liability insurance coverages. These interests may create potential conflicts of interest. See "The Proposed Merger - Interests of Peoples' Executive Officers and Directors in the Merger" on page 55.

                 INFORMATION WITH RESPECT TO CITIZENS & NORTHERN

       Citizens & Northern, headquartered in Wellsboro, Pennsylvania, is a single-bank holding company whose banking subsidiary is Citizens & Northern Bank.

       Citizens & Northern Bank is a Pennsylvania banking institution that was formed by the consolidation of Northern National Bank of Wellsboro and Citizens National Bank of Towanda on October 1, 1971. In May of 1972,
Citizens & Northern Bank merged with the First National Bank of Ralston, and on October 1, 1977, it merged with the Sullivan County National Bank.
Citizens & Northern Bank merged with the Farmers National Bank of Athens on January 1, 1984 and with The First National Bank of East Smithfield on May 1, 1990. Citizens & Northern Bank has had its current name since May 6, 1975, at which time it changed its charter from a national bank to a Pennsylvania bank. Citizens & Northern Bank's principal office is located in Wellsboro, Pennsylvania. On June 30, 2000 Citizens & Northern Bank had total consolidated assets of approximately $685,427,000.

       Citizens & Northern Bank provides an extensive range of banking services, including interactive internet banking, checking accounts, savings accounts, certificates of deposit, money market accounts, personal, commercial and installment loans and such types of deposits and other loans that are common to a full service bank of its size and structure. Citizens & Northern Bank also maintains a trust division that provides a full range of financial fiduciary services. Also, in January 2000 Citizens & Northern Bank formed Citizens & Northern Financial Services Corporation. The new subsidiary of Citizens & Northern Bank is licensed as an insurance agency and has begun to sell a variety of insurance products.

       Citizens & Northern also has two non-bank subsidiaries. Bucktail Life Insurance Company provides credit life and accident and health insurance on behalf of Citizens & Northern Bank. Citizens & Northern Investment Corporation was formed to hold equity investments. The total assets and income generated by Bucktail Life Insurance Company and Citizens Northern Investment Corporation is insignificant in relation to the total business of Citizens & Northern.

       The main office of Citizens & Northern Bank is located at 90-92 Main Street, Wellsboro, Pennsylvania. Citizens & Northern Bank has banking offices located in Pennsylvania counties of Bradford, Lycoming, Sullivan and Tioga. Citizens & Northern Bank owns all of its properties. There are no encumbrances against any of Citizens & Northern Bank's properties.

         As of June 30, 2000, Citizens & Northern Bank had a total of 219 full-time equivalent employees. Citizens & Northern Bank provides a variety of employee benefits and considers its relationship with its employees to be good.

         All phases of Citizens & Northern Bank's business are competitive. Citizens & Northern Bank primarily competes in the market area composed of Tioga and Bradford counties and portions of Lycoming and Sullivan counties. Citizens & Northern Bank competes with approximately 15 commercial banks, including local commercial banks headquartered in that market area as well as other commercial banks with branches. Some of the banks that have branches in Citizens & Northern Bank's market area are larger in overall size than Citizens & Northern Bank. Citizens & Northern Bank, along with other commercial banks, competes in its lending activities, as well as in attracting demand and savings deposits, with savings banks, savings and loan associations, insurance companies, regulated small loan companies and credit unions. Citizens & Northern Bank also competes with insurance companies, investment counseling firms, mutual funds and other business firms and individuals in corporate trust and investment management services.

         Citizens & Northern Bank believes it is generally competitive with all financial institutions in its service area with respect to interest rates paid on time and savings deposits, service charges on deposit accounts and interest rates charged on loans.

                INFORMATION WITH RESPECT TO PEOPLES

         Peoples Ltd. was established in 1987 as a Pennsylvania business corporation and registered bank holding company. Peoples State Bank of Wyalusing, Pa. is Peoples' wholly-owned sole subsidiary. Peoples' principal executive office is located at Peoples State Bank of Wyalusing, Pa., 201 Church Street, Wyalusing, Pennsylvania 18853. Peoples functions primarily as the holder of all the outstanding common stock of Peoples State Bank of Wyalusing, Pa.

         Peoples State Bank of Wyalusing, Pa. is a Pennsylvania banking institution that was chartered in 1914. On November 4, 1985, the National Bank of Wyalusing was merged with Peoples State Bank. In 1988, a new main office building was constructed around the Peoples

State Bank Church Street office. The bank has five branches located in Eagles Mere, New Albany, Ulster and Wysox, Pennsylvania. The bank has 41 full-time and 14 part-time employees. The bank engages in a full service commercial and consumer business, including such services as accepting deposits in the form of time, demand and savings accounts. In addition to accepting deposits, the bank makes both secured and unsecured commercial and consumer loans, finances commercial transactions and makes construction and mortgage loans, including home equity loans and business loans. The bank also offers life insurance, annuities and brokerage services as a licensed agent.

         Peoples is registered as a bank holding company and is subject to supervision and regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. As a bank holding company, Peoples' activities and those of its bank subsidiary are limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with, and are subject to examination by, the Federal Reserve Board. The Federal Reserve Board has issued regulations that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board regulations may require Peoples to stand ready to use its resources to provide adequate capital funds to its bank subsidiary during periods of financial stress or adversity.

         The Bank Holding Company Act prohibits Peoples from acquiring direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all the assets of, any bank, or from merging or consolidating with another bank holding company without prior approval of the Federal Reserve Board. In addition, the Bank Holding Company Act prohibits Peoples from engaging in or acquiring ownership or control of 5% of the outstanding shares of any class of voting stock of any company engaged in a non-banking business, unless the Federal Reserve Board determines that the business is so closely related to banking as to be a proper incident to the business of banking.

         As a Pennsylvania bank holding company, for purposes of the Pennsylvania Banking Code, Peoples is also subject to regulations and examination by the Pennsylvania Department of Banking.

         Peoples State Bank of Wyalusing, Pa. is a Pennsylvania chartered bank. Its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. It is subject to regulation and examination by the Federal Deposit Insurance Corporation and, to a much lesser extent, the Federal Reserve Board. It is also subject to requirements and restrictions under federal and state law, including:

         -        requirements to maintain reserves against deposits;
                  restrictions on the types and amounts of loans that the bank may grant and the interest that the bank may charge on those loans; and

         - limitations on the types of investments that the bank may make and the types of services that the bank may offer.

         Consumer protection laws and regulations also affect the operation of Peoples State Bank of Wyalusing, Pa. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS

         On the following pages of this proxy statement/prospectus we present management's analysis and discussion of Peoples' consolidated financial condition and results of operations and its wholly-owned subsidiary, Peoples State Bank of Wyalusing, Pa. Management's discussion and analysis discusses the significant changes in Peoples results of operations, capital resources and liquidity presented in its accompanying consolidated financial statements. Peoples' consolidated financial conditions and results of operations consist solely of Peoples State Bank's financial condition and results of operations. Current performance does not guarantee, nor may it be indicative of, similar performance in the future.

         The following discussion focuses on and highlights certain information regarding Peoples. We recommend that you read this discussion in conjunction with Peoples' consolidated financial statements and related notes appearing elsewhere in this proxy statement/prospectus.

         We caution you not to place undue reliance on forward-looking statements in this section, as they reflect management's analysis only as of the date of this proxy statement/prospectus. Peoples undertakes no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances.

         SUMMARY OF RESULTS OF OPERATIONS & FINANCIAL CONDITION. At June 30, 2000, Peoples total assets amounted to $120.4 million as compared to $115.5 million at June 30, 1999. The $4.9 million or 4.2% increase was primarily due to an increase in net loans.

Net income was $414,000 for the six months ended June 30, 2000, as compared to $691,000 for the six months ended June 30, 1999. The $277,000 decrease in net income resulted from a decrease in net interest income and an increase in operating expenses primarily resulting from expenses associated with the merger.


(Dollars in thousands, except share data)                6/30/00      6/30/99        1999        1998
                                                         --------     --------     --------     -------
Interest income                                          $ 4,410      $ 4,216      $ 8,575      $ 8,364

Interest expense                                           2,143        1,836        3,748        3,846

Net interest income                                        2,267        2,380        4,827        4,518

Provision for loan losses                                     78           66          133          164

Net interest income after provision                        2,189        2,314        4,694        4,354

Other income                                                 450          344          758          672

Other expense                                              2,034        1,710        3,642        3,248

Income before income taxes                                   605          948        1,810        1,778

Income taxes                                                 186          257          396          465

Net income                                                  $414         $691       $1,414       $1,313

Per Share:
    Basic net income                                       $1.01        $1.68        $3.45        $3.20

    Cash dividend declared                                  0.70         0.62         1.46         1.35

    Book value                                            $32.57       $31.66       $31.99       $31.86

Weighted average shares outstanding -
    Basic and diluted                                    410,395      410,342      410,360      410,325


(CONTINUED)


(Dollars in thousands)                                    6/30/00      6/30/99         1999         1998
                                                          --------     --------      --------     --------
AVERAGE BALANCE SHEET
Total assets                                              $119,562     $115,132      $115,993     $108,937
Investments                                                 31,336       29,853        30,676       28,925
Loans, net of unearned income                               79,423       73,430        75,111       69,612
Deposits                                                    92,970       99,991        98,777       93,618
Borrowings                                                  12,931        1,046         3,270        1,649
Shareholders' equity                                        13,348       13,268        13,236       12,644

BALANCE SHEET OF PERIOD END
Total assets                                               120,399      115,526       119,227      113,216
Investments                                                 29,697       31,305        31,018       26,148
Loans, net of unearned income                               79,571       74,290        79,001       73,686
Deposits                                                    93,817      100,949        93,078       98,531
Borrowings                                                  12,547        1,000        12,451        1,000
Shareholders' equity                                        13,367       12,993        13,127       13,071

SELECTED OPERATING RATIOS
Return on average assets                                      0.69%        1.20%         1.22%        1.21%
Return on average shareholders' equity                        6.20%       10.42%        10.68%       10.38%
Average shareholders' equity to average assets               11.16%       11.52%        11.41%       11.61%
Average loans as a percentage of average deposits            85.43%       73.44%        76.04%       74.36%


    BALANCE SHEET ANALYSIS. The table below presents the major asset and liability categories on an average daily basis for the periods presented along with interest income and expense, and key rates and yields. During the six months ended June 30, 2000, the most significant source of new funds was Federal Home Loan Bank borrowings. The borrowings provide a source of funds for loan growth and to replace Jumbo CD's that left the bank for higher interest rates.

Distribution of Assets, Liabilities and Shareholders Equity, Interest Rates and Interest Differential:

                                                                                    Six Months Ended
                                                                                    ----------------
                                                                     6/30/00                              6/30/99
                                                                     -------                              -------
(DOLLARS IN THOUSANDS)                                  Average                               Average
                                                        Balance       Rate      Interest      Balance       Rate     Interest
                                                        -------       -----     --------      --------      -----    --------
Investment securities:
  Taxable investment                                    $ 14,410      6.00%      $  431       $ 15,046      5.87%      $ 438
  Nontaxable investment (1)                               16,926      6.47%         546         14,807      6.60%        484
                                                        --------                 ------       --------                 -----
    Total investments                                     31,336      6.24%         977         29,853      6.18%        922
Loans (2)                                                 79,423      9.05%       3,586         73,430      9.20%      3,349
Other interest earning assets                                404      6.38%          13          2,770      4.64%         63
                                                        --------                 ------       --------                 -----
    Total earning assets                                 111,163      8.25%       4,576        106,053      8.25%      4,334
Noninterest earning assets                                 8,399      0.00%           0          9,079      0.00%          0
                                                        --------                 ------       --------                 -----
    Total assets                                        $119,562      7.65%      $4,576       $115,132      7.53%     $4,334
                                                        ========                 ======       ========                 =====

Liabilities and shareholders' equity Deposits:
      Demand                                            $ 14,711      2.32%      $  170       $ 14,578      2.06%     $  149
      Savings                                             21,113      3.75%         395         21,170      3.47%        364
      Time                                                44,185      5.38%       1,186         49,817      5.24%      1,294
                                                        --------                 ------       --------                 -----
    Total                                                 80,009      4.38%       1,751         85,565      4.22%      1,807
Borrowings                                                12,931      6.09%         392          1,046      5.75%         29
Noninterest bearing deposits                              12,961      0.00%           0         14,426      0.00%          0
Other liabilities                                            313      0.00%           0            827      0.00%          0
                                                        --------                 ------       --------                 -----
    Total liabilities                                    106,214      4.04%      $2,143        101,864      3.61%     $1,836
                                                                                 ======                               ======
Shareholders' equity                                      13,348                                13,268
                                                        --------                              --------
Total liabilities and shareholders' equity              $119,562                              $115,132
                                                        ========                              ========
Average effective rate on interest-earning liabilities  $ 92,940      4.61%                   $ 86,611      4.24%
                                                        ========                              ========

(CONTINUED)

                                                                             Year Ended December 31,
                                                                             -----------------------
                                                                      1999                               1998
                                                                     -------                              -------
(DOLLARS IN THOUSANDS)                                  Average                               Average
                                                        Balance       Rate      Interest      Balance       Rate     Interest
                                                        -------       -----     --------      --------      -----    --------
Investment securities:
  Taxable investment                                     $14,758      5.89%      $  868       $ 19,675      5.96%     $1,173
  Nontaxable investment (1)                               15,918      6.49%       1,033          9,250      6.76%        625
                                                        --------                 ------       --------                ------
    Total investments                                     30,676      6.20%       1,901         28,925      6.22%      1,798
Loans (2)                                                 75,111      9.13%       6,854         69,612      9.35%      6,509
Other interest-earning assets                              1,899      4.79%          91          3,069      5.69%        175
                                                        --------                 ------       --------                ------
    Total earning assets                                 107,686      8.21%       8,846        101,606      8.35%      8,482
Noninterest earning assets                                 8,307      0.00%           0          7,331      0.00%          0
                                                        --------                 ------       --------                ------
    Total assets                                        $115,993      7.63%      $8,846       $108,937      7.79%     $8,482
                                                        ========                 ======       ========                ======

Liabilities and shareholders' equity Deposits:
      Demand                                             $14,749      2.11%       $ 312        $13,196      2.29%     $  303
      Savings                                             21,338      3.51%         750         20,551      3.77%        775
      Time                                                48,403      5.18%       2,505         47,625      5.62%      2,679
                                                        --------                 ------       --------                ------
    Total                                                 84,490      4.22%       3,567         81,372      4.62%      3,757
Borrowings                                                 3,270      5.55%         182          1,649      5.35%         88
Noninterest bearing deposits                              14,287      0.00%           0         12,246      0.00%          0
Other liabilities                                            710      0.00%           0          1,026      0.00%          0
                                                        --------                 ------       --------                ------
    Total liabilities                                    102,757      3.65%      $3,749         96,293      3.99%     $3,845
                                                                                 ======                               ======
Shareholders' equity                                      13,236                                12,644
                                                        --------                              --------
Total liabilities and shareholders' equity              $115,993                              $108,937
                                                        ========                              ========
Average effective rate on interest-earning liabilities  $ 87,760      4.27%                    $83,021      4.63%
                                                        ========                              ========

(1) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis.

(2) Interest income on loans does not include late charges or amortization of deferred loan fees/costs.

         INVESTMENT SECURITIES. There are no significant concentrations of securities (greater than 10% of shareholders' equity) in any individual security issue other than U.S. Government securities. The maturity analysis of investment securities available for sale, including the weighted average yield for each category is as follows:

                                                                          June 30, 2000
                                                                          -------------
                                                      Under                                                     Over
(DOLLARS IN THOUSANDS)                               1 year      1-5 Years     5-10 Years    10-15 Years     15 Years
                                                     ------      ---------     ----------    -----------     --------
U. S. Treasury securities
                  Amortized cost                         -         $ 983             -               -        $980
                  Weighted average yield                 -          6.40%            -               -        5.38%

Obligations of U. S. government
                  Amortized cost                    $1,000        $7,500        $1,500               -           -
                  Weighted average yield              5.56%         6.06%         6.04%              -           -

Obligations of states and municipalities
                  Amortized cost                    $2,315        $6,347        $6,377          $1,235           -
                  Weighted average yield              5.98%         6.02%         6.23%           6.54%          -

Corporate securities
                  Amortized cost                     $ 726             -             -          $ 301            -
                  Weighted average yield              5.53%            -             -           6.46%           -

Mortgage-backed securities
                  Amortized cost                         -             -        $   9               -            -
                  Weighted average yield                 -             -         7.96%              -            -

Equity securities
                  Amortized cost                    $1,284             -            -               -            -
                  Weighted average yield              6.75%            -            -               -            -


(CONTINUED)

                                                                            June 30, 1999
                                                                            -------------
                                                       Under                                                    Over
(DOLLARS IN THOUSANDS)                                1 year       1-5 Years    5-10 Years    10-15 Years     15 Years
                                                      ------       ---------    ----------    -----------     --------
U. S. Treasury securities
                  Amortized cost                      $1,502        $ 492             -              -           $980
                  Weighted average yield                6.44%        5.93%            -              -           5.37%
Obligations of U. S. government
                  Amortized cost                           -       $8,000        $1,500              -              -
                  Weighted average yield                   -         5.91%         6.04%             -              -
Obligations of states and municipalities
                  Amortized cost                       $ 340       $7,529        $5,785         $3,356              -
                  Weighted average yield                5.61%        6.09%         6.10%          6.42%             -
Corporate securities
                  Amortized cost                       $ 968        $ 732             -          $ 303              -
                  Weighted average yield                5.84%        5.56%            -           6.51%             -
Mortgage-backed securities
                  Amortized cost                           -            -         $  12              -              -
                  Weighted average yield                   -            -          8.10%             -              -
Equity securities
                  Amortized cost                       $ 421            -             -              -              -
                  Weighted average yield                6.00%           -             -              -              -


(CONTINUED)

                                                                           December 31, 1999
                                                                           -----------------
                                                     Under                                                  Over
(DOLLARS IN THOUSANDS)                               1 year    1-5 Years    5-10 Years    10-15 Years     15 Years
                                                     ------    ---------    ----------    -----------     --------
U. S. Treasury securities
                  Amortized cost                      $1,000        $ 486           -             -         $980
                  Weighted average yield                6.41%        6.00%          -             -          5.37%

Obligations of U. S. government
                  Amortized cost                           -       $8,000      $1,500             -             -
                  Weighted average yield                   -         5.91%       6.04%            -             -

Obligations of states and municipalities
                  Amortized cost                      $1,740       $6,548      $5,761        $2,963             -
                  Weighted average yield                6.21%        6.02%       6.12%         6.43%            -

Corporate securities
                  Amortized cost                      $1,430            -           -        $  302             -
                  Weighted average yield                5.69%           -           -          6.52%            -

Mortgage-backed securities
                  Amortized cost                           -            -       $   9             -             -
                  Weighted average yield                   -            -        8.00%            -             -

Equity securities
                  Amortized cost                      $1,284            -           -             -             -
                  Weighted average yield                6.00%           -           -             -             -


(CONTINUED)

                                                                          December 31, 1998
                                                                          -----------------
                                                  Under                                                     Over
(DOLLARS IN THOUSANDS)                            1 year     1-5 Years    5-10 Years     10-15 Years      15 Years
                                                  ------     ---------    -----------    -----------      --------
U. S. Treasury securities
                  Amortized cost                  $1,001       $1,003             -              -            -
                  Weighted average yield            6.36%        6.44%            -              -            -

Obligations of U. S. government
                  Amortized cost                   $ 650       $9,250        $1,000              -            -
                  Weighted average yield            5.59%        6.02%         5.50%             -            -

Obligations of states and municipalities
                  Amortized cost                   $ 495       $6,363        $3,440         $1,186            -
                  Weighted average yield            5.76%        6.27%         6.28%          6.82%           -

Corporate securities
                  Amortized cost                   $ 265       $  508        $  304              -            -
                  Weighted average yield            5.86%        5.98%         6.51%             -            -

Mortgage-backed securities
                  Amortized cost                   $ 100            -        $   13              -            -
                  Weighted average yield            5.00%           -          8.12%             -            -

Equity securities
                  Amortized cost                   $ 401            -             -              -            -
                  Weighted average yield            6.00%           -             -              -            -


Weighted average yield is computed by dividing the annualized interest income, including the accretion of discounts and the amortization of premiums, by the amortized cost. Tax-exempt securities were adjusted to a tax-equivalent basis and are based on the federal statutory tax rate of 34%.

The amortized cost and fair value of available-for-sale investment securities are as follows:




(DOLLARS IN THOUSANDS)                                                                         June 30, 2000
                                                                      ------------------------------------------------------------
                                                                       Amortized       Unrealized         Unrealized         Fair
                                                                         Cost             Gain               Loss            Value
                                                                         ----             ----               ----             -----

U. S. Treasury                                                         $ 1,963           $     2           $   100           $ 1,865

Obligations of U. S. government                                         10,000                                 302             9,698

Obligations of states and municipalities                                16,274                 5               444            15,835

Corporate securities                                                     1,027                                  19             1,008

Other debt securities                                                        9                                   2                 7
                                                                       -------           -------           -------           -------
         Total debt securities                                          29,273                 7               867            28,413

Restricted equity securities                                             1,284                                                 1,284
                                                                       -------           -------           -------           -------

Total                                                                  $30,557           $     7           $   867           $29,697
                                                                       =======           =======           =======           =======



(DOLLARS IN THOUSANDS)                                                                       June 30, 1999
                                                                      ------------------------------------------------------------
                                                                       Amortized       Unrealized         Unrealized         Fair
                                                                         Cost             Gain               Loss            Value
                                                                         ----             ----               ----             -----

U. S. Treasury                                                        $ 2,974            $    13           $    95           $ 2,892

Obligations of U. S. government                                         9,500                                  161             9,339

Obligations of state and municipalities                                17,010                 25               375            16,660

Corporate securities                                                    2,003                                   22             1,981

Other debt securities                                                      12                                    1                11
                                                                      -------            -------            -------           ------

         Total debt securities                                         31,499                 38               654            30,883

Restricted equity securities                                              421                                                    421
                                                                      -------            -------            -------           ------

Total                                                                 $31,920            $    38           $   654           $31,304
                                                                      =======            =======            =======          =======


(CONTINUED)




 (DOLLARS IN THOUSANDS)                                                                     December 31, 1999
                                                                      ------------------------------------------------------------
                                                                       Amortized       Unrealized         Unrealized         Fair
                                                                         Cost             Gain               Loss            Value
                                                                         ----             ----               ----             -----

U. S. Treasury                                                        $ 2,466                  -              $160          $ 2,306

Obligations of U. S. government                                         9,500                  -               305            9,195

Obligations of state and municipalities                                17,012                $10               506           16,516

Corporate securities                                                    1,732                  1                24            1,709

Other debt securities                                                       9                  -                 1                8
                                                                       ------              -----             -----           ------


         Total debt securities                                         30,719                 11               996           29,734

Restricted equity securities                                            1,284                  -                 -            1,284
                                                                       ------              -----             -----           ------

Total                                                                 $32,003                $11              $996          $31,018
                                                                      =======              =====             =====           ======



(DOLLARS IN THOUSANDS)                                                                      December 31, 1998
                                                                      ------------------------------------------------------------
                                                                       Amortized       Unrealized         Unrealized          Fair
                                                                         Cost             Gain               Loss             Value
                                                                         ----             ----               ----             -----

U. S. Treasury                                                        $ 2,004               $ 29                            $ 2,033

Obligations of U. S. government                                        10,900                 27               $11           10,916

Obligations of states and municipalities                               11,484                141                17           11,608

Corporate securities                                                    1,077                  7                              1,084

Other debt securities                                                     113                                    7              106
                                                                       ------              -----             -----           ------

         Total debt securities                                         25,578                204                35           25,747

Restricted equity securities                                              401                                                   401
                                                                       ------              -----             -----           ------

Total                                                                 $25,979               $204               $35          $26,148
                                                                      =======             ======             =====          =======

     LOANS. Peoples grants real estate, commercial, industrial and consumer loans to customers primarily in Bradford County, Pennsylvania and its contiguous counties.

Total loans grew by $5,274,000 to $79,635,000 at June 30, 2000, from $74,361,000 at June 30, 1999. This growth was primarily composed of an increase in real estate loans of $3,531,000 and consumer loans of $1,802,000.

Major classifications of loans are summarized as follows:


(DOLLARS IN THOUSANDS)                                           6/30/00     6/30/99     12/31/99    12/31/98
                                                                 -------     -------     --------    --------

Real estate loans                                               $32,973      $29,442     $32,084     $30,011
Commercial and industrial loans                                  24,205       24,264      25,122      22,164
Consumer loans                                                   22,457       20,655      21,863      21,595
                                                               --------     --------    --------    --------
                  Total                                          79,635       74,361      79,069      73,770
Unamortized loan fees                                               (64)         (71)        (68)        (84)
Allowance for loan losses                                          (962)        (918)       (911)       (801)
                                                               --------     --------    --------    --------

                  Net loans                                     $78,609      $73,372     $78,090     $72,885
                                                               ========      =======     =======     =======



Loans are placed on nonaccrual status when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Delinquent loans past due 90 days or more and still accruing interest are generally well-secured and expected to be restored to a current status in the near future. The following table details those loans that were placed on nonaccrual status and were delinquent 90 days or more and still accruing interest.



(DOLLARS IN THOUSANDS)                                             6/30/00    6/30/99    12/31/99   12/31/98
                                                                   -------    -------    --------   -------
Nonaccrual loans                                                     $ -        $409     $  411      $  262
Delinquent loans 90 days +                                            793        248        600         976
                                                                   -------    -------     ------     ------

                  Total                                              $793       $657     $1,011      $1,238
                                                                   =======    =======     ======     =======

A summary of the activity in the allowance for loan losses follows:



(DOLLARS IN THOUSANDS)                                          6/30/00     6/30/99     12/31/99    12/31/98
                                                                -------     -------     --------    --------
Average loans                                                   $79,423    $73,430      $75,111     $69,612
                                                                -------    -------      -------     -------

Allowance beginning period                                          911        801          801         711
                                                                -------    -------      -------     -------

Loans charged off:
Commercial and industrial
                                                                      -          -            -          29
Industrial and other
                                                                     16         61           94          76

Real estate                                                          19          -           55          15
                                                                -------    -------      -------     -------

         Total loans charged off                                     35         61          149         120
                                                                -------    -------      -------     -------


Recoveries:
Commercial and industrial                                             -        100          100           -

Industrial and other                                                  8         12           26          46

Real estate                                                           -          -            -           -
                                                                -------    -------      -------     -------

         Total recoveries                                             8        112          126          46
                                                                -------    -------      -------     -------

 Net loans charged off                                               27        (51)          23          74
                                                                -------    -------      -------     -------

Provision for loan losses                                            78         66          133         164
                                                                -------    -------      -------     -------


Allowance, end of period                                         $  962     $  918       $  911     $   801
                                                                =======    =======      =======     =======
Ratio of net charge offs to
average loans outstanding                                          0.03%     (0.07)%       0.03%       0.11%
                                                                =======    =======      =======     =======


The allowance for possible loan losses is based upon a credit review of the loan portfolio, past loan loss experience and economic conditions. It is the opinion of management that the allowance for possible loan losses is adequate to absorb future loan losses.

The allowance for loan losses of $962,000 at June 30, 2000 was 1.21% of loans as compared to 1.24% of loans at June 30, 1999. A recovery of $100,000 from a prior year, contributed to recoveries for the six months ended June 30, 1999 being higher than for the six months ended June 30, 2000.

The provision for loan losses for the six months ended June 30, 2000 was $78,000, compared to $66,000 for the same period in 1999. As a result of the growth in the loan portfolio, the provision was increased to maintain an adequate loan loss allowance.

     DEPOSITS. The following table is a distribution of average balances and average rates paid on the deposit categories:


                                                                            June 30, 2000          June 30, 1999
                                                                            -------------          -------------

(DOLLARS IN THOUSANDS)                                                   Amount        Rate      Amount      Rate
                                                                         ------        ----      ------      ----

Noninterest bearing                                                     $12,961        0.00%    $14,426     0.00%

Interest bearing checking accounts                                        9,337        1.60%      9,377     1.59%

Money market accounts                                                     5,374        3.57%      5,201     2.91%

Savings                                                                  21,113        3.75%     21,170     3.47%

Time under $100,000                                                      33,750        5.29%     35,942     5.18%

Time over $100,000                                                       10,435        5.65%     13,875     5.38%
                                                                        -------                  ------

         Total                                                          $92,970        3.77%    $99,991     3.64%
                                                                        =======                 =======



                                                                           December 31, 1999      December 31, 1998
                                                                           -----------------      -----------------
(DOLLARS IN THOUSANDS)                                                     Amount       Rate      Amount      Rate
                                                                           ------       ----      ------      ----

Noninterest bearing                                                        $14,287     0.00%      $12,246     0.00%

Interest-bearing checking accounts                                           9,381     1.59%        8,465     1.85%

Money market accounts                                                        5,368     3.03%        4,731     3.11%

Savings                                                                     21,338     3.51%       20,551     3.77%

Time under $100,000                                                         34,762     5.10%       35,748     5.56%

Time over $100,000                                                          13,641     5.36%       11,877     5.82%
                                                                            ------                 ------

         Total                                                             $98,777     3.61%      $93,618     4.01%
                                                                            ======                 ======

A maturity distribution of certificates of deposit of $100,000 and over is as follows:



(DOLLARS IN THOUSANDS)                                             6/30/00    6/30/99    12/31/99    12/31/98
                                                                   -------    -------    --------    --------

Three months of less                                                $ 3,004    $ 4,634     $ 6,141     $ 3,948

Over 3 months to 12 months                                            7,142     10,341       5,896       8,847

Over one year to three years                                            358        699         577         769

Over three years                                                        407          0           0           0
                                                                    -------    -------    --------    --------
         Total                                                      $10,911    $15,674     $12,614     $13,564
                                                                    =======    =======     =======     =======


Total deposits decreased by 7.1% to $93,817,000 at June 30, 2000, as compared to $100,949,000 at June 30, 1999. The decrease was in certificate of deposits with a major reduction in Jumbo CD's.


Deposits are summarized as follows:



(DOLLARS IN THOUSANDS)                                           6/30/00     6/30/99     12/31/99    12/31/98
                                                                 -------     -------     --------    --------

Noninterest bearing                                               $14,483     $ 14,259     $12,581     $14,688

Interest-bearing checking accounts                                  9,615        9,992       9,433       9,000

Money market accounts                                               6,288        5,469       5,015       4,805

Savings                                                            21,298       21,388      20,628      20,537

Time under $100,000                                                31,222       34,167      32,807      35,937

Time over $100,000                                                 10,911       15,674      12,614      13,564
                                                                  -------     --------     -------     -------

         Total Deposits                                           $93,817     $100,949     $93,078     $98,531
                                                                  =======     ========     =======     =======

    CAPITAL. Quantitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Leverage Ratio. Management believes, as of June 30, 2000, that Peoples meets all capital requirements to which it is subject.

The minimum for Tier 1 ratio is 4.0%, and the total capital rate minimum is 8.0%. At June 30, 2000 Peoples tier 1 risk-adjusted capital ratio was 18.0% and the total risk-adjusted capital ratio was 18.91%, both well above the regulatory requirements.


CAPITAL RATIOS


                                                   6/30/00    6/30/99    12/31/99    12/31/98
                                                   -------    -------    --------    --------

Tier 1                                             18.00%     19.51%      18.20%      17.80%

Total                                              18.91%     20.85%      19.20%      19.00%

Leverage Ratio                                     11.12%     11.43%      11.10%      11.10%



    RESULTS OF OPERATIONS. Consolidated net income for the six months ended June 30, 2000 was $414,000, or 40% below the six months ended June 30, 1999. Basic earnings per share for the six months ended June 30, 2000 and June 30, 1999 was $1.01 and $1.68, respectively. The decrease in net income is a result of lower net interest income and an increased noninterest expense.

    NET INTEREST INCOME. Net interest income is the major component of Peoples' income and represents the amount by which interest and fees generated by earning assets exceeds the total cost of funds used to support the earning assets. Interest expense for the six months ended June 30, 2000 was $2,143,000, an increase of $307,000 over the amount reported for the six months ended June 30, 1999. The increase was due to increased cost of deposits and of additional borrowings.

For analytical purpose, the following table reflects tax-equivalent net interest income in recognition of the income tax savings and tax-exempt item such as interest on municipal securities and tax-exempt loans. Adjustments are made using statutory federal tax rate of 34%.


                                                                    Six Months Ended           Year Ended
                                                                  -------------------    --------------------
(DOLLARS IN THOUSANDS)                                            6/30/00     6/30/99    12/31/99    12/31/98
                                                                  -------     -------    --------    --------

Interest income                                                    $4,410     $4,216      $8,575     $8,364

Interest expense                                                    2,143      1,836       3,748      3,846
                                                                  -------     -------    --------    --------

         Net interest income                                        2,267      2,380       4,827      4,518

Tax equivalent adjustment                                             208        181         387        235
                                                                  -------     -------    --------    --------

Net interest income (fully taxable equivalent)                     $2,475     $2,561      $5,214     $4,753
                                                                  =======     =======    =======     ========



    OTHER OPERATING EXPENSES. Other operating expenses of $2,034,000 for the six months ended June 30, 2000, was $324,000 higher than for the same period in 1999. The primary increase was the result of expenses associated with the proposed merger.

    INCOME TAXES. Income tax expense totaled $186,000 and $257,000 for the six months ended June 30, 2000 and June 30, 1999, respectively. These amounts represent effective tax rates of 31.0% and 27.1%, respectively. The principal reason for the increase in the effective tax rate is an increase in nondeductible expenses.

MARKET FOR PEOPLES COMMON STOCK.

Peoples common stock is not listed or traded on a recognized securities exchange or Nasdaq. It trades infrequently. As of June 30, 2000, there were approximately 305 shareholders of record. The last known transactions of which management is aware occurred on July 14, 2000 at a price of $40.00 per share. Peoples has historically paid cash dividends quarterly.

    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PEOPLES

       The following table sets forth information with respect to persons or groups who, to Peoples' knowledge, own more than five percent of Peoples' common stock outstanding as of August 18, 2000:





           NAME AND ADDRESS                          AMOUNT AND NATURE(1)                         PERCENT
         OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERS                        OF SHARES
         -------------------                         --------------------                        ---------

Citizens & Northern Corporation                            95,794(2)                               19.47%
P.O. Box 217
Wellsboro, PA 16901

G. Henry Turrell
P.O. Box 277                                               25,389(3)                                6.19%
Wyalusing, PA 18853


E. Vinette Alderson                                        24,179(4)                                5.89%
Leraysville, PA 18829

Kenneth H. Taylor, Jr.                                     35,229(5)                                8.58%
c/o Peoples State Bank of Wyalusing, PA
P.O. Box 217
Wyalusing, PA 18853
---------------------


(1) The securities beneficially owned by an individual are determined in accordance with the definition of "beneficial ownership" in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after August 18, 2000. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 14,139 shares held by Citizens & Northern in street name and includes 81,655 shares of Peoples common stock which may be deemed to be owned by Citizens & Northern as a result of the stock option agreement. Under the stock option agreement, Citizens & Northern currently does not have the right to acquire any shares of Peoples' common stock unless specific events occur. Accordingly, Citizens & Northern does not currently have sole or shared voting or dispositive power with respect to the Peoples' shares of common stock subject to the stock option, and Citizens & Northern, therefore, disclaims beneficial ownership of such shares of Peoples' common stock until the events allowing exercise occur.

(3) Includes 4,914 shares held individually by Mr. Turrell and 20,475 shares held individually by his spouse.

(4) Includes 14,004 shares held individually by Mr. Alderson and 10,175 shares held jointly with his spouse.

(5) Includes 20,238 shares held individually by Mr. Taylor, 291 shares held by Mr. Taylor as co-executor for the Estate of Kenneth H. Taylor, Sr. and 14,700 shares held by a relative of Mr. Taylor over which Mr. Taylor's spouse shares voting or investment power.

         The following table and the notes set forth as of August 18, 2000 the number of shares of Peoples' common stock owned beneficially by each director and the executive officer of Peoples. The number of shares of Peoples' common stock beneficially owned by all named directors and executive officers as a group represents 13.24 % of the outstanding Peoples' shares of common stock. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.


                                                             Amount and Nature              Percentage of Stock
                Name of Individual                      Of Beneficial Ownership(1)           Beneficially Owned
                ------------------                      --------------------------           ------------------

Steven W. Moore                                                    1,065(2)                           .26%
P. Dean Homer                                                        325                              .01%
Donald L. Sherwood                                                 9,312(3)                          2.27%
Kenneth H. Taylor, Jr.                                            35,229(4)                          8.58%
Donald E. Abrey                                                    1,450(5)                           .35%
Howard W. Visscher                                                 7,260                             1.77%
                                                                   -----                             -----
Total                                                             54,641                            13.24%


--------------------------
(1) The securities beneficially owned by an individual are determined in accordance with the definition of "beneficial ownership" in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after August 18, 2000. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 485 shares held jointly by Mr. Moore and his spouse.

(3) Includes 4,584 shares held by Mr. Sherwood as Co-Trustee for the Estate of Walter A. Sherwood.

(4) Includes 20,238 shares held individually by Mr. Taylor, 291 shares held by Mr. Taylor as co-executor for the Estate of Kenneth H. Taylor, Sr. and 14,700 shares held by a relative of Mr. Taylor over which Mr. Taylor's spouse shares voting or investment power.

(5) Includes 825 shares held jointly by Mr. Abrey and his spouse.

                           THE PEOPLES SPECIAL MEETING

DATE, TIME AND PLACE

       We are providing this proxy statement/prospectus to holders of Peoples common stock as part of the board of directors solicitation of proxies for the Peoples special meeting of shareholders to be held on November 17, 2000 at 2:00 p.m., in the Wyalusing Valley Fire Department Fire Hall, 2nd
Street, Wyalusing, Pennsylvania 18553, including any adjournments or reschedulings of that special meeting. This proxy statement/prospectus and the accompanying proxy card are first being mailed to Peoples shareholders on or about October 16, 2000.

PURPOSE OF THE PEOPLES SPECIAL MEETING

       At the Peoples special meeting, shareholders will consider and vote upon a proposal to approve and adopt the merger agreement and the related transactions. No other business will be transacted at the Peoples special meeting.

       We are including a form of proxy with each copy of this proxy statement/prospectus mailed to Peoples shareholders for use at the Peoples special meeting. This proxy statement/prospectus also serves as a prospectus from Citizens & Northern in connection with the issuance of Citizens & Northern shares of common stock in exchange for Peoples common stock in the merger.

       The Peoples board of directors unanimously approved the merger agreement and the related transactions and recommends a vote FOR approval and adoption of the merger agreement.

RECORD DATE; VOTING RIGHTS; PROXIES

       Only Peoples shareholders who are holders at the close of business on October 6, 2000, which is the Peoples record date, will be entitled to notice of and to vote at the Peoples special meeting.


       As of October 6, 2000, there were 410,395 shares of Peoples common stock issued and outstanding, each of which entitles the holder to one vote. Shareholders may vote either in person or by proxy.

       All shares of Peoples common stock represented by properly executed proxies will be voted in accordance with the instructions indicated on those proxies, unless those proxies have been previously revoked. If your shares of common stock are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the Peoples special meeting. IF YOUR PROXY CARD DOES NOT INDICATE HOW YOU WANT TO VOTE, YOUR SHARES OF PEOPLES COMMON STOCK WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS.

       If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by giving written notice to the Secretary of Peoples, by signing and returning a later-dated proxy or by voting in person by ballot at the special meeting. You should note that your presence at the Peoples special meeting without voting in person will not revoke an otherwise valid proxy.

       The persons named as proxies by a Peoples shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further proxy solicitations. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment or postponement.

       Peoples does not expect that any matter other than the proposal to adopt and approve the merger agreement will be brought before the Peoples special meeting. If, however, the Peoples board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

SOLICITATION OF PROXIES

       Peoples will bear its own cost of solicitation of proxies and Citizens & Northern has agreed to pay all printing and mailing expenses in connection with this proxy statement/prospectus. In addition to solicitation by mail, Peoples' directors, officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise. These directors, officers and employees will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. Peoples will reimburse brokerage firms, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

       PEOPLES SHAREHOLDERS SHOULD NOT MAIL THEIR COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS.

ADJOURNMENT

       In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the agreement at the time of the special meeting, the agreement could not be approved unless the meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that Peoples has received, at the time of the special meeting to be voted for the adjournment, if necessary. Peoples has submitted the question of adjournment under these circumstances to its shareholders as a separate matter for their consideration. Peoples' Board of Directors recommends that shareholders vote their proxies in favor of the adjournment proposal. Properly executed proxies will be voted in favor of the adjournment proposal, unless otherwise indicated on the proxy. If it is necessary, to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of the time and place at the meeting.

QUORUM

       To have a quorum at the Peoples special meeting, the holders of at least a majority of the issued and outstanding shares of Peoples common stock entitled to vote must be present either in person or by properly executed proxy. Proxies or ballots that are marked "abstain" will be counted as shares of common stock present for the purposes of determining the presence of a quorum.

REQUIRED VOTE

       Under Peoples' articles of incorporation, shareholder approval and adoption of the merger agreement requires the affirmative vote of 75% of the outstanding shares of common stock by the shareholders entitled to vote at the special meeting. For any shareholder vote to be valid, a quorum must be present at the special meeting. If fewer shares of Peoples common stock are present in person or by proxy than are necessary to constitute a quorum, we expect to adjourn or postpone the special meeting to allow additional time for obtaining additional votes or proxies. At any subsequent reconvening of the special meeting, all proxies obtained before the adjournment or postponement will be voted in the same manner as they would have been voted at the original convening of the special meeting. However, any proxies which have been properly revoked or withdrawn will not be voted.

       A properly executed proxy marked "abstain" will not be voted on the approval and adoption of the merger agreement but will count toward determining whether a quorum is present. Brokers who hold shares of Peoples common stock in "street name" for the beneficial owners of these shares cannot vote these shares without specific instructions from the beneficial owners. Therefore, if you are the beneficial owner of shares of Peoples common stock held by a broker in "street name," you should sign, date and return your proxy card to the broker in the envelope provided by the broker. If a broker indicates on the proxy that it does not have discretionary authority as to shares of common stock to vote on a particular matter, those shares of common stock will be considered as present but not entitled to vote with respect to that matter. Because approval and adoption of the merger agreement requires the affirmative vote of the holders of at least 75% of outstanding shares of Peoples common stock entitled to vote, an abstention, or, if your shares are held in "street name," your failure to instruct your broker how to vote, will have the same effect as a vote against the merger agreement.

       As of August 18, 2000, Peoples directors and executive officers and their affiliates beneficially owned an aggregate of 54,641 shares of Peoples common stock. This number amounts to approximately 13% of the voting power of all outstanding shares on that date. These directors have agreed to vote their shares in favor of the proposal to merge with Citizens & Northern.

       THE MATTERS TO BE CONSIDERED AT THE PEOPLES SPECIAL MEETING ARE OF GREAT IMPORTANCE TO YOU. THEREFORE, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               THE PROPOSED MERGER

       The following is a discussion of the merger and the material terms of the merger agreement. We urge all shareholders to read the merger agreement that is attached as Annex A.

BACKGROUND OF THE MERGER

       The Peoples board of directors has, for several years and as part of its long-range planning practices, periodically reviewed and evaluated the various strategic options and alternatives available to maximize economic benefits for Peoples and its shareholders. During this review process, Peoples considered:

       -      acquisition of other community-based financial institutions;

       - acquisition of other financial services providers, such as insurance companies, insurance agencies, brokerage firms and financial planning groups; and

       - affiliation with or combination with other like-minded similar-sized institutions.

       The board of directors determined, after concluding this process, that it was in the best interests of the shareholders and the constituencies served by Peoples to consider an affiliation with a larger, like-minded community-based financial institution.

       On June 29, 1999, Peoples engaged Ryan, Beck & Co. to evaluate Peoples' financial position and to assist its board of directors in further assessing their strategic options. On various dates in 1999, Ryan, Beck met with the board of directors and discussed, generally, the available options. On January 19, 2000, the board of directors authorized Ryan, Beck to engage in preliminary discussions with a number of financial institutions regarding a potential affiliation or combination to form a stronger community-based institution headquartered in northeast Pennsylvania.

       On January 19, 2000 Ryan, Beck presented a financial review to the board of directors. Ryan, Beck discussed the options available and specifics of potential business combinations with a number of prospective parties, on a pro-forma basis. At the conclusion of this meeting, the board of directors authorized Ryan, Beck to solicit non-binding indications of interest from each of the respective parties. From January 20, 2000 to February 25, 2000, Ryan, Beck, with Peoples' assistance, prepared informational booklets to distribute to financial institutions. Three companies submitted non-binding indications of interest during the appropriate time frame.

       On April 11, 2000, the board of directors reviewed each of the non-binding indications of interest. The board of directors looked at the advantages and disadvantages associated with each proposal and with each proposing company. The Citizens & Northern proposal contained financial terms that were superior, in both quantity and quality, to those of the other bidders. After prolonged discussion regarding the advantages and disadvantages of each of the proposals and the attributes of each proposing company, the board of directors authorized Ryan, Beck to contact Citizens & Northern to discuss the specific terms of their proposal. Through further discussions with Ryan, Beck and with Citizens & Northern, the parties negotiated terms of the offer. The Peoples board of directors met on April 11, 2000, with Ryan, Beck and counsel, to review, in detail, the terms of the Citizens & Northern proposal. The board of directors discussed the advantages and disadvantages of the proposal, as well as the benefits of the proposal to the relevant constituencies, including:

       -      Peoples' shareholders;

       -      Peoples' customers;

       -      the communities served by Peoples; and

       -      Peoples' employees.

       The board of directors also requested further clarification of certain terms of the proposal.

       On April 16, 2000, counsel for Citizens & Northern submitted an initial draft of the agreement and plan of merger. The board of directors met on April 18, 2000 to review the agreement. The board of directors outlined particular issues to clarify and asked that counsel negotiate these. The board of directors authorized counsel to negotiate the specifics of the transaction with the assistance of Donald Abrey, Peoples' President. These negotiations continued from the week of April 23, 2000 to June 20, 2000. During the first two weeks of June, numerous discussions were held between representatives of Peoples and of Citizens & Northern, including their respective counsel. The issues discussed included:

       - representation on the board of directors of Citizens & Northern and of Citizens & Northern Bank; and

       - representation on the Executive Committee of Citizens & Northern and of Citizens & Northern Bank.

       The board of directors considered:

       - the consideration to be received by Peoples shareholders (Citizens & Northern common stock);

       -      the quality of the consideration (common stock of Citizens &
              Northern);

       -      representation on the Citizens & Northern board of directors;

       - representation on the Executive Committees of Citizens & Northern and Citizens & Northern Bank;

       - the continued employment of Donald E. Abrey with the resulting company;

       - the treatment, for accounting purposes, of the transaction as a pooling of interest; and

       -      the transaction's tax-free status to Peoples' shareholders as principal elements that will enhance the transaction's benefits to Peoples' shareholders and other constituencies, including its customers, community and employees.

PEOPLES' REASONS FOR THE MERGER; RECOMMENDATION OF THE PEOPLES BOARD OF
DIRECTORS

       In the course of reaching its decision to approve the merger agreement, Peoples' board of directors consulted with Ryan, Beck and its legal counsel.

       Peoples' board of directors believes the merger is fair to, and in the best interests of, Peoples and its shareholders. In reaching these conclusions, Peoples' board of directors considered a number of factors, including the following:

       - Peoples' current condition and historical operating results, and its prospective results of operations if Peoples were to remain independent;

       - the economic, business and competitive climate for banking and financial institutions in the northeastern Pennsylvania area, and the challenges that Peoples faces as an independent bank in a highly competitive market;

       - the business, operations, earnings and prospects of Citizens & Northern, the enhanced opportunity for efficiencies, particularly from the integration of operations and support functions, and growth that the merger would make possible;

       - the opinion of Ryan, Beck that the exchange ratio established for the merger is fair to Peoples' shareholders from a financial point of view;

       - the additional competitive products and services, such as trust powers, that Peoples does not currently provide and which Peoples shareholders and customers could gain as a result of the merger;

       -      the experience of Citizens & Northern's senior management team;

       -      the benefits of a tax-free exchange to Peoples' shareholders;

       - Citizens & Northern's community support as evidenced by its participation in cultural events and activities; and

       - Citizens & Northern's commitment to and treatment of its employees and those of Peoples who may join the combined companies.

       The list of factors considered by the Peoples board of directors is not exhaustive, but we have highlighted the important factors considered. Individual directors may have given different weights to these factors in reaching their decision; however, Peoples' board of directors did not assign specific weights or priority to any one factor.

       Accordingly, Peoples' board of directors unanimously recommends that shareholders vote FOR approval of the merger agreement.

FAIRNESS OPINION OF RYAN, BECK & CO., PEOPLES' FINANCIAL ADVISOR

       Peoples retained Ryan, Beck on June 29, 1999 to act as its exclusive financial advisor in connection with an evaluation of the strategic alternations available to it. Ryan, Beck agreed to assist Peoples in soliciting indications of interest in a business combination transaction and in analyzing, structuring, negotiating and effecting any transaction. Peoples selected Ryan, Beck because it is a nationally-recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Peoples and its business. As part of its investment banking business, Ryan, Beck is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

       Ryan, Beck participated in the negotiations with respect to the pricing and other terms and conditions of the merger. However, the board of directors of Peoples ultimately made the final decision as to the pricing of the merger. Ryan, Beck rendered a written opinion to Peoples' board of directors on June 22, 2000 that, based on and subject to the assumptions, factors, and limitations as set forth in the opinion and as described below, the exchange ratio is "fair" to Peoples' shareholders from a financial point of view. Ryan, Beck reissued their opinion as of October 11, 2000. No limitations were imposed by Peoples' board of directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

       THE FULL TEXT OF RYAN, BECK'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF PEOPLES ARE URGED TO READ THE ATTACHED RYAN, BECK OPINION IN ITS ENTIRETY. THE RYAN, BECK OPINION IS DIRECTED ONLY TO THE FINANCIAL FAIRNESS OF THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE AT THE PEOPLES SPECIAL SHAREHOLDER MEETING. THE SUMMARY OF THE RYAN, BECK OPINION IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. IN RENDERING ITS OPINION, RYAN, BECK DOES NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED WITHIN THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINIONS CONSTITUTE A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

       In connection with its opinion, Ryan, Beck reviewed the following documents:

       -      the merger agreement and related documents;

       -      this proxy statement/prospectus;

       - Citizens & Northern's Annual Report to Shareholders and Annual Report on Form 10-K for the years ended December 31, 1999, 1998 and 1997 and Citizens & Northern's Quarterly Reports on Form 10-Q for the periods ended June 30, 2000, March 31, 2000, September 30, 1999, June 30, 1999 and March 31, 1999;

       - Peoples' Annual Reports to Shareholders for the years ended December 31, 1999, 1998 and 1997 and Peoples' Quarterly Call Reports for the periods ended June 30, 2000, March 31, 2000, September 30, 1999, June 30, 1999 and March 31, 1999;


       - Peoples' proxy statements dated April 3, 2000, April 2, 1999, April 3, 1998 and April 3, 1997;


       - certain operating and financial information provided to Ryan, Beck by the management of Peoples and Citizens & Northern relating to their respective businesses and prospects;

       - the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to Peoples;

       - the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to Citizens & Northern;

       - the historical and current market data for Citizens & Northern's common stock; and

       - the terms of recent acquisitions of commercial banking organizations which Ryan, Beck deemed generally comparable in whole or in part to Citizens & Northern's acquisition of Peoples.

       Additionally, Ryan, Beck:

       - conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;

       -      analyzed Citizens & Northern's ability to consummate the merger;

       - considered Peoples' future prospects in the event it remained independent; and

       - met with members of senior management of Peoples and Citizens & Northern to discuss their respective operations, historical financial statements, strategic plans and future prospects.

       In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Citizens & Northern and its subsidiaries and Peoples and its subsidiaries provided to Ryan, Beck by Citizens & Northern and its representatives and/or Peoples and its representatives. Ryan, Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy for the allowance for loan losses set forth in the respective balance sheets of Citizens & Northern and Peoples at June 30, 2000, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan, Beck has reviewed certain historical financial statement data provided by Citizens & Northern and Peoples. Ryan, Beck also discussed future prospects and performance with the managements of Citizens & Northern and Peoples. Ryan, Beck assumed that these discussions reflected the best currently available estimates and judgments of management. In certain instances, for the purposes of its analyses, Ryan, Beck made adjustments to such forecasts and projections that, in Ryan, Beck's judgment, were appropriate under the circumstances. Ryan, Beck was not retained to, nor did it, make any independent evaluation or appraisal of the assets or liabilities of Citizens & Northern or Peoples or their respective subsidiaries nor did Ryan, Beck review any loan files of Citizens & Northern, Peoples, or their respective subsidiaries. Ryan, Beck also assumed that the merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Citizens & Northern and Peoples.

       The preparation of a fairness opinion on a transaction such as the merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan, Beck's opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's opinion. No one method of analysis was assigned a greater significance than any other.

       The forecasts and projections discussed with Ryan, Beck were prepared by the managements of Citizens & Northern and Peoples without input or guidance by Ryan, Beck. Citizens & Northern and Peoples do not publicly disclose internal management projections of the type discussed with Ryan, Beck in connection with the review of the merger. Such projections were not prepared with a view toward public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

       In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Citizens & Northern or Peoples. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

       The following is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion. This summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion.

       ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES: Ryan, Beck compared the financial data for Peoples as of or for the latest 12 months ended December 31, 1999 to a peer group of 29 selected commercial banking organizations. The criteria for the bank peer group were commercial banking organizations located in Pennsylvania with assets between $100 million and $150 million. Ryan, Beck deemed this group to be generally comparable to Peoples. The following table compares selected statistics of Peoples with the average ratios and median ratios for the 29 selected banks comprising the peer group:



                                                                          Peoples State Bank      Peer Group            Peer Group
                                                                            of Wyalusing(1)        Average(1)            Median(1)
                                                                            ---------------        ----------            ---------
Capitalization
-----------------------------------------------
Total Equity / Assets                                                             11.01  %             9.92  %              9.38  %
Tier I Capital / Risk-Adj. Assets                                                 17.68               17.70                14.69
Total Capital / Risk-Adj. Assets                                                  18.92               18.81                15.77
Leverage Ratio                                                                    11.09               10.19                 8.75

Asset Quality
-----------------------------------------------
Non-Performing Loans / Total Loans                                                 0.52                0.67                 0.46
Non-Performing Assets / Total Assets                                               0.67                0.81                 0.51
Loan Loss Reserve / Non-Performing Assets                                        171.24              547.31               174.52
Net Charge-Offs / Average Loans                                                    0.03                0.17                 0.06

Loan & Deposit Composition
-----------------------------------------------
Total Real Estate Loans / Gross Loans                                             74.60               73.48                75.49
Commercial Loans / Gross Loans                                                    11.38               10.34                 8.67
Consumer Loans / Gross Loans                                                      12.98               13.71                10.87
Demand Deposits / Deposits                                                        13.52               12.19                11.55
Transaction Accounts / Deposits                                                   23.65               24.77                23.89
MMDA & Other Savings Accounts / Deposits                                          27.55               28.18                25.40
Time Deposits GREATER THAN OR EQUAL TO $100k / Deposits                           13.55                8.44                 7.74
Time Deposits < $100k / Deposits                                                  35.25               38.60                40.35

Performance
-------------------------------------------------------------
Return on Average Assets                                                           1.25                0.90                 0.95
Return on Average Equity                                                          11.05                8.94                 9.77
Non Interest Income / Average Assets                                               0.57                0.52                 0.49
Non Interest Expense / Average Assets                                              3.06                2.87                 2.79
Efficiency Ratio                                                                  64.56               67.83                69.59
Net Interest Margin                                                                4.50                3.93                 3.95


(1) AT OR FOR THE LATEST 12 MONTHS.


       Ryan, Beck noted that the performance of the peer group as measured by return on average assets and return on average equity was lower than that of Peoples and concluded that the difference likely was a result of Peoples' higher net interest margin. Ryan, Beck also noted that Peoples' efficiency ratio, which is the ratio between its non interest expense and its net interest income plus non interest income, was lower than that of its peers as was Peoples' level of non-performing loans. However, Peoples' loan loss reserve when measured as a percentage of non-performing assets was lower than that of its peers.

       Ryan, Beck also compared the financial data for Citizens & Northern as of or for the latest 12 months ended March 31, 2000 to a peer group of 16 selected commercial banking organizations. The criteria for the bank peer group were publicly traded commercial banking organizations located in the Mid-Atlantic region of the United States with assets between $550 million and $850 million. Ryan, Beck deemed this group to be generally comparable to Citizens & Northern. The following table compares selected statistics of Citizens & Northern with the average ratios and median ratios for the 16 selected banks comprising the peer group:



                                                      CITIZENS &     PEER GROUP   PEER GROUP
                                                      NORTHERN(1)    AVERAGE(1)    MEDIAN(1)
                                                   ----------------  -----------  ----------
CAPITALIZATION
----------------------------------------------
Total Equity/Assets                                     10.97%          8.28%       7.87%
Tangible Equity/Tangible Assets                         10.97           7.72        6.89
Total Capital/Risk-Adj Assets                           23.66          15.29       13.58
Total Borrowings/Total Assets                           17.72          13.29       10.90

ASSET QUALITY
----------------------------------------------
Non-Performing Loans/Loans                               0.63           0.50        0.38
Non-Performing Loans + 90 Days Past Due/Loans            0.96           0.64        0.54
Loan Loss Reserves/NPLs                                261.88         368.56      271.35
Loan Loss Reserves/NPLs + 90 Days Past Due             172.51         312.77      200.20
Loan Loss Reserves/Loans                                 1.65           1.26        1.17
Non-Performing Assets/Assets                             0.33           0.40        0.33
Non-Performing Assets + 90 Days Past Due/Assets          0.48           0.49        0.51
Non-Performing Assets/Equity                             3.05           6.42        3.90

LOAN & DEPOSIT COMPOSITION
----------------------------------------------
Total Loans/Total Assets                                44.31          61.98       64.02
Total Loans/Deposits                                    62.79          82.26       83.47
1-4 Family Loans/Total Loans                            59.50          39.36       39.43
5+ Family Loans/Total Loans                              0.68           1.74        0.62
Construction & Developmental Loans/Total Loans           0.21           4.77        1.14
Other Real Estate Loans/Total Loans                     19.47          27.66       25.73
Real Estate Loans/Total Loans                           79.85          73.53       77.99
Consumer Loans/Total Loans                               9.37           9.89        5.92
Commercial Loans/Total Loans                             5.81          13.60       14.27
Transaction Accounts/Deposits                           23.56          19.58       20.47
Time Deposits > $100,000/Total Deposits                  7.73          11.39        8.91
Core Deposits/Total Deposits                            92.27          88.61       91.09

PERFORMANCE
----------------------------------------------
Return on Average Assets                                 1.58           1.08        1.05
Return on Average Equity                                13.11          11.91       13.28
Net Interest Margin                                      3.77           4.20        4.13
Yield on Interest Earning Assets                         7.55           7.78        7.66
Cost of Interest Bearing Liabilities                     4.86           4.32        4.51
Non Interest Income/Average Assets                       0.91           0.69        0.69
Non Interest Expense/Avg Assets                          2.56           2.83        2.87
Occupancy & Equipment Expense/Avg Assets                 0.29           0.46        0.42
Efficiency Ratio                                        56.79          60.33       58.96

MARKET STATISTICS
----------------------------------------------
Price/LTM EPS                                           10.95x         12.53x      10.85x
Price/Book Value                                       154.99%        139.93%     142.25%
Price/Tangible Book Value                              154.99         154.83      155.14
Market Capitalization ($M)                            $119.73        $ 76.28     $ 73.56
Dividend Yield                                           4.17%          3.64%       3.91%



(1)   FOR THE LATEST 12 MONTHS PERIOD.

         Ryan, Beck noted that the performance of the peer group as measured by return on average assets and return on average equity was lower than that of Citizens & Northern. Ryan, Beck also noted that Citizens & Northern's efficiency ratio was lower than that of its peers. Citizens & Northern's level of non-performing loans was higher than that of its peers. Additionally, Citizens & Northern's loan loss reserve when measured as a percentage of non-performing loans, was lower than that of its peers. Citizens & Northern's loans to total assets ratio, as well as its loan to deposit ratio, are well below that of its peers, which suggests an unusually large investment portfolio compared to that of its peers. Ryan, Beck also noted that Citizens & Northern's 1-4 family loans make up a larger percentage of total loans than that of the peer group's. Ryan, Beck concluded that this probably accounts for Citizens & Northern's yield on interest earning assets being lower than its peers and its net interest margin being lower than that of its peers. Ryan, Beck observed that Citizens & Northern common share price as a multiple of latest 12 month earnings was less than the peer group average and price to book value was greater than that of the peer group median and average. Ryan, Beck noted that Citizens & Northern's earnings in the year 2000 are likely to be less than those reported in 1999 because of net interest margin compression.

         ANALYSIS OF SELECTED TRANSACTIONS: Ryan, Beck compared Peoples' financial data as of December 31, 1999 with that of a group of 24 selected commercial banking organizations being acquired in transactions announced since January 1, 1999 and for which pricing data pertaining to the transactions was publicly available. Ryan, Beck deemed these transactions generally comparable to Citizens & Northern's acquisition of Peoples. The criteria for the group were commercial banks that had return on average equity of between 0% and 15% and assets between $100 million and $150 million. The following table compares selected statistics of Peoples with the median ratios and average ratios for the 24 commercial banking organizations in these transactions:



                                       SELLER'S                                           SELLER'S
                   -----------------------------------------   --------------------------------------------------------------
                                                       TANG                                                  LTM
                            TOTAL         TOTAL       EQTY/           YTD        YTD      NPAS/        OPER EXP/      EFFIC.
                           ASSETS      DEPOSITS      ASSETS          ROAA       ROAE     ASSETS       AVG ASSETS       RATIO
                            ($000)        ($000)         (%)           (%)        (%)        (%)              (%)         (%)
                   ------------------------------------------  --------------------------------------------------------------
Average                   126,591       106,063        9.67          0.98       9.70       0.62             3.47       66.56
Median                    128,144       108,826        9.61          1.05      11.17       0.34             3.40       66.08

PEOPLES                   119,227        93,082       10.46          1.25      11.05       0.45             3.06       64.62




         Assuming a transaction value of $58.59 per share, determined by multiplying the exchange ratio by the average of the closing bid and asked prices of Citizens & Northern shares of common stock on June 19, 2000, Ryan, Beck calculated the transaction value as a multiple of Peoples' December 31, 1999 book value, tangible book value, latest 12 months diluted earnings and core deposit premium over tangible equity as follows:


                  Percentage of Stated Book Value:                     183.18%
                  Percentage of Tangible Book Value:                   194.01%
                  Multiple of Earnings:                                 16.98x
                  Deposit Premium on Tangible Equity:                   14.48%

The average and median pricing ratios for the comparable transactions are illustrated in the chart below:

                                                                                   CORE
                                               PRICE/                             DEPOSIT
                               PRICE/         TANGIBLE          PRICE/            PREMIUM
                 PEER           BOOK            BOOK              LTM           ON TANGIBLE
                 GROUP          VALUE           VALUE          EARNINGS           EQUITY
              ------------   ------------   --------------   --------------   ----------------

              AVERAGE          206.73          210.11            21.33             15.58

              MEDIAN           208.96          209.26            20.59             16.05





       Ryan, Beck then adjusted the peer group statistics to reflect the change in the Nasdaq Bank Stock Index from the date of announcement of each stock transaction to the closing value of the index on June 19, 2000. The adjusted average and median pricing ratios for the comparable bank transactions are illustrated in the chart below:


                                                                                            CORE
                                                        PRICE/                             DEPOSIT
                                        PRICE/         TANGIBLE          PRICE/            PREMIUM
                      PEER               BOOK            BOOK              LTM           ON TANGIBLE
                     GROUP              VALUE            VALUE          EARNINGS           EQUITY
              ---------------------   -----------    --------------   --------------   ----------------

              AVERAGE                   185.50          188.55            19.16             13.98

              MEDIAN                    179.70          179.70            18.25             13.87

              CITIZENS &                183.18          194.01            16.98             14.48
              NORTHERN/
              PEOPLES



         The imputed value of Peoples, based upon the adjusted average and median ratios of the comparable transactions, when applied to Peoples' book value, tangible book value, latest 12 month earnings and core deposits resulted in the acquisition values of Peoples shown in the chart below:



                                                                                            CORE
                                                        PRICE/                             DEPOSIT
                                        PRICE/         TANGIBLE          PRICE/            PREMIUM
                      PEER               BOOK            BOOK              LTM           ON TANGIBLE
                     GROUP              VALUE            VALUE          EARNINGS           EQUITY
              ---------------------   -----------    --------------   --------------   ----------------

              AVERAGE                   $59.33          $56.94           $66.12            $57.60
              MEDIAN                    57.48            54.27            62.96             57.39


       No company or transaction used in the ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES AND ANALYSIS OF SELECTED TRANSACTIONS sections is identical to Citizens & Northern, Peoples, or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

       IMPACT ANALYSIS: Ryan, Beck analyzed the merger in terms of its effect on Citizens & Northern's projected 2000 and 2001 earnings per share, current stated book value and tangible book value, based on information provided by both managements. Based upon certain assumptions, including those with respect to cost savings and other synergies from the merger and earnings projections provided by Citizens & Northern and Peoples, and based on Peoples' projected 2000 and 2001 projected earnings, the analysis showed that the merger would be accretive to Citizens & Northern's 2000 earnings per share by 4.65%, accretive to projected 2001 earnings per share by 4.05%, dilutive to stated book value per share by 3.57% and dilutive to tangible book value per share by 4.36%. Ryan, Beck analyzed the merger on Citizens & Northern values per share of Peoples common stock based upon the exchange ratio of 2.5 Citizens & Northern shares of common stock for each Peoples share of common stock using pro forma projected 2000 fiscal year earnings per share, pro forma projected 2001 fiscal year earnings per share, pro forma stated book value per share and dividends per share at March 31, 2000. That analysis found that, based on the exchange ratio, Peoples' equivalent projected 2000 earnings per share would increase by approximately 15.40%, projected 2001 earnings per share would increase by approximately 11.84% and stated book value would increase by approximately 17.48%. Additionally, Peoples shareholders, based upon Citizens & Northern's current dividend level, would receive annual dividends of $2.40 per share as compared to $1.40, an increase of 71.43%. This analysis was based upon certain assumptions, including those with respect to synergies and other cost savings from the merger and the stand-alone earnings of Peoples and Citizens & Northern. These forward-looking projections may be affected by many factors beyond the control of Peoples and/or Citizens & Northern, including the future direction of interest rates, economic conditions in the companies' market place, the actual amount and timing of cost savings achieved through the merger, the actual level of revenue enhancements brought about through the merger, future regulatory changes and various other factors. The actual results achieved may vary from the projected results and the variations may be material.

       DISCOUNTED DIVIDEND ANALYSIS: Using a discounted dividend analysis, Ryan, Beck estimated the present value of the future dividend stream that Peoples could produce in perpetuity. Projection ranges for Peoples' five-year balance sheet and income statement were provided by Peoples' management. Management's projections were based upon various factors and assumptions, many of which are beyond the control of Peoples. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. The actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share Peoples values, Ryan, Beck utilized the following assumptions: discount rates range from 13% to 15 %, terminal price/earnings multiples range from 12x to 14x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in Peoples' non-interest expense equal to 25% in the first year, and 30% in the second year, with 5% growth thereafter. The discounted dividend analysis produced the range of net present values per share of Peoples common stock illustrated in the chart below:



        DISCOUNT RATE:                         13%            14%           15%
        --------------                  -----------------------------------------
        Terminal Year                12       $57.04        $55.12        $53.30
        Multiple of
        Earnings                     13       $59.75        $57.71        $55.77
        Adj. for Goodwill
        Amortization                 14       $62.47        $60.30        $58.24
                                        -----------------------------------------



These analyses do not purport to be indicative of actual values or expected values or an appraisal range of Peoples shares of common stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

       BREAK-EVEN ANALYSIS: Using a break-even analysis, Ryan, Beck estimated the earnings per share growth rate necessary for the present value of Peoples' stock price to equal the value of the merger consideration. In producing the earnings growth rate, Ryan, Beck used the following assumptions: 2000 EPS estimate of $3.48, discount rates range from 13% to 19%, terminal price/earnings multiples range from 12x to 20x, and a dividend payout ratio of 36%. The break-even analysis produced the range of five-year earnings growth rates illustrated in the chart below:


                 TERMINAL YEAR                                     DISCOUNT RATE
                  MULTIPLE OF            -----------------------------------------------------------------------
                    EARNINGS                 13.0%             15.0%              17.0%               19.0%
                 ---------------         --------------    ---------------    --------------  ------------------
                      12.0 X                 22.9 %            25.6 %
     MARKET
   MULTIPLES
                      14.0 X                 18.9 %            21.5 %


                      18.0 X                                                      17.4%              19.9%
  ACQUISITION
   MULTIPLES
                      20.0 x                                                      14.7%              17.0%




       Ryan, Beck noted that Peoples' strategic plan called for earnings growth rates less than those indicated above. These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Peoples common stock. The break-even analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including projected earnings, price/earnings multiples, discount rates, dividend payout ratio and Citizens & Northern's $58.59 offer per share to Peoples' shareholders, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

       Ryan, Beck's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date of the opinion. Ryan, Beck did not and does not express any opinion as to the price or range of prices at which Citizens & Northern common stock might trade subsequent to the merger. Events occurring after such date could materially affect the assumptions and conclusions contained in Ryan, Beck's opinion. Ryan, Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

       Peoples agreed to pay Ryan, Beck a transaction fee for its services in connection with the merger, a substantial portion of which is contingent upon the consummation of the merger. Peoples will pay Ryan, Beck a total fee of approximately $240,000, of which $140,000 has been paid and the remainder of which will be paid when the merger is consummated. In addition, Peoples has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which can not exceed $10,000 without the prior consent of Peoples. Peoples has also agreed to indemnify Ryan, Beck and other related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan, Beck's fees were determined by negotiation between Peoples and Ryan, Beck.


       Prior to this engagement, Ryan, Beck has not had an investment banking relationship with Peoples or Citizens & Northern. Ryan, Beck's research department does not provide published investment analysis on Peoples or Citizens & Northern. Ryan, Beck does make a market in Peoples' and Citizens & Northern's common stock.


CITIZENS & NORTHERN'S REASONS FOR THE MERGER

       The board of directors and management of Citizens & Northern believe that the merger is fair and in the best interests of the Citizens & Northern shareholders. At an April 18, 2000 meeting, the Citizens & Northern board of directors approved the merger proposal and its related transactions. We have set forth below all the material factors that the Citizens & Northern board of directors considered in reaching its decision to approve the merger proposal:

       - the consistency of the merger with Citizens & Northern's strategic objectives;

       - the familiarity of Citizens & Northern's board of directors with and review of its and Peoples' business, financial condition, results of operations and prospects, including but not limited to its potential growth, development, productivity and profitability;

       - the recognition of the adjacency and overlap of the markets served and the products offered by Citizens & Northern and Peoples and the expectation that the merger would provide economies of scale, expanded product offerings, expanded opportunities for cross-selling, cost savings opportunities and enhanced opportunities for growth, including an expanded pool of acquisition targets;

       - the similarity between Citizens & Northern's and Peoples' philosophy and commitments to their respective employees, suppliers, creditors and customers, the effect of the merger on those constituencies, and other community and societal considerations;

       - the review by Citizens & Northern's board of directors, with its legal and financial advisors, of the provisions of the merger agreement and the stock option agreement;

       - the current and prospective environment in which each of Citizens & Northern and Peoples operates, including national and local conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation and increased competition in the financial services industry, both in the Northeast and elsewhere;

       - the review by Citizens & Northern's board of directors, based in part on presentations by its management and advisors, of the business, financial condition, results of operations and management of Peoples, the strategic fit between the parties, and the enhanced opportunities for operating efficiencies that could result from the merger;

       - the opportunity that the merger provides to strengthen and deepen the management team of the combined entity;

       - the expectation that the merger will generally be a tax-free transaction to Peoples and its shareholders and will qualify for pooling of interests accounting treatment, see "Material Federal Income Tax Considerations" and "Accounting Treatment"; and

       - the recognition of various financial benefits accompanying the merger, including the belief that the merger would be accretive to projected earnings per share in the first full year of post-merger operations, that the combined projected organization would be well capitalized and have strong asset quality and that the combined organization may have a higher potential for earnings and book value multiples expansion.


       Because of the variety of factors considered in connection with its evaluation of the merger, the Citizens & Northern board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Citizens & Northern board of directors may have assigned different weights to different factors.

BOARD OF DIRECTORS AND MANAGEMENT OF CITIZENS & NORTHERN FOLLOWING THE MERGER

       If the merger is completed, Kenneth Taylor, currently the Chairman and a Director of Peoples, and Donald Abrey, currently the President, Chief Executive Officer, Treasurer and a Director of Peoples, will be appointed to fill vacancies on the Citizens & Northern board of directors for terms of office expiring in 2003. Upon the expiration of their initial terms, Citizens & Northern will submit their names for consideration as director nominees for an additional three year term. Citizens & Northern's current executive management will continue in their positions following the merger.

BOARD OF DIRECTORS AND MANAGEMENT OF CITIZENS & NORTHERN BANK FOLLOWING THE SUBSIDIARY MERGER

       Immediately following the merger, Peoples State Bank of Wyalusing, Pa. will merge with Citizens & Northern Bank, assuming that all necessary regulatory approvals are received. At the first Citizens & Northern Bank board of directors meeting following the subsidiary merger Donald Abrey and Kenneth Taylor will be appointed to fill vacancies on the Citizens & Northern Bank board of directors for terms of office expiring in 2003. Upon the expiration of their initial terms, Citizens & Northern Bank will submit their names to its executive committee for consideration as director nominees for an additional three year term. Citizens & Northern Bank's current executive management will continue in their positions following the merger. Following the merger of Citizens & Northern Bank and Peoples State Bank of Wyalusing, Pa., members of Peoples' Board of Directors who did not become members of Citizens & Northern's or Citizens & Northern Bank's board of directors shall be given the opportunity to serve on an Advisory Board of Directors for the Wyalusing, Pennsylvania area.

INTERESTS OF PEOPLES' DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

       In connection with the merger, in addition to the interests of Peoples' Board of Directors arising from their continuing service on Citizens & Northern Board or Directors or Advisory Board, as described above, you should be aware that Donald Abrey and Douglas Brown, Peoples' executive officers, each have an interest in the merger that is somewhat different than your interests. In the case of Donald Abrey, this interest arises out of rights he has pursuant to an Executive Employment Agreement dated May 15, 2000, as amended, among Mr. Abrey, Peoples and Peoples State Bank of Wyalusing, an Executive Indexed Retirement Agreement between Mr. Abrey and Peoples State Bank of Wyalusing, and a Split Dollar Agreement between Mr. Abrey and Peoples State Bank of Wyalusing. Mr. Brown's interest arises out of rights he has pursuant to an Executive Indexed Retirement Agreement between Mr. Brown and Peoples State Bank of Wyalusing, and a Split Dollar Agreement between Mr. Brown and Peoples State Bank of Wyalusing.

MR. ABREY'S EMPLOYMENT AGREEMENT. Mr. Abrey's Executive Employment Agreement, as amended, contains certain change of control provisions. Pursuant to the agreement, Mr. Abrey is entitled to receive, at the effective time of the merger, from Peoples and/or Peoples State Bank of Wyalusing, Pa. and/or Citizens & Northern Corporation, a lump sum payment equal to 2.99 times his highest annual compensation, including cash bonuses, which he received during the preceding three year period.

         In addition, Mr. Abrey's amended employment agreement provides:

       - for a term of two years beginning on January 1, 2000 and ending on December 31, 2001, with the option to renew for an additional term of one year on the mutual agreement of Mr. Abrey, Peoples and Peoples State Bank of Wyalusing, Pa.;

       for a base salary of $110,000 per year, which will be reviewed annually and subject to annual change (but which shall not be reduced below $110,000) and an annual discretionary bonus;

       - for compensation for attendance at Board meetings and an annual stipend for Board service;

       - that Mr. Abrey's position is President and Chief Executive Officer of Peoples and Peoples State Bank of Wyalusing, Pa.;

       - that at the effective time of the merger, Mr. Abrey's position be Senior Vice President of Citizens & Northern Bank and Senior Vice President and Chief Executive Officer of Citizens & Northern Financial Services Corporation;

       - that if Mr. Abrey terminates his employment because of his health, or if his employment is terminated because of Mr. Abrey's death, disability, or for cause, Mr. Abrey is entitled to his full annual direct salary through the date of termination at the rate in effect at the time of his termination;

       - that if Mr. Abrey's employment is terminated other than for cause, disability, or death, he shall be paid his annual direct salary from the date of termination through the term of Mr. Abrey's agreement or an amount equal to his annual direct salary, whichever is greater; and

       - that if Mr. Abrey terminates his employment for good reason or his employment is terminated other than for cause, Peoples and/or Peoples State Bank of Wyalusing, Pa. and/or Citizens & Northern Corporation shall continue all employee benefit plans and programs to which Mr. Abrey was entitled prior to the date of termination, with the exception of unaccrued vacation, holidays, sick days, personal days, business expenses, and reimbursements for use of his personal vehicle, through the term of Mr. Abrey's agreement. These benefits include health, medical, life and disability insurance coverage, participation in the pension plan, profit-sharing plan and savings plans.

       EXECUTIVE INDEXED RETIREMENT AGREEMENTS. Peoples' Board of Directors entered into discussions in October 1999 to provide Executive Indexed Retirement Agreements to Peoples' executive officers. Each of the Executive Indexed Retirement Agreements contains change in control language such that the merger constitutes a change in control for purposes of such agreements. Under Mr. Abrey's Executive Indexed Retirement Agreement, the noncompetition provisions that provide for the forfeiture of benefits if he competes with Peoples after his termination of employment, will not apply to Mr. Abrey after a change in control. Under Mr. Brown's Executive Indexed Retirement Agreement, Mr. Brown will become 100% vested in his benefits and will no longer be subject to the noncompetition provisions that provide for the forfeiture of benefits if he competes with Peoples after his termination of employment, following a change in control.

       SPLIT DOLLAR AGREEMENTS. Peoples' Board of Directors entered into discussions in October 1999 to provide Split Dollar Agreements to Peoples' executive officers. Each of the Split Dollar Agreements contains change in control language so that the merger constitutes a change in control for purposes of these agreements. Under Mr. Abrey's Split Dollar Agreement, the noncompetition provisions that provide for the forfeiture of benefits if he competes with Peoples after his termination of employment, will not apply to Mr. Abrey after the change in control. Under Mr. Brown's Split Dollar agreement, Mr. Brown will be entitled to the maximum amount of net proceeds after the change in control, and the noncompetition provisions that provide for the forfeiture of benefits if he competes with Peoples after his termination of employment, will not apply to Mr. Brown after the change in control.

       INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. Citizens & Northern has agreed to indemnify, defend and hold harmless the current and former directors, officers and employees of Peoples and its subsidiaries against all costs, expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages or liabilities arising from acts or omissions occurring at or before the effective date, to the fullest extent permitted by Pennsylvania law and Peoples' articles of incorporation and by-laws.

       Citizens & Northern has also agreed that, for a period of six years from the effective date of the merger, it will use its reasonable best efforts to provide directors' and officers' insurance for the present and former officers and directors of Peoples with respect to claims arising from facts or events occurring prior to the effective date.

       DIRECTORS. Peoples' Board of Directors entered into discussions in October 1999 to provide Split Dollar Agreements to the Directors. Each of Donald Abrey, James Chadwick, P. Dean Homer, Steven Moore, Kenneth Taylor, and Howard Visscher (the Directors of Peoples State Bank of Wyalusing, Pa.) entered into a Director Split Dollar Agreement with Peoples State Bank of Wyalusing, Pa. in April, 2000. Each of the Director Split Dollar Agreements contains change in control language so that the merger constitutes a change in control for purposes of these agreements. Under each of these agreements, the noncompetition provisions that provide for the forfeiture of benefits if the Director competes with Peoples after his termination of Director services, will not apply after the change in control.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

       The following discussion summarizes the anticipated material federal income tax consequences of the merger, if the merger were to take place on the date of this proxy statement/ prospectus. This is only a general description. We include the opinion of Shumaker Williams, P.C., Special Counsel to Peoples, as to the income tax consequences of the merger as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. Shumaker Williams, P.C. assumed that the merger and related transactions will take place as described in the agreement. The opinion does not consider the particular facts and circumstances of your situation. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole, and also as to any estate, gift, state, local or foreign tax consequences arising out of the transactions and/or any sale of Citizens & Northern common stock received in the merger. We do not anticipate that the tax law will change before completion of the merger.

       The following is a summary of the opinion of Shumaker Williams, P.C.:

       - The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

       - Neither Peoples nor Citizens & Northern will recognize gain or loss in the merger;

       - Shareholders of Peoples will not recognize any gain or loss upon their receipt of Citizens & Northern common stock in exchange for their Peoples common stock, except shareholders who receive cash proceeds received for fractional interests and shareholders exercising dissenters rights will recognize gain or loss equal to the difference between the proceeds and the tax basis allocated to their fractional share interests, and the gain or loss will constitute capital gain or loss if their Peoples common stock is held as a capital asset at the effective date of the merger;

       - The tax basis of the shares of Citizens & Northern common stock, including fractional share interests, that Peoples shareholders receive in the merger will be the same as the tax basis of their original shares of Peoples common stock exchanged for Citizens & Northern common stock, less any basis allocable to fractional share interests; and

       - The holding period of the Citizens & Northern common stock Peoples shareholders receive in the merger will include the holding period of their original shares of Peoples common stock, provided they hold their Peoples common stock as a capital asset at the time of the merger.

       - Pursuant to Section 381(a) of the Code and related Treasury Regulations, Citizens & Northern will succeed to and take into account the items of Peoples described in Section 381(c) of the Code. Those items will be taken into account by Citizens & Northern subject to the conditions and limitations of Sections 381, 382, 383 and 384 of the Code and Treasury Regulations thereunder.

This is not a complete description of all the federal income tax consequences of the merger and, in particular, does not address tax considerations that may affect the treatment of shareholders who acquired their Peoples common stock pursuant to the exercise of employee stock options or otherwise as compensation, or shareholders that are exempt organizations or who are not citizens or residents of the United States. Your individual circumstances may affect the tax consequences of the merger to you. In addition, we have not provided you with information with respect to the tax consequences of the merger under applicable state, local or foreign laws. We urge you to consult a tax advisor as to the specific tax consequences of the merger to you.

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ACCOUNTING TREATMENT

       We expect that the merger will be accounted for as a pooling of interests transaction in accordance with generally accepted accounting principles. The pro forma results of this accounting treatment are shown in the "Unaudited Pro Forma Condensed Combined Financial Statements" on page 79.

       As noted below, as a condition to each party's obligation to complete the merger, Citizens & Northern and Peoples must receive a letter from Parente Randolph stating its opinion that the merger will qualify as a pooling of interests transaction under generally accepted accounting principles. Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of Citizens & Northern and Peoples will be combined at the effective date of the merger and carried forward at their previously recorded amounts and the shareholders' equity accounts of Citizens & Northern and Peoples will be combined on Citizens & Northern's consolidated balance sheet. Income and other financial statements of Citizens & Northern issued after the closing of the merger will be restated retroactively to reflect the combined operations of Citizens & Northern and Peoples as if the merger had taken place prior to the periods covered by those financial statements. In order for the merger to qualify for pooling of interests accounting treatment, 90% or more of the outstanding Peoples shares of common stock must be exchanged for Citizens & Northern shares of common stock with substantially similar terms. Other criteria must also be satisfied in order for the merger to qualify as a pooling of interests, some of which cannot be satisfied until after the effective time of the merger. For example, a company is generally precluded from using pooling accounting for a just-completed merger if treasury shares acquired within six months after the effective time of the merger, when combined with shares otherwise considered to preclude pooling treatment, exceed 10% of the number of shares issued in the merger, unless the acquisition of such shares is part of a previously established systematic plan meeting appropriate criteria. Furthermore, in order to qualify for pooling of interests accounting treatment, no affiliate of either Citizens & Northern or Peoples may reduce his or her risk relative to Citizens & Northern shares of common stock until financial results covering at least 30 days of post-merger combined operations have been published. In the event these conditions are not met, the merger would not be closed unless the treatment of a pooling of interests was waived by Citizens & Northern and Peoples In that event, we would need to redistribute this proxy statement/prospectus to reflect the accounting for the transaction as a purchase.

EFFECT OF THE MERGER ON EMPLOYEE BENEFIT PLANS

       The existing employees of Peoples will have the opportunity to continue as employees of Citizens & Northern or one of its subsidiaries on the effective date; subject, however, to the right of Citizens & Northern and its subsidiaries, in their discretion, not to extend offers of employment to any such employees. Prior to the effective date, Peoples will be responsible for any and all obligations owing to any of its employees who do not become employees of Citizens & Northern and its subsidiaries, including but not limited to back pay, bonus, severance, unemployment compensation and the like. Peoples will not enter into any severance agreement except pursuant to written severance policies which were in effect prior to contemplation of the merger and except for Donald Abrey's Executive Employment Agreement.

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

       From and after the effective date, Peoples employees will continue to participate in the Peoples' employee benefit plans in effect at the effective date unless and until Citizens & Northern, in its sole discretion, determines that Peoples employees may, subject to applicable eligibility requirements, participate in employee benefit plans and that all or some of the Peoples plans will terminate or merge into certain Citizens & Northern employee benefit plans. Notwithstanding the foregoing, each Peoples employee will be credited with years of Peoples (or predecessor) service for purposes of eligibility and vesting in employee benefit plans. Citizens & Northern will provide or allow severance payments to Peoples employees (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) on or after the effective date and before the expiration of six months following the effective date, in the amount equal to one week for each year of service with Peoples, up to a maximum of 13 weeks. In computing these severance payments for non-exempt, full time employees, overtime and bonus are excluded. In computing the severance payments for non-exempt regular part time employees, the weekly compensation will be based on 1/52 of the employee's total salary, excluding overtime and bonus, paid in 1999. For full time exempt employees, weekly compensation is calculated by taking 1/52 of the employee's 1999 annual salary, excluding bonus.

       Prior to the effective date of the merger, Peoples will not enter into, establish, adopt or amend any employee benefit plans except:

       -      to satisfy previously disclosed contractual obligations;

       - to satisfy the regular annual renewal of insurance contracts, any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Peoples or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; or

       -      to comply with applicable law or regulation.

       Peoples maintains various employee benefit plans in which eligible employees of Peoples and its subsidiaries participate. Specifically, Peoples maintains the following benefit plans:

       -      401k pension plan,
       -      health coverage,
       -      dental insurance,
       -      short-term disability insurance,
       -      long-term disability insurance, and
       -      group life and AD&D insurance.


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

       In addition, Peoples State Bank of Wyalusing has the following benefits:

       -      family death policy,
       -      jury duty,
       -      employee loan program, and
       -      discretionary end of the year bonuses.

EXPENSES OF THE MERGER

       Citizens & Northern and Peoples will each bear all their own respective expenses incurred in connection with this merger and related transactions contemplated hereby, except that the cost of printing and mailing this proxy statement/prospectus will be paid by Citizens & Northern. All fees to be paid to regulatory authorities and the Securities and Exchange Commission in connection with the merger and related transactions will be paid by Citizens & Northern.

REGULATORY APPROVALS

       Citizens & Northern will file the application necessary to obtain approval for the merger from the Federal Deposit Insurance Corporation. The merger may not be consummated for up to 15 days after approval by the Federal Deposit Insurance Corporation. Citizens & Northern will make required notice filings with the Federal Reserve Board and also will make the applications necessary to obtain approval for the merger from Pennsylvania Department of Banking.

RESALE OF CITIZENS & NORTHERN COMMON STOCK

       No restrictions on the sale or other transfer of the shares of Citizens & Northern common stock issued pursuant to the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of shares of common stock issued to any Peoples shareholder who is deemed to be a Peoples "affiliate" for purposes of Rule 145 under the Securities Act of 1933. Generally, "affiliates" of Peoples include its officers, directors and significant shareholders. The merger agreement requires Peoples to cause persons who could be considered to be affiliates to enter into an agreement with Citizens & Northern stating that these affiliates will not sell, pledge, transfer or otherwise dispose of the shares of Citizens & Northern common stock they acquire except in compliance with the Securities Act of 1933 and its related rules and regulations. Sales of shares of Citizens & Northern common stock by affiliates of Citizens & Northern are subject to similar transfer restrictions.


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

       Peoples affiliates may resell the shares of Citizens & Northern common stock they receive in the merger only:

       - in transactions permitted by Rule 145 promulgated under the Securities Act of 1933;

       -      pursuant to an effective registration statement; or

       -      in transactions exempt from registration.

Rule 145, as currently in effect, restricts the manner in which affiliates may resell shares of common stock and also restricts the number of shares of common stock that affiliates, and others with whom they might act together, may sell within any three month period. This proxy statement/prospectus does not cover resales of shares of Citizens & Northern common stock received by any person in connection with the merger, and no person is authorized to make use of this proxy statement/prospectus in connection with any resale.

STOCK EXCHANGE LISTING


       Citizens & Northern common stock to be issued in connection with the merger will be listed on the OTC Bulletin Board under the symbol "CZNC."


DIVIDENDS

       Peoples, during the period prior to completion of the merger, may continue to declare quarterly cash dividends, in an amount not to exceed 40% of net annual income, consistent with its past practice.

       Following completion of the merger, former Peoples shareholders will be Citizens & Northern shareholders and will receive dividends, if any, declared by Citizens & Northern.

DISSENTERS' RIGHTS

       The Pennsylvania Business Corporation Law provides Peoples' shareholders with the right to dissent from the merger, and to demand and receive the "fair value" of their shares of stock instead of the Citizens & Northern common stock to be received in the merger. In order to assert these dissenters' rights, you must:

       - file with Peoples, prior to the vote at the special meeting, a written notice of your intent to demand that you be paid the fair value for your shares should the merger be approved;

       -      not vote in favor of the merger;

       - continuously hold your shares of Peoples common stock from the date of filing the notice through the effective date of the merger; and

       - comply with all other statutory procedures set forth in Pennsylvania law.


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

         It is not necessary that a dissenting shareholder vote on the merger at the special meeting, but a vote in favor of the merger, whether in person or by proxy, eliminates that dissenting shareholder's rights under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. Delivery of written notice of intent to demand payment PRIOR to the vote on the merger is essential; a vote against the merger at the special meeting, by itself, will not satisfy the requirement.

         If the merger is authorized at the special meeting, Peoples will mail a further notice to all dissenters who gave proper notice of intent to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed merger. The dissenters' notice will:

         - state where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment;

         - inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received;

         - supply a form for demanding payment that includes a request for certification of the date on which the shareholder, on whose behalf the shareholder dissents, acquired beneficial ownership of the shares; and

         - be accompanied by a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law.

         A dissenting shareholder must then demand payment, certify the date on which the shareholder acquired beneficial ownership of the shares, and deposit his certificates in the place specified in the dissenter's notice. This demand must be made by the time set forth in the dissenter's notice but cannot be less than 30 days from the mailing date of the notice. A shareholder who fails to timely demand payment, or fails to timely deposit certificates as required by the dissenter's notice, will not have any rights to receive payment of the fair value of his shares.

         Immediately following of the merger, Peoples will either remit to dissenters who have made demand and, if the shares are certificated, have deposited their certificates the amount that Peoples estimates to be the fair value of the shares, or give written notice that no remittance will be made. The remittance notice will be accompanied by:

         - Peoples' closing balance sheet and statement of income of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

         -    a statement of Peoples' estimate of the fair value of the shares;
              and


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

         - a notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law.

         If Peoples gives notice of its estimate of the fair value of the shares without remitting such amount or remits payment of its estimate of the fair value of a dissenter's shares and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to Peoples his own estimate of the fair value of the shares. This estimate will be deemed a demand for payment of the amount or the deficiency. If the dissenter does not file his own estimate within 30 days after Peoples mailing of its remittance or notice, the dissenter will not be entitled to more than the amount stated in the notice or remitted to him by Peoples.

         THE FOREGOING IS ONLY A SUMMARY OF THE RIGHTS OF A DISSENTING SHAREHOLDER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUBCHAPTER D OF CHAPTER 15 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D. ANY HOLDER OF PEOPLES COMMON STOCK WHO INTENDS TO DISSENT FROM THE MERGER SHOULD CAREFULLY REVIEW THE TEXT OF THE APPLICABLE PROVISIONS OF SUBCHAPTER D AND SHOULD ALSO CONSULT WITH AN ATTORNEY. THE FAILURE OF A DISSENTING SHAREHOLDER TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN SUBCHAPTER D MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO DISSENTERS' RIGHTS OR ANY STEPS ASSOCIATED THEREWITH WILL BE FURNISHED TO HOLDERS OF PEOPLES COMMON STOCK, EXCEPT AS INDICATED ABOVE OR OTHERWISE REQUIRED BY LAW.

                              THE MERGER AGREEMENT

         The following is a description of the material terms of the merger agreement and the stock option agreement. Complete copies of the merger agreement and stock option agreement are attached as Annexes A and B to this proxy statement/prospectus and are incorporated into this proxy statement/prospectus by reference. We encourage you to read the merger agreement and the stock option agreement in their entirety.

THE MERGER

         Under the merger agreement, Peoples will merge with Citizens & Northern and, immediately after the merger, assuming the receipt of all necessary regulatory approvals, Peoples State Bank of Wyalusing, Pa., the wholly-owned subsidiary of Peoples, will merge with Citizens & Northern Bank, a wholly-owned subsidiary of Citizens & Northern. At the effective time of the merger, Citizens & Northern will issue 2.5 Citizens & Northern shares of common stock to existing Peoples shareholders in exchange for each of their Peoples shares of common stock. Citizens & Northern and Peoples are corporations formed under Pennsylvania law and the merger therefore must be completed in accordance with Pennsylvania law.


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

EFFECTIVE DATE

         The merger will be effective on the date the articles of merger are filed with the Secretary of State of the Commonwealth of Pennsylvania. We plan to file the articles of merger as soon as possible after all of the conditions described in the merger agreement have been satisfied.

CONVERSION OF PEOPLES COMMON STOCK

         On the merger's effective date, each outstanding Peoples common share, except for shares owned by Citizens & Northern, will be converted into 2.5 shares of Citizens & Northern common stock. If you would have the right to receive a fraction of a Citizens & Northern common share as a result of that conversion, you will receive, instead, a cash payment equal to:

         - the fractional share of Citizens & Northern common stock, multiplied by

         - the average of the bid and ask prices of Citizens & Northern common stock, as reported by the OTC Bulletin Board for the 20 trading days immediately preceding the fifth trading day prior to the effective date of the merger.

Citizens & Northern Bank will serve as exchange agent and will be responsible for sending you any cash payment you have the right to receive.

         At the merger's effective time, if you are a Peoples shareholder, you will no longer have any rights as a holder of those shares, but you will, upon proper surrender of your Peoples common stock certificates, have the rights of a Citizens & Northern shareholder. For a comparison of the rights you have as a Peoples shareholder to the rights you will have as a Citizens & Northern shareholder, read "Material Differences Between the Rights of Citizens & Northern and Peoples Shareholders" on page 77.

SURRENDER OF CERTIFICATES

         After the merger's effective time, each holder of outstanding certificates for Peoples common stock convertible into shares of Citizens & Northern common stock will be entitled to receive certificates representing the number of whole shares of Citizens & Northern common stock into which the holder's Peoples shares are converted, and, if applicable, a cash payment in lieu of any fractional share.

         If you are a Peoples shareholder, promptly after the merger's effective, the exchange agent will send you transmittal materials that you should use when surrendering your Peoples share certificates. After you surrender your Peoples share certificate(s) for cancellation to the exchange agent, together with a completed letter of transmittal and any other documents reasonably requested, you will be entitled to receive certificates for the shares of Citizens & Northern common stock you have a right to receive and, if applicable, a cash payment for any fractional shares. Your surrendered Peoples share certificate(s) will be canceled. YOU SHOULD NOT SURRENDER YOUR CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.


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

         If you own Peoples common stock, the transfer of which has not been registered in Peoples transfer records, you may nevertheless exchange these shares for shares of Citizens & Northern common stock if you provide the exchange agent with the certificates representing your shares of Peoples common stock, along with all documents required by Citizens & Northern to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. Furthermore, if your certificates have been lost, stolen or destroyed, the exchange agent will issue the Citizens & Northern certificate(s) provided you complete an affidavit stating that your certificate(s) have been lost, stolen or destroyed. The affidavit may ask that you agree to indemnify Citizens & Northern and the exchange agent against any liabilities that could arise from claims to the shares brought by other people.

         After the merger's closing, Peoples will not transfer any of its common stock. If, within two years after the merger's closing, certificates and letters of transmittal for Peoples shares of common stock are properly presented to the exchange agent, the exchange agent will cancel these certificates and exchange them as described above, subject to applicable law and to the extent that Citizens & Northern has not surrendered the certificates or cash to a public official pursuant to applicable abandoned property laws.

         After the merger's effective time, Citizens & Northern will promptly mail to Peoples shareholders detailed instructions, including a transmittal form, as to the method of exchanging certificates representing shares of Peoples common stock for certificates representing shares of Citizens & Northern common stock.

CONDITIONS TO COMPLETION OF THE MERGER

         CONDITIONS TO CITIZENS & NORTHERN'S OBLIGATION AND PEOPLES' OBLIGATION TO COMPLETE THE MERGER. The obligations of Citizens & Northern and Peoples to complete the merger are subject to the satisfaction of specified conditions, including:

         - approval and adoption of the merger agreement by Peoples' shareholders;

         - receipt of the required regulatory approvals and expiration or termination of all applicable statutory waiting periods relating to the merger;

         - absence of any injunction or other order by any court or governmental entity delaying or preventing the merger;

         - effectiveness of the registration statement relating to the issuance of shares of Citizens & Northern common stock in the merger;

         - receipt of all required approvals and other authorizations under state securities laws necessary to complete the transactions contemplated by the merger; and

         - receipt by Citizens & Northern and Peoples of letters from Parente Randolph, PC dated the date of or shortly prior to the mailing of this proxy statement/prospectus and


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

              the effective date of the merger, stating its opinion that the merger qualifies for pooling of interests accounting treatment under generally accepted accounting principles.

         CONDITIONS TO PEOPLES' OBLIGATION TO COMPLETE THE MERGER. Peoples' obligation to complete the merger is further subject to the satisfaction of several conditions, including:

         - performance by Citizens & Northern of its obligations under the merger agreement in all material respects;

         - representations and warranties of Citizens & Northern contained in the merger agreement being be true and correct when made and as if made on the effective date of the merger;

         - receipt by Peoples of a legal opinion from Shumaker Williams, P.C., special counsel to Peoples, that the merger will constitute a "reorganization" for federal income tax purposes and that no gain or loss will be recognized by Peoples shareholders who receive Citizens & Northern shares of common stock, other than the gain or loss recognized as to cash received in lieu of fractional shares;

         - receipt by Peoples of a legal opinion of counsel to Citizens & Northern, stating that Citizens & Northern is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against Citizens & Northern, that the shares of Citizens & Northern common stock to be issued will be authorized, fully paid and nonassessable and that the adoption of the merger agreement by Citizens & Northern shareholders is not required by Pennsylvania law; and

         - receipt by Peoples of a fairness opinion from Ryan, Beck & Co., financial advisor to Peoples, stating that the exchange ratio is fair to the Peoples shareholders from a financial point of view.

         CONDITIONS TO CITIZENS & NORTHERN'S OBLIGATION TO COMPLETE THE MERGER. Citizens & Northern's obligation to complete the merger is further subject to the satisfaction of several conditions, including:

         - performance by Peoples of its obligations under the merger agreement in all material respects;

         - representations and warranties of Peoples contained in the merger agreement must be true and correct when made and as if made on the effective date of the merger;

         - receipt by Citizens & Northern of a legal opinion from Shumaker Williams, P.C., special counsel to Peoples, stating that Peoples is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against Peoples and that Peoples is not subject to Subchapters D through J of Chapter 25 of the Pennsylvania Business Corporation Law; and

         - receipt by Citizens & Northern of executed affiliate agreements from each affiliate of Peoples.


         Each party, to the extent permitted by law may decide to waive some of the conditions to its obligation to complete the merger even though these conditions may have not been met. In the case of mutual conditions, however, both parties must decide to waive a condition to their obligations to complete the merger. We cannot guarantee that the conditions to the merger will be satisfied or waived, or that the merger will be completed at all.


REPRESENTATIONS AND WARRANTIES

         The merger agreement contains some customary representations and warranties made by both Citizens & Northern and Peoples, including representations and warranties relating to:

         -    due organization and good standing;

         -    capitalization;

         -    subsidiaries;

         - corporate power and authorization to enter into the transactions contemplated by the merger agreement;

         - governmental filings, reviews and approvals required in connection with the transactions contemplated by the merger agreement;

         -    financial statements;

         -    litigation;

         -    regulatory matters;

         -    compliance with laws;

         -    brokerage fees;

         -    accounting treatment;

         -    deposit insurance with the Federal Deposit Insurance Corporation;

         -    risk management instruments;

         -    corporate books and records;

         -    loans;

         -    allowance for loan losses; and

         -    repurchase agreements.

         The merger agreement also contains some customary representations and warranties made by Peoples only, including representations and warranties relating to:

         -    material contracts;

         -    absence of default under any material contracts or agreements;

         -    environment;

         -    taxes;

         -    disclosure statements;

         -    absence of material changes or events;

         -    absence of undisclosed liabilities;

         -    employee benefit plans and plan compliance;

         -    labor matters;

         -    insurance coverage; and

         -    real and personal property.

         The merger agreement contains some customary representations and warranties made by Citizens & Northern only, including representations and warranties relating to:

         -    filings with the Securities and Exchange Commission; and

         -    takeover laws.

         The representations and warranties in the merger agreement will not survive the effective time of the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

         CONDUCT OF BUSINESS BY PEOPLES UNTIL THE EFFECTIVE TIME OF THE MERGER. From June 22, 2000 until the merger's effective time, unless Citizens & Northern consents in writing, Peoples and its subsidiaries must not:

         -    fail to conduct their business in the ordinary course;

         - fail to use their reasonable efforts to preserve intact their present business organizations and assets;

         - fail to use their reasonable efforts to maintain their rights, franchises and their existing relationships with customers, suppliers, employees and business associates;

         - voluntarily take any action that is likely to have an adverse effect upon Peoples' ability to perform any of its material obligations under the merger agreement;

         - issue or sell any shares of common stock or authorize the creation of additional shares of common stock or enter into any agreement with respect to the same;

         - permit any additional shares of their common stock to become subject to new grants of employee or director stock options or similar rights;

         - make, declare, pay or set aside for payment any dividend, other than quarterly cash dividends on Peoples common stock in an amount not to exceed 40% of annual net income and consistent with past practice, and dividends from wholly-owned subsidiaries to Peoples, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its common stock;

         - enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Peoples or its subsidiaries (other than Mr. Abrey's Executive Employment Agreement), change the position or title of any officer or employee of Peoples or any of its subsidiaries or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except:

              - for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice;

              -    for other changes that are required by applicable law;

              - to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement, or

              - for grants of awards to newly hired employees consistent with past practice.


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

         - enter into, establish, adopt or amend any employee benefit plans except:

              - to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement;

              - to satisfy the regular annual renewal of insurance contracts, any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Peoples or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; or

              -    to comply with applicable law or regulation.

         - sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business;

         - acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity;

         - amend its articles of incorporation or by-laws or the articles of incorporation or by-laws (or similar governing documents) of any of its subsidiaries;

         - implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

         - except in the ordinary course of business consistent with past practice, enter into, terminate, amend or modify in any material respect any of its existing contracts, involving payments in excess of $25,000;

         - except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to it and its subsidiaries, taken as a whole;

         - take any action while knowing that such action would, or is reasonably likely to, prevent or impede the merger from qualifying for "pooling of interests" accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code.


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

         - knowingly take any action that is intended or is reasonably likely to result in:

              - any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time,

              -    any of the conditions to the merger not being satisfied; or

              - a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation.

         - implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices;

         - fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

         - incur any indebtedness for borrowed money other than in the ordinary course of business; and

         - purchase any securities except in conformance with its investment policy in effect as of May 9, 2000.

         CONDUCT OF BUSINESS BY CITIZENS & NORTHERN UNTIL THE EFFECTIVE TIME OF THE MERGER. From June 22, 2000 until the merger's effective time, unless Peoples otherwise consents in writing, Citizens & Northern and its subsidiaries must not:

         -    fail to conduct their business in the ordinary course;

         - fail to use their reasonable efforts to preserve intact their present business organizations and assets;

         - fail to use their reasonable efforts to maintain their rights, franchises and their existing relationships with customers, suppliers, employees and business associates;

         -    declare or pay any extraordinary dividend;

         -    adopt any change in their accounting principles or practices;

         -    settle any material claim, action or proceeding;

         - take any action that would disqualify the merger as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

         - take any action that is intended or is likely to result in any representations or warranties in the merger agreement being untrue, any condition not being satisfied or a material violation of any provision;

         - except pursuant to law, fail to follow their existing policies or practices with respect to managing their exposure to interest rate and other risk or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk; or

         -    amend any of their articles of incorporation or by-laws.

OTHER ACQUISITION PROPOSALS

         Peoples has agreed not to solicit or encourage inquiries or proposals or engage in discussions or negotiations with any person relating to any acquisition proposal. An acquisition proposal is any tender or exchange offer, merger, consolidation or other business combination proposal, or any offer to acquire a substantial equity interest in, or a substantial portion of the assets of, Peoples or any of its subsidiaries, other than the merger with Citizens & Northern.

         Peoples has agreed to end any inquiries, discussions or negotiations with persons other than Citizens & Northern that were begun prior to the date of the merger agreement.

         Peoples will notify Citizens & Northern within 48 hours of its receipt of and contents of any acquisition proposals, including any material developments.

         Notwithstanding the foregoing, Peoples may provide information or enter into negotiations with persons presenting acquisition proposals, if the Peoples board of directors determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to do so would result in a breach of its fiduciary duties to Peoples shareholders under law.

         As part of the merger agreement, Peoples maintains the right to opt out of the merger with Citizens & Northern upon the occurrence of certain events. Specifically, from the date of the merger agreement's signing until the merger's effective date, Citizens & Northern agreed to notify Peoples should it desire to take certain actions. These actions include:

         -    selling all of substantially all of its assets,

         - issuing Citizens & Northern common stock or other securities convertible into Citizens & Northern common stock so that the newly issued Citizens & Northern common stock or the Citizens & Northern common stock into which the other securities would be converted would equal or exceed 20% of the number of shares of Citizens & Northern common stock issued as of the date of the merger agreement, or

         - merging of consolidating with or into, or converting to, any other person or entity.

If Citizens & Northern takes any of these actions, Peoples has the right, in its sole discretion, to terminate the merger agreement without cost, expense or liability on its part.

TERMINATION; FEES AND EXPENSES

         TERMINATION. We can terminate the merger agreement without completing the merger if each of our board of directors agree to terminate it by a majority vote. Either of us acting alone can terminate the merger agreement if:

         - the other party breaches a representation or warranty or breaches a covenant or agreement contained in the merger agreement that cannot be cured within 30 days of giving notice of the breach to the breaching party, provided that the breach would be reasonably likely to result in a material adverse effect to the other party;

         -    the merger has not been completed on or before December 31, 2000;

         - the approval of any governmental entity required for the completion of the merger has been denied by final nonappealable action;

         -    the Peoples shareholders do not approve the merger agreement; or

         - the closing conditions required by the merger agreement have not been met.

AMENDMENT; WAIVER

         At any time prior to the merger's effective time, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between the parties executed in the same manner as the merger agreement, except that no amendment or waiver may be made that would change the form or the amount of the merger consideration following the Peoples special shareholders meeting.

STOCK OPTION AGREEMENT

         On June 23, 2000, Citizens & Northern entered into a stock option agreement with Peoples that grants Citizens & Northern a binding option to purchase up to 19.9% of the outstanding shares of Peoples at an exercise price of $47 per share upon specified triggering events. Peoples entered into the stock option agreement as an inducement for Citizens & Northern to enter into the merger agreement.

         The stock option agreement is intended to increase the likelihood that the merger will be completed in accordance with the terms of the merger agreement. Therefore, some aspects of the stock option agreement may have the effect of discouraging persons who might now or at any other time prior to the merger's effective date be interested in acquiring all of or a significant interest in Peoples from considering or proposing an acquisition. The acquisition of Peoples by a party other than Citizens & Northern could cause Citizens & Northern's option to become exercisable. The existence of the option could significantly increase the cost to a potential acquirer of acquiring Peoples compared to the cost if the stock option agreement did not exist. This increased cost might discourage a potential acquirer from considering or proposing an acquisition or might result in a potential acquirer having to pay a lower per share price to acquire Peoples than it might otherwise have proposed to pay. Moreover, following consultation with their own independent accountants, Citizens & Northern and Peoples believe that the exercise or repurchase of Citizens & Northern's option is likely to prohibit any other acquirer of Peoples from accounting for that acquisition using the pooling of interests accounting method for a period of two years. Our financial advisors tell us that a stock option agreement is within the customary range of actions companies take to ensure completion of negotiated merger agreements.

         Citizens & Northern may exercise the binding option at any time upon the occurrence of any of the following purchase events:

         - Peoples enters into an agreement with any person or entity to merge, consolidate or acquire all or substantially all of Peoples' assets or for the purchase or acquisition of securities representing 20% or more of Peoples voting power;

         - any person or entity, other than Peoples, Citizens & Northern or fiduciaries of either party, acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding Peoples shares of common stock after the date of the stock option agreement;

         - Peoples breaches the stock option agreement in any material respect, which breach is not cured within 15 days after notice;

         - any person or entity makes a bona fide takeover proposal to Peoples by public announcement or written communication that is or becomes the subject of public disclosure, and, following such bona fide takeover proposal, the Peoples shareholders vote not to approve and adopt the merger agreement;

         - Peoples breaches the merger agreement between Citizens & Northern and Peoples following a bona fide takeover proposal and Peoples does not cure the breach prior to the date Citizens & Northern sends Peoples notice of its intention to exercise the option;

         - Peoples' shareholders fail to approve the merger agreement at a meeting held for that purpose or the meeting is not held or was canceled after a public announcement that a person or entity has made, or disclosed an intention to make, a proposal to engage in an acquisition transaction; or

         - Peoples' board of directors withdraws or modifies its recommendation that Peoples shareholders approve the transactions contemplated by the merger agreement, or Peoples or its subsidiaries authorize, recommend or propose an agreement to enter into an acquisition transaction.

         Citizens & Northern's binding option may be terminated in any of the following manners:

         -    by mutual consent of Citizens & Northern and Peoples;

         - by either Citizens & Northern or Peoples if the Federal Reserve Board issues an order denying approval of the merger of Citizens & Northern and Peoples or if any other governmental entity issues a final permanent order enjoining or otherwise prohibiting the merger;

         - by either Citizens & Northern or Peoples if the merger has not occurred on or before December 31, 2000; or

         - by either Citizens & Northern or Peoples if no purchase event has occurred and Peoples' shareholders fail to approve the merger.

         We have attached a copy of the stock option agreement to this proxy statement/prospectus as Annex B which is incorporated herein by reference. We encourage you to read the stock option agreement in its entirety.

                 DESCRIPTION OF CITIZENS & NORTHERN COMMON STOCK

         The following is a summary of the material terms of the Citizens & Northern common stock. If you would like to review copies of the Citizens & Northern articles of incorporation and by-laws, these documents are on file with the Securities and Exchange Commission. For further information on the rights of holders of Citizens & Northern shares of common stock, see "Material Differences between the Rights of Citizens & Northern and Peoples Shareholders."

         Citizens & Northern has authorized 10,000,000 shares of common stock, with a par value of $1.00 each, of which 5,324,962 shares are issued, including 119,470 held in treasury as of June 30, 2000. Each outstanding Citizens & Northern common share is duly authorized, validly issued, fully paid and nonassessable. The holders of shares of Citizens & Northern common stock have one vote per share on each matter on which shareholders are entitled to vote. Directors are elected for staggered, three-year terms. Therefore, the Citizens & Northern board of directors is divided into three classes, one of which is elected annually. On liquidation or dissolution of Citizens & Northern, the holders of shares of Citizens & Northern common stock are entitled to share ratably in the assets that remain after creditors have been paid. Holders of shares of Citizens & Northern common stock have no preemptive rights, subscription rights or conversion rights.

         The Citizens & Northern board of directors determines whether to declare dividends and the amount of any dividends declared. The determinations by the Citizens & Northern board of directors take into account Citizens & Northern's financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular quarterly cash dividends, we give no assurance that any dividends will be declared, or, if declared, in what amount.

         Citizens & Northern Bank is the transfer agent and registrar for the Citizens & Northern common stock and will be the exchange agent for the merger.

         MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF CITIZENS & NORTHERN
                            AND PEOPLES SHAREHOLDERS

INTRODUCTION

         On the merger's effective date, each share of Peoples common stock, other than treasury shares, shares previously owned by Citizens & Northern and shares as to which dissenters' rights have been exercised, will be converted into 2.5 shares of Citizens & Northern common stock. As a result, Peoples shareholders will become Citizens & Northern shareholders and the Citizens & Northern articles of incorporation and the Citizens & Northern by-laws will govern their rights as new Citizens & Northern shareholders. The following is a summary of material differences between the rights of Citizens & Northern shareholders and Peoples shareholders. These differences arise from differences between the Citizens & Northern articles of incorporation and by-laws and the Peoples articles of incorporation and by-laws. As it is impractical to compare all of the aspects in which the companies' charter documents differ with respect to shareholders' rights, the following discussion summarizes the material differences between them. We encourage you to read the relevant provisions of Pennsylvania law, the Citizens & Northern articles of incorporation and by-laws and the Peoples articles of incorporation and by-laws.

AUTHORIZED SHARES

         CITIZENS & NORTHERN. Citizens & Northern articles of incorporation provide for 10,000,000 shares of common stock, with a par value of $1.00 each.

         PEOPLES. Peoples' articles of incorporation provide for 500,000 shares of common stock, with a par value of $0.50 each.

SPECIAL MEETINGS OF SHAREHOLDERS

         CITIZENS & NORTHERN. Special meetings of Citizens & Northern shareholders may be called at any time by its board of directors or by three or more shareholders owning in the aggregate an amount not less than 20% its outstanding common stock.

         PEOPLES. A special meeting of Peoples shareholders may be called at any time by the Chairman of its board of directors, its President, a majority of the board of directors or of its Executive Committee or by shareholders entitled to cast at least 51% of the votes which all shareholders are entitled to cast at the particular meeting.

NUMBER OF DIRECTORS

         CITIZENS & NORTHERN. Citizens & Northern's articles of incorporation authorize no fewer than 5 and no more than 25 persons to serve on its board of directors. Within these limits, the number of directors, which is presently set at 14, is determined by resolution of the board of directors or by the shareholders at the annual meeting. Vacant directorships may be filled by the affirmative vote of a majority of the directors then in office. At times other than to fix the number of directors to be elected at the annual meeting, the board of directors may increase the size of the board, but only by one if the number of directors last elected by the shareholders was 15 or less; or by up to two if the number of directors last elected by shareholders was 16 or more, except that with the approval of at least 75% of the members of the entire board of directors a larger increase in the number of directors may be made. This provision of the Citizens & Northern articles of incorporation may be altered, amended or repealed by the affirmative vote of (i) 66.66% of the Citizens & Northern board of directors together with a majority vote of the outstanding shares of Citizens & Northern entitled to vote or (ii) the vote of 75% of the outstanding shares of Citizens & Northern entitled to vote.

         PEOPLES. Peoples' by-laws authorize no fewer than 5 and no more than 25 persons to serve on its board of directors. Peoples presently has 6 directors. The number of directors may be increased or decreased by amendment of Peoples' by-laws. Vacancies and newly created directorships resulting from any such increase may be filled by a majority of the directors then in office. This provision of Peoples' by-laws may be altered, amended or repealed by the affirmative vote of the majority of Peoples' board of directors or 75% of the outstanding Peoples' shares entitled to vote.

VOTING RIGHTS

         CITIZENS & NORTHERN AND PEOPLES. Neither Citizens & Northern's nor Peoples' articles of incorporation provides for cumulative voting rights for the election of directors or otherwise.

SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

         CITIZENS & NORTHERN. The affirmative vote of Citizens & Northern's shareholders entitled to cast 75% of the votes that all shareholders are entitled to cast is required to approve:

         - any merger or consolidation of Citizens & Northern with or into any other corporation;

         - any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of common stock of Citizens & Northern pursuant to a vote of shareholders;

         - any lease exchange or other transfer of all, or substantially all, of the assets of Citizens & Northern to any other corporation, person, or entity; or

         - any transaction similar to, or having similar effect as, any of the foregoing transactions.

The foregoing voting requirements, however, do not apply to any transaction that is approved by 2/3 of the members of the board of directors in advance at a meeting of the board of directors of Citizens & Northern duly held for such specific purpose.

         PEOPLES. Peoples' articles of incorporation provides that no merger, consolidation, liquidation or dissolution of Peoples, nor any action that would result in the sale or other disposition of all or substantially all of Peoples assets, shall be valid unless first approved by the affirmative vote of the holders of at least 75% of the outstanding shares of common stock.

AMENDMENTS OF BY-LAWS

         CITIZENS & NORTHERN AND PEOPLES. Citizens & Northern's and Peoples' by-laws may be amended either by their respective board of directors or by the vote of the holders of 75% of the outstanding shares of common stock of each respective entity. The Citizens & Northern articles of incorporation also provide however, that the by-laws may not be amended to increase the directors' exposure to liability or decrease the indemnification available for its directors, officers and others except by the affirmative vote of 75% of the entire board of directors or by the affirmative vote of shareholders of common stock entitled to cast 75% of the votes that all shareholders are entitled to cast.

COMPOSITION OF BOARD

         CITIZENS & NORTHERN. Citizens & Northern's articles provide that its board of directors be divided into three classes. Each class is to be as nearly equal in number as possible. The term of office of each class of Citizens & Northern's directors is three years.

         PEOPLES. The Peoples' by-laws provide that the board of directors be classified into three classes, each class to be elected for a term of three years. The number of directors in each class may be fixed by the board of directors.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined balance sheet as of June 30, 2000, and the pro forma condensed combined income statements for the six months ended June 30, 2000 and 1999, and for each of the three years in the period ended December 31, 1999, give effect to the merger, to be accounted for as a pooling-of-interests. The unaudited pro forma condensed combined financial statements have been prepared by the managements of Citizens & Northern and Peoples based on their respective consolidated financial statements under the assumptions and adjustments discussed in the accompanying notes. Pro forma per share amounts are based on the conversion rate of 2.5 Citizens & Northern shares of common stock for each Peoples common share in this merger.

         The unaudited pro forma condensed combined financial statements include results of operations as if the merger had been completed as of the beginning of the earliest period presented.

The unaudited pro forma condensed combined income statements do not reflect merger related charges to be incurred nor the cost savings anticipated to result from the merger.

         You should read the unaudited pro forma condensed combined financial statements together with the historical consolidated financial statements, including the respective notes, of Citizens & Northern and Peoples. Pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been consummated as of the beginning of the earliest period indicated, nor are they necessarily indicative of future results of operations or combined financial position.

                         CITIZENS & NORTHERN CORPORATION
                                  PEOPLES LTD.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2000
                           (In thousands) (Unaudited)


                                                                                              CITIZENS &
                                                                                            NORTHERN, AND
                                                                                               PEOPLES
                                                CITIZENS &                    PRO FORMA       PRO FORMA
                                                 NORTHERN        PEOPLES      ADJUSTMENT       COMBINED
                                                                                 (A)
ASSETS
Cash and due from banks                         $ 12,134        $  4,159                        $16,293
Federal funds sold and interest
  bearing deposits                                 2,326              24                          2,350
Securities                                       350,329          29,697        $(514)          379,512
Loans, net                                       313,992          78,609                        392,601
Premises and equipment                             8,485           2,059                         10,544
Accrued interest receivable and other assets      12,996           5,851          108            18,955
-------------------------------------------------------------------------------------------------------
Total assets                                    $700,262        $120,399        $(406)         $820,255
=======================================================================================================

LIABILITIES
Deposits                                        $498,951        $ 93,817                       $592,768
Short-term and long-term borrowings              117,395          12,547                        129,942
Accrued interest payable and other
  liabilities                                      6,444             668                          7,112
-------------------------------------------------------------------------------------------------------
Total liabilities                                622,790         107,032                        729,822
SHAREHOLDERS' EQUITY                              77,472          13,367        $(406)           90,433
-------------------------------------------------------------------------------------------------------
Total liabilities and  shareholders' equity     $700,262        $120,399        $(406)         $820,255
=======================================================================================================


(A) Elimination of Citizens & Northern's investment in 14,139 shares of Peoples common stock, determined as follows:


 (In thousands)
Cost basis of investment                               $     197
Fair value appreciation                                      317
                                                       ----------
Carrying value of investment                                 514
Deferred tax on appreciation                                (108)
                                                       ----------
Amount eliminated from shareholders' equity            $     406
                                                       ==========

                         CITIZENS & NORTHERN CORPORATION
                                  PEOPLES LTD.
                       PRO FORMA COMBINED INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 2000
                (In thousands, except per share data) (Unaudited)



                                           CITIZENS &       PEOPLES                    CITIZENS &
                                            NORTHERN          SIX                     NORTHERN AND
                                           SIX MONTHS        MONTHS                      PEOPLES
                                             ENDED           ENDED       PRO FORMA      PRO FORMA
                                            6/30/00         6/30/00      ADJUSTMENT     COMBINED
                                                                            (A)
INTEREST INCOME
Loans, including fees                        $    13,513     $    3,606                $      17,119
Securities and other                              12,293            804  $      (10)          13,087
                                        -------------------------------------------------------------
  Total interest income                           25,806          4,410         (10)          30,206

INTEREST EXPENSE
Deposits                                          11,081          1,750                       12,831
Borrowing                                          3,460            393                        3,853
                                        -------------------------------------------------------------
  Total interest expense                          14,541          2,143                       16,684

NET INTEREST INCOME                               11,265          2,267         (10)          13,522

PROVISION FOR LOAN LOSSES                            376             78                          454

NET INTEREST INCOME AFTER               -------------------------------------------------------------
  PROVISION FOR LOAN LOSSES                       10,889          2,189         (10)          13,068

OTHER INCOME                                       2,745            450                        3,195

OTHER EXPENSE                                      8,325          2,039                       10,364
                                        -------------------------------------------------------------

INCOME BEFORE INCOME TAXES                         5,309            600         (10)           5,899

INCOME TAXES                                         947            186                        1,133
                                        -------------------------------------------------------------
NET INCOME                                    $    4,362       $    414  $      (10)   $       4,766
                                        =============================================================

EARNINGS PER COMMON SHARE

Basic                                         $     0.84      $    1.01                $        0.77
Diluted                                       $     0.84      $    1.01                $        0.77

WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic                                          5,205,403        410,395                    6,196,043
Diluted                                        5,207,130        410,395                    6,197,770

(A) Elimination of dividend income recorded by Citizens & Northern related to its investment in Peoples common stock.

                         CITIZENS & NORTHERN CORPORATION
                                  PEOPLES LTD.
                       PRO FORMA COMBINED INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1999
                (In thousands, except per share data) (Unaudited)



                                       CITIZENS &      PEOPLES                        CITIZENS &
                                        NORTHERN          SIX                         NORTHERN AND
                                       SIX MONTHS       MONTHS                          PEOPLES
                                         ENDED          ENDED         PRO FORMA        PRO FORMA
                                        6/30/99        6/30/99       ADJUSTMENT        COMBINED
                                                                         (A)
INTEREST INCOME
Loans, including fees                  $12,898         $3,395                          $16,293
Securities and other                    10,268            821          $(10)            11,079
                                     -----------------------------------------------------------
  Total interest income                 23,166          4,216           (10)            27,372

INTEREST EXPENSE
Deposits                                 9,139          1,806                           10,945
Borrowing                                2,166             30                            2,196
                                     -----------------------------------------------------------
  Total interest expense                11,305          1,836             -             13,141
NET INTEREST INCOME                     11,861          2,380           (10)            14,231

PROVISION FOR LOAN LOSSES                  450             66                              516

NET INTEREST INCOME AFTER            -----------------------------------------------------------
  PROVISION FOR LOAN LOSSES             11,411          2,314           (10)            13,715

OTHER INCOME                             4,247            344                            4,591

OTHER EXPENSE                            8,654          1,710                           10,364
                                     -----------------------------------------------------------

INCOME BEFORE INCOME TAXES               7,004            948           (10)             7,942

INCOME TAXES                             1,540            257                            1,797
                                     -----------------------------------------------------------
NET INCOME                              $5,464         $  691          $(10)           $ 6,145
                                     ===========================================================

EARNINGS PER COMMON SHARE
Basic                                   $ 1.05         $ 1.68                          $  0.99
Diluted                                 $ 1.05         $ 1.68                          $  0.99

WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic                                5,205,044        410,342                        6,195,551
Diluted                              5,211,580        410,342                        6,202,087

(A) Elimination of dividend income recorded by Citizens & Northern related to its investment in Peoples common stock.

                         CITIZENS & NORTHERN CORPORATION
                                  PEOPLES LTD.
                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      TWELVE MONTHS ENDED DECEMBER 31, 1999
                (In thousands, except per share data) (Unaudited)


                                       CITIZENS &                                    CITIZENS &
                                        NORTHERN        PEOPLES                     NORTHERN AND
                                          YEAR           YEAR                          PEOPLES
                                          ENDED          ENDED        PRO FORMA       PRO FORMA
                                        12/31/99       12/31/99      ADJUSTMENT        COMBINED
                                                                         (A)
INTEREST INCOME
Loans, including fees                   $26,183        $ 6,935                         $33,118
Securities and other                     22,232          1,640          $(20)           23,852
                                     ----------------------------------------------------------
  Total interest income                  48,415          8,575           (20)           56,970

INTEREST EXPENSE
Deposits                                 19,053          3,567                          22,620
Borrowing                                 5,518            181                           5,699
                                     ----------------------------------------------------------
  Total interest expense                 24,571          3,748            -             28,319

NET INTEREST INCOME                      23,844          4,827           (20)           28,651

PROVISION FOR LOAN LOSSES                   760            133                             893

NET INTEREST INCOME AFTER            ----------------------------------------------------------
  PROVISION FOR LOAN LOSSES              23,084          4,694           (20)           27,758

OTHER INCOME                              9,487            758                          10,245

OTHER EXPENSE                            17,732          3,642                          21,374
                                     ----------------------------------------------------------

INCOME BEFORE INCOME TAXES               14,839          1,810           (20)           16,629

INCOME TAXES                              3,354            396                           3,750
                                     ----------------------------------------------------------
NET INCOME                              $11,485        $ 1,414          $(20)          $12,879
                                     ==========================================================

EARNINGS PER COMMON SHARE
Basic                                   $  2.21        $  3.45                         $  2.08
Diluted                                 $  2.20        $  3.45                         $  2.08

WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic                                 5,205,140        410,360                       6,195,693
Diluted                               5,210,949        410,360                       6,201,502

(A) Elimination of dividend income recorded by Citizens & Northern related to its investment in Peoples common stock.

                         CITIZENS & NORTHERN CORPORATION
                                  PEOPLES LTD.
                       PRO FORMA COMBINED INCOME STATEMENT
                      TWELVE MONTHS ENDED DECEMBER 31, 1998
                (In thousands, except per share data) (Unaudited)


                                            CITIZENS &                                         CITIZENS &
                                             NORTHERN          PEOPLES                        NORTHERN AND
                                               YEAR              YEAR         PRO FORMA          PEOPLES
                                              ENDED             ENDED        ADJUSTMENT         PRO FORMA
INTEREST INCOME                              12/31/98          12/31/98          (A)            COMBINED
Loans, including fees                        $26,199            $6,604                           $32,803
Securities and other                          19,260             1,760          $(18)             21,002
                                       ------------------------------------------------------------------
  Total interest income                       45,459             8,364           (18)             53,805

INTEREST EXPENSE
Deposits                                      18,252             3,758                            22,010
Borrowing                                      4,441                88                             4,529
                                       ------------------------------------------------------------------
  Total interest expense                      22,693             3,846             -              26,539

NET INTEREST INCOME                           22,766             4,518           (18)             27,266

PROVISION FOR LOAN LOSSES                        763               164                               927

NET INTEREST INCOME AFTER              ------------------------------------------------------------------
  PROVISION FOR LOAN LOSSES                   22,003             4,354           (18)             26,339

OTHER INCOME                                   9,084               672                             9,756

OTHER EXPENSE                                 16,483             3,248                            19,731
                                       ------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                    14,604             1,778           (18)             16,364

INCOME TAXES                                   3,527               465                             3,992
                                       ------------------------------------------------------------------
NET INCOME                                   $11,077           $ 1,313          $(18)            $12,372
                                       ==================================================================

EARNINGS PER COMMON SHARE
Basic                                        $  2.13           $  3.20                           $  2.00
Diluted                                      $  2.12           $  3.20                           $  1.99

WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic                                      5,209,640           410,325                         6,200,105
Diluted                                    5,219,444           410,325                         6,209,909

(A) Elimination of dividend income recorded by Citizens & Northern related to its investment in Peoples common stock.

                         CITIZENS & NORTHERN CORPORATION
                                  PEOPLES LTD.
                       PRO FORMA COMBINED INCOME STATEMENT
                      TWELVE MONTHS ENDED DECEMBER 31, 1997
                (In thousands, except per share data) (Unaudited)


                                          CITIZENS &                                        CITIZENS &
                                           NORTHERN        PEOPLES                         NORTHERN AND
                                             YEAR            YEAR         PRO FORMA          PEOPLES
                                             ENDED          ENDED         ADJUSTMENT        PRO FORMA
INTEREST INCOME                            12/31/97        12/31/97          (A)             COMBINED
Loans, including fees                      $ 26,424         $ 6,057                           $32,481
Securities and other                         19,218           1,638         $(14)              20,842
                                        --------------------------------------------------------------
  Total interest income                      45,642           7,695          (14)              53,323

INTEREST EXPENSE
Deposits                                     18,292           3,277                            21,569
Borrowing                                     5,020             230                             5,250
                                        --------------------------------------------------------------
  Total interest expense                     23,312           3,507            -               26,819

NET INTEREST INCOME                          22,330           4,188          (14)              26,504

PROVISION FOR LOAN LOSSES                       797             134                               931

NET INTEREST INCOME AFTER               --------------------------------------------------------------
  PROVISION FOR LOAN LOSSES                  21,533           4,054          (14)              25,573

OTHER INCOME                                  6,835             526                             7,361

OTHER EXPENSE                                15,095           2,576                            17,671
                                        --------------------------------------------------------------

INCOME BEFORE INCOME TAXES                   13,273           2,004          (14)              15,263

INCOME TAXES                                  3,166             625                             3,791
                                        --------------------------------------------------------------
NET INCOME                                  $10,107         $ 1,379         $(14)            $ 11,472
                                        ==============================================================

EARNINGS PER COMMON SHARE
Basic                                       $  1.94         $  3.27                          $   1.84
Diluted                                     $  1.94         $  3.27                          $   1.84

WEIGHTED AVERAGE SHARES
  OUTSTANDING
Basic                                     5,215,775         421,378                         6,233,873
Diluted                                   5,220,625         421,378                         6,238,723

(A) Elimination of dividend income recorded by Citizens & Northern related to its investment in Peoples common stock.

                                     EXPERTS

         The consolidated financial statements of Citizens & Northern Corporation incorporated in this proxy statement/prospectus by reference from Citizens & Northern's Annual Report on Form 10-K for the years ended December 31, 1999, 1998 and 1997 have been audited by Parente Randolph, PC, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Peoples for the years ended December 31, 1998 and 1999 have been audited by Parente Randolph, PC, independent auditors, as stated in their report which is included herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS


         The validity of the Citizens & Northern common stock to be issued in the merger has been passed upon for Citizens & Northern by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio. Squire, Sanders & Dempsey L.L.P. will rely, as to matters of Pennsylvania law, on the opinion of Owlett & Lewis, P.C., Wellsboro, Pennsylvania. Partners of Owlett & Lewis, P.C. own, in the aggregate, 18,557 shares of Citizens & Northern common stock. Certain tax matters related to the merger have been passed upon for Peoples by its special counsel, Shumaker Williams, P.C., Camp Hill, Pennsylvania.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Citizens & Northern's Code of Regulations provides that Citizens & Northern will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              SHAREHOLDER PROPOSALS

         The Citizens & Northern 2001 annual meeting of shareholders is scheduled to be held in April 2001. Any shareholder who intends to present a proposal at the 2001 annual meeting and who wishes to have the proposal included in Citizens & Northern's proxy statement and form of proxy for that meeting must deliver the proposal to Citizens & Northern's executive offices, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, by December 17, 2000. Citizens & Northern must receive notice of all other shareholder proposals for the 2001 annual meeting no less than sixty days nor more than ninety days prior to the Annual Meeting; provided, however, on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not received by Citizens & Northern within this time frame, Citizens & Northern will consider such notice untimely. Citizens & Northern reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the 2001 annual meeting with respect to any untimely shareholder proposals.

         Peoples has not yet set a date for its 2001 annual meeting of shareholders pending the outcome of the shareholder vote on the merger proposal described in this proxy statement/prospectus. If Peoples holds an annual meeting of shareholders in 2001 any shareholder who intends to present a proposal at that meeting and who wishes to have the proposal included in Peoples' proxy statement and form of proxy for that meeting must deliver the proposal, to Peoples' principal office, Peoples State Bank of Wyalusing, Pa., 201 Church Street, Wyalusing, Pennsylvania 18853, by December 4, 2000. Peoples must receive notice of all other shareholder proposals for the 2001 annual meeting by February 17, 2001 or Peoples will consider them untimely. Peoples reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the 2001 annual meeting with respect to any untimely shareholder proposals.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Peoples Ltd.
Wyalusing, Pennsylvania:

We have audited the accompanying consolidated balance sheet of Peoples Ltd. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Ltd. and subsidiary as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Parente Randolph, PC


Wilkes-Barre, Pennsylvania
January 14, 2000

                   PEOPLES CONSOLIDATED FINANCIAL STATEMENTS
                           Peoples Ltd. And Subsidiary

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1999 AND 1998

----------------------------------------------------------------------------------------------------------------

                                                                               1999                1998
----------------------------------------------------------------------------------------------------------------
                                                    ASSETS

Cash and due from banks                                                      $   5,102,811        $   7,435,546
Interest-bearing balances in banks                                                       -            2,000,000
Available-for-sale securities                                                   31,018,118           26,147,533
Loans, net                                                                      78,089,646           72,885,214
Bank premises and equipment, net                                                 2,496,090            2,550,080
Accrued interest receivable                                                        877,815              837,033
Intangible asset, net                                                              732,792              830,969
Other assets                                                                       909,426              529,423
                                                                             -------------          -----------

                                                  TOTAL                      $ 119,226,698        $ 113,215,798
                                                                             =============        =============

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

Demand deposits:
       Interest-bearing                                                      $  14,451,375        $  13,996,301
       Noninterest-bearing                                                      12,577,822           13,899,998
                                                                             -------------        -------------

                           Total                                                27,029,197           27,896,299

Savings deposits                                                                20,627,726           20,529,206
Time deposits                                                                   45,421,497           50,105,100
                                                                             -------------        -------------

                                  Total deposits                                93,078,420           98,530,605

Borrowed funds                                                                  12,451,475            1,000,000
Accrued interest payable                                                           425,090              506,928
Other liabilities                                                                  144,776              106,849
                                                                             -------------        -------------

                                  Total liabilities                            106,099,761          100,144,382
                                                                             -------------        -------------



                                       90


(continued)

Common stock, $.50 par value, authorized 500,000
       Shares; issued and outstanding 425,490 shares                               212,745              212,745
Surplus                                                                          1,751,810            1,751,810
Retained earnings                                                               12,311,550           11,496,463
Accumulated other comprehensive (loss) income                                     (650,433)             111,758
                                                                             -------------         ------------

                           Total shareholders' equity                           13,625,672           13,572,776

Less treasury stock, at cost                                                      (498,735)            (501,360)
                                                                             -------------         ------------

                                  Shareholders' equity, net                     13,126,937           13,071,416
                                                                             -------------         ------------

                                                  TOTAL                       $119,226,698         $113,215,798
                                                                             =============         ============
----------------------------------------------------------------------------------------------------------------

                 See Notes to Consolidated Financial Statements

                           PEOPLES LTD. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

--------------------------------------------------------------------------------------------------------

                                                                         1999               1998
--------------------------------------------------------------------------------------------------------
INTEREST INCOME:
      Interest and fees on loans                                         $ 6,934,638        $ 6,604,133
      Interest and dividends on investments:
               Taxable interest and dividends                                920,755          1,248,920
               Nontaxable interest                                           681,652            412,729
               Interest on federal funds sold                                 38,377             98,318
                                                                        ------------        -----------

                        Total interest income                              8,575,422          8,364,100
                                                                        ------------        -----------

INTEREST EXPENSE:
      Interest on deposits                                                 3,566,976          3,757,345
      Interest on borrowed funds                                             181,503             88,175
                                                                        ------------        -----------

                        Total interest expense                             3,748,479          3,845,520
                                                                        ------------        -----------

NET INTEREST INCOME                                                        4,826,943          4,518,580
PROVISION FOR POSSIBLE LOAN LOSSES                                           132,600            164,400
                                                                        ------------        -----------

NET INTEREST INCOME AFTER PROVISION FOR
      POSSIBLE LOAN LOSSES                                                 4,694,343          4,354,180
                                                                        ------------        -----------

OTHER INCOME:

      Service charges                                                        485,604            469,021
      Other operating income                                                 237,481            162,925
      Gain on sale of securities                                              35,255             39,964
                                                                        ------------        -----------

                        Total other income                                   758,340            671,910
                                                                        ------------        -----------



                                       92


(continued)

OTHER EXPENSES:
      Salaries and employee benefits                                       1,651,199          1,442,615
      Occupancy expense, net                                                 238,059            242,780
      Furniture and equipment expense                                        253,141            129,574
      Other operating expenses                                             1,500,041          1,432,922
                                                                        ------------        -----------

                        Total other expenses                               3,642,440          3,247,891
                                                                        ------------        -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                                   1,810,243          1,778,199

PROVISION FOR INCOME TAXES                                                   396,000            465,000
                                                                        ------------        -----------

NET INCOME                                                               $ 1,414,243        $ 1,313,199
                                                                        ============        ===========

EARNINGS PER SHARE                                                       $      3.45        $      3.20
                                                                        ============        ===========

WEIGHTED AVERAGE NUMBER OF SHARES
      OUTSTANDING                                                           410,360             410,325
                                                                        ===========         ===========
--------------------------------------------------------------------------------------------------------

                 See Notes to Consolidated Financial Statements

                           PEOPLES LTD. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       ACCUMULATED
                                           COMMON STOCK      TREASURY STOCK                                            OTHER
                                         ----------------   ----------------                RETAINED  COMPREHENSIVE
                                         SHARES    AMOUNT   SHARES    AMOUNT    SURPLUS     EARNINGS  (LOSS) INCOME       TOTAL
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997               425,490 $212,745  15,165  $(501,360)  $1,751,810  $10,737,202     $28,555    $ 12,228,952
                                                                                                                      ------------

COMPREHENSIVE INCOME:
  Net income                                                                                 1,313,199                   1,313,199
  Change in net unrealized gain (loss)
     on securities available for sale,
     net of reclassification adjustment
     and tax effects                                                                                        83,203          83,203
                                                                                                                            ------

          Total comprehensive income                                                                                     1,396,402
                                                                                                                         ---------

CASH DIVIDEND DECLARED
     ($1.35 per share)                                                                        (553,938)                   (553,938)
                                                                                           -----------                   ---------

BALANCE, DECEMBER 31, 1998               425,490  212,745  15,165   (501,360)   1,751,810   11,496,463     111,758      13,071,416
                                                                                                                        ----------



                                       94


(Continued)

COMPREHENSIVE INCOME:
  Net income                                                                                 1,414,243                   1,414,243

  Change in net unrealized gain (loss)
     on securities available for sale,
     net of reclassification adjustment
     and tax effects                                                                                      (762,191)       (762,191)
                                                                                                                          --------

          Total comprehensive income                                                                                       652,052
                                                                                                                           -------

CASH DIVIDEND DECLARED
     ($1.46 per share)                                                                        (599,156)                   (599,156)

SALE OF TREASURY STOCK                                        (70)     2,625                                                 2,625
                                                              ---      -----                                                 -----
BALANCE, DECEMBER 31, 1999               425,490 $212,745  15,095  $(498,735)  $1,751,810  $12,311,550   $(650,433)    $13,126,937
                                         ======= ========  ======  =========   ==========  ===========   =========     ===========
-----------------------------------------------------------------------------------------------------------------------------------

                 See Notes to Consolidated Financial Statements

                           PEOPLES LTD. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                   1999               1998
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net income                                                                                     $  1,414,243         $  1,313,199
  Adjustments to reconcile net income to net cash
       provided by operating activities:
            Provision for possible loan losses                                                        132,600              164,400
            Depreciation                                                                              324,374              194,430
            Amortization and accretion, net                                                            18,658                2,485
            Unrealized loss (gain) on investments                                                     392,646              (42,862)
            Amortization of intangible asset                                                           98,177               73,634
            Loss on the sale of foreclosed assets held for sale                                        22,191               33,059
            Loss on the sale of bank premises and equipment                                             7,477
            Deferred income taxes                                                                      (7,154)                (847)
            Gain on sale of securities                                                                (35,255)             (39,964)
            Change in:
                    Accrued interest receivable                                                       (40,782)                  (4)
                    Other assets                                                                     (375,612)            (181,877)
                    Accrued interest payable                                                          (81,838)             (49,950)
                    Other liabilities                                                                  37,927              (78,896)
                                                                                                 ------------         ------------

                            Net cash provided by operating activities                               1,907,652            1,386,807
                                                                                                 ------------         ------------

INVESTING ACTIVITIES:
  Proceeds from sale and maturities of
       available-for sale securities                                                               10,636,217           22,731,939
  Proceeds from sale of foreclosed assets held for sale                                                13,144               65,273
  Proceeds from sales of bank premises and equipment                                                   55,000
  Purchase of available-for-sale securities                                                       (16,645,041)         (21,776,431)
  Purchase of interest-bearing balances in banks                                                                        (2,000,000)
  Proceeds from sales of interest-bearing balances in banks                                         2,000,000
  Excess of loans originated over principal collected                                              (5,369,605)          (7,439,973)
  Purchase of bank premises and equipment                                                            (332,861)            (994,614)
                                                                                                 ------------         ------------

                            Net cash used in investing activities                                  (9,643,146)          (9,413,806)
                                                                                                 ------------         ------------



                                       96


(continued)

FINANCING ACTIVITIES:
  Net (decrease) increase in deposit accounts                                                      (5,452,185)           6,663,564
  Cash received for deposit liabilities assumed                                                                         10,402,928
  Net increase (decrease) in borrowed funds                                                        11,451,475           (5,675,000)
  Cash dividends                                                                                     (599,156)            (553,938)
  Sale of treasury stock                                                                                2,625
                                                                                                 ------------

                            Net cash provided by financing activities                               5,402,759           10,837,554
                                                                                                 ------------         ------------

(DECREASE) INCREASE IN CASH AND DUE FROM BANKS                                                     (2,332,735)           2,810,555

CASH AND DUE FROM BANKS, BEGINNING OF YEAR                                                          7,435,546            4,624,991
                                                                                                 ------------         ------------

CASH AND DUE FROM BANKS, END OF YEAR                                                             $  5,102,811         $  7,435,546
                                                                                                 ============         ============

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION,
       Amounts transferred from loans to foreclosed
            Assets held for sale                                                                 $     32,573         $     91,688
                                                                                                 ============         ============
----------------------------------------------------------------------------------------------------------------------------------

                 See Notes to Consolidated Financial Statements

                             PEOPLES AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

       The accompanying consolidated financial statements include the accounts of Peoples Ltd. and its wholly-owned subsidiary, Peoples State Bank of Wyalusing (the "Bank") (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

      NATURE OF OPERATIONS

       The Company provides a full range of basic financial services to individuals, small businesses and corporate customers through its three offices in Wyalusing and Wysox, Pennsylvania. The area is a rural and suburban market with a strong economic base made up of light manufacturing, retail and agricultural businesses. The Company's primary deposit products are demand deposits and interest bearing time and savings accounts. It offers a full array of loan products to meet the needs of retail and commercial customers.

      USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for possible loan losses and the valuation of assets acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for possible loan losses and foreclosed assets, management obtains independent appraisals for significant properties.

       The Company grants real estate, commercial, industrial and consumer loans to customers primarily in Bradford County, Pennsylvania and its contiguous counties. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the economic sector in which the Company operates. While management uses available information to recognize losses on loans and foreclosed assets, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for possible loan losses and foreclosed assets. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for possible loan losses and foreclosed assets may change materially in the near term.

      INVESTMENT SECURITIES

       Held-to-Maturity Securities - includes debt securities that the Company has the positive intent and ability to hold to maturity. Such securities are reported at amortized cost. The Company did not have any held-to-maturity securities during 1999 or 1998.

       Trading Securities - includes debt and equity securities bought and held principally for the purpose of selling them in the near term. Such securities are reported at fair value with unrealized holding gains and losses included in earnings. The Company did not have any investment securities held for trading purposes during 1999 or 1998.

       Available-for-Sale Securities - includes debt and equity securities not classified as either held-to-maturity or trading securities. Such securities are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of shareholders' equity, net of deferred income taxes. These net unrealized holding gains and losses are the sole component of other comprehensive
       (loss) income.

       Gains and losses on sale of securities are determined using the specific identification method.

      LOANS

       Loans are stated at face value, net of unearned discount, net unamortized loan fees and the allowance for possible loan losses. Interest on real estate loans is accrued on the principal balance on an actual day basis. Interest on consumer loans is accrued over the term of each loan using the simple interest method. Interest on commercial loans is accrued over the term of each loan using the "actuarial" method. Nonrefundable loan origination fees and certain direct loan origination costs are recognized over the life of the related loans as an adjustment of the yield.

       Loan losses and recoveries are charged or credited to the allowance for possible loan losses account at the time incurred; the provision for possible loan losses is charged to operating expenses and credited to the allowance for possible loan losses account based upon management's continual appraisal of the allowance account as it relates to the loan portfolio. It is the opinion of management that the allowance for possible loan losses is adequate to absorb future loan losses.

      IMPAIRED LOANS

       Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received. When a loan is removed from nonaccrual and a loss occurs, any unpaid interest previously accrued is charged off through the loan loss allowance unless it was earned in the current year then it is reversed from income.

      BANK PREMISES AND EQUIPMENT

       Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined on the straight-line and accelerated methods over the estimated useful lives of the related assets. Costs incurred for routine maintenance and repairs are expensed currently. The estimated depreciable lives used in determining depreciation expense are as follows:



                Bank premises               5 to 50 years
                Equipment                   3 to 33 years



      INTANGIBLE ASSET

       The premium paid for deposit liabilities assumed is being amortized over the expected life of the deposit base for each type of deposit and ranges from 8 to 12 years.

      FORECLOSED ASSETS HELD FOR SALE

       Foreclosed assets held for sale are carried at the lower of cost or fair value of the assets less estimated selling costs. Foreclosed assets held for sale amounted to $120,677 and $56,545 at December 31, 1999 and 1998, respectively, and are included in other assets in the accompanying financial statements.

      PENSION PLAN

       The Company maintains a Section 401(k) profit sharing plan which covers substantially all of its employees. Eligible, participating employees may contribute between 1% and 10% of their salaries. The Company contributes an amount equal to 50% of the first 3% of the participant's contribution. In addition, the Company may elect to make a discretionary contribution of participants' salary. Participants are, at all times, fully vested in their contributions and become fully vested in the Company's contributions in five years.

      INCOME TAXES

       Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      EARNINGS PER SHARE

       Earnings per share is based on the weighted average number of shares of common stock outstanding, adjusted for treasury stock. The Company's basic and diluted earnings per share are the same since there are no dilutive shares of potential common stock outstanding.

      STATEMENT OF CASH FLOWS

       For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods.

      DERIVATIVE FINANCIAL INSTRUMENTS

       The Company has no derivative financial instruments requiring disclosure under SFAS No. 119.

      FAIR VALUES OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

       Cash and Due From Banks - The carrying amounts reported in the statement of financial condition for cash and due from banks approximate those assets' fair values.

       Securities - The fair value of securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

       Loans - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate, rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

       Deposits - The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

       Borrowed Funds - The carrying amounts of borrowed funds approximate their fair values.

       Commitments - Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

       Accrued Interest - The carrying amount of accrued interest receivable and payable approximates fair value.

       In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. The aggregate fair value amounts presented do not represent the underlying value of the Company.


 2.   CASH AND DUE FROM BANKS

       The Company is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. The average amount of those reserve balances for the years ended December 31, 1999 and 1998 was approximately $50,000.

       Deposits with one financial institution are insured up to $100,000. The Company maintains cash and cash equivalents with certain other financial institutions in excess of the insured amount.


 3.   INVESTMENT SECURITIES

       The amortized cost and fair value of investment securities at December 31, 1999 and 1998, are summarized as follows (in thousands):


                                                                                  1999
                                                                                  ----
                                                                         GROSS               GROSS
                                                    AMORTIZED          UNREALIZED          UNREALIZED           FAIR
                                                      COST               GAINS               LOSSES             VALUE
                                                      ----               -----               ------             -----
      Available-for-Sale Securities:
         U.S. Treasury securities                     $ 2,466              $ -                 $160            $ 2,306
         U.S. government agencies                       9,500                -                  305              9,195
         Obligation of states and
             political subdivision                     17,012               10                  506             16,516
         Corporate securities                           1,732                1                   24              1,709
         Other securities                                   9                -                    1                  8
                                                       ------            -------             -------            ------
                Total debt securities                  30,719               11                  996             29,734

         Restricted equity securities                  1,284                -                     -              1,284
                                                       ------            -------             -------            ------
                    Total                             $32,003              $11                 $996            $31,018
                                                      =======            =======             =======           =======



                                                                                  1998
                                                                                  ----
                                                                         GROSS               GROSS
                                                    AMORTIZED          UNREALIZED          UNREALIZED           FAIR
                                                      COST               GAINS               LOSSES             VALUE
                                                      ----               -----               ------             -----
      Available-for-Sale Securities:
         U.S. Treasury securities                   $ 2,004             $ 29                                  $ 2,033
         U.S. government agencies                    10,900               27                   $11             10,916
         Obligation of states and
             political subdivision                   11,484              141                    17             11,608
         Corporate securities                         1,077                7                                    1,084
         Other securities                               113                                      7                106
                                                     ------             -----               ------             ------

                Total debt securities                25,578              204                    35             25,747

         Restricted equity securities                   401                                                       401
                                                     ------             -----               ------             ------

                    Total                           $25,979             $204                   $35            $26,148
                                                    =======             =====               ======            =======


      There are no significant concentrations of investments (greater than 10 percent of shareholders' equity) in any individual security issue other than U.S. government securities.

      Securities with a carrying value of approximately $3,512,000 at December 31, 1999, were pledged to secure public deposits and for other purposes as required by law.

      The amortized cost and fair value of debt securities at December 31, 1999 by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or repayment penalties:

                                                                                     AMORTIZED              FAIR
                                                                                       COST                 VALUE
                                                                                       ----                 -----

           Available-for-Sale Debt Securities:
               Due in one year or less                                               $ 4,171                $ 4,164
               Due after one year through five years                                  15,034                 14,757
               Due after five years through ten years                                  7,261                  6,923
               Due ten years and over                                                  4,244                  3,882
               Mortgage-backed securities                                                  9                      8
                                                                                     ---------             --------
                             Total                                                   $30,719                $29,734
                                                                                     =========             ========


       Proceeds from the sale of available-for-sale securities amounted to $8,347,734 and $4,063,853 in 1999 and 1998, respectively. Gross gains of $35,255 and $39,964 were realized on those sales in 1999 and 1998, respectively.


 4.   LOANS

       Major loan classifications at December 31, 1999 and 1998, are summarized as follows:


                                                                               1999                1998
                                                                           -----------         -----------
         Real estate loans                                                 $32,084,083         $30,010,848
         Commercial and industrial loans                                    25,122,276          22,164,273
         Consumer loans                                                     21,862,826          21,594,787
                                                                           -----------         -----------

                    Gross loans                                             79,069,185          73,769,908

         Less:
             Unearned discount                                                       -               (119)
             Unamortized loan fees, net                                       (68,115)            (83,742)
             Allowance for possible loan losses                              (911,424)           (800,833)
                                                                           -----------         -----------

                           Loans, net                                      $78,089,646         $72,885,214
                                                                           ===========         ===========


       Changes in the allowance for possible loan losses for the years ended December 31, 1999 and 1998, were as follows:

                                                                                 1999             1998
                                                                           -----------         -----------
         Beginning balance                                                    $800,833            $710,622
         Provision charged to operations                                       132,600             164,400
         Loans charged off                                                    (148,160)           (120,442)
         Recoveries                                                            126,151              46,253
                                                                           -----------         -----------
         Ending balance                                                    $   911,424         $   800,833
                                                                           ===========         ===========

       At December 31, 1999 and 1998, impaired loans on nonaccrual status amounted to $411,220 and $262,521, respectively. The average balance of impaired loans was $427,021 in 1999 and $92,070 in 1998. The allowance for possible loan losses related to impaired loans was approximately $146,000 and $39,000 at December 31, 1999 and 1998, respectively. Payments of $258,435 were received in 1999 of which $239,792 and $14,556 were applied to principal and interest respectively. Payments of $142,359 received in 1998 were applied to principal.


 5.   BANK PREMISES AND EQUIPMENT

       Bank premises and equipment at December 31, 1999 and 1998, are summarized as follows:

                                                                       1999            1998
                                                                    ---------        ---------
         Land and improvements                                     $   25,474       $   35,474
         Bank premises                                              2,230,942        2,230,942
         Equipment, furniture and fixtures                          1,829,163        1,563,011
                                                                    ---------        ---------

                    Total                                           4,085,579        3,829,427

         Less accumulated depreciation                              1,589,489        1,279,347
                                                                    ---------        ---------

                           Bank premises and equipment, net        $2,496,090       $2,550,080
                                                                   ==========       ==========

 6.   DEPOSITS

      Certificates of deposit of $100,000 or more, included in time deposits, totaled $12,614,481 and $13,564,181 at December 31, 1999 and 1998,
      respectively. Interest expense related to such deposits was $731,488 and $691,780 for the years ended December 31, 1999 and 1998, respectively.

      At December 31, 1999, the scheduled maturities of certificates of deposit are as follows (in thousands):


         2000                               $38,985
         2001                                 4,256
         2002                                 1,419
         2003                                   761
                                            -------
                   Total                    $45,421
                                            =======

       The Company paid interest on all deposits and other borrowings of $3,748,481 and $3,845,521 during 1999 and 1998, respectively.

7.   BORROWED FUNDS

     Borrowed funds from the Federal Home Loan Bank of Pittsburgh consists of the following at December 31, 1999 and 1998:

                                                                 1999            1998
                                                                 ----            ----
         Fixed rate advances:
             Due June 16, 2000, 6.07%                         $ 1,000,000     $        -
             Due March 25, 2002, 5.51%                                  -      1,000,000

         Convertible select-fixed to float
             Due December 2004, 5.60%                           2,000,000              -
             Due December 2006, 5.85%                           5,500,000              -

         Line of credit, 4.06% at December 31, 1999 (1)         3,951,375              -
                                                              -----------     ----------
                       Total                                  $12,451,375     $1,000,000
                                                              ===========     ==========

      These borrowed funds and the line of credit are secured by the Company's Federal Home Loan Bank stock, U.S. government agency and mortgage-backed securities, and first mortgage liens under a collateral pledge and security agreement.

      (1) The Company has a $15,000,000 line of credit available from the Federal Home Loan Bank of Pittsburgh which expires March 8, 2000.


8.   INCOME TAXES

     The provision for income taxes consists of the following:

                                                       1999            1998
                                                       ----            ----
         Currently payable                           $403,154         $465,847
         Deferred                                      (7,154)            (847)
                                                     --------         --------
                Provision for income taxes           $396,000         $465,000
                                                     ========         ========

      The following temporary differences gave rise to the deferred tax asset (liability) at December 31, 1999 and 1998 (in thousands):

                                                                      1999       1998
                                                                      ----       ----
      Deferred tax assets:
         Allowance for loan losses                                    $130      $  93
         Loan fees and costs                                             -          4
         Intangible asset                                               10          -
         Unrealized loss on available-for-sale securities              335          -
                                                                      ----       ----
                       Total                                           475         97
                                                                      ----       ----
      Deferred tax liabilities:
         Depreciation                                                  (89)       (51)
         Bond accretion                                                 (5)        (5)
         Intangible asset                                                -         (3)
         Unrealized gains on available-for-sale securities               -        (58)
         Loan fees and costs                                            (1)         -
                                                                      ----       ----
                       Total                                           (95)      (117)
                                                                      ----       ----
      Deferred tax asset (liability), net                             $380      $ (20)
                                                                      ====       ====

      The deferred tax balance at December 31, 1999 and 1998 is included in other assets (other liabilities) in the accompanying balance sheet. The effective federal income tax rates for the years ended December 31, 1999 and 1998 were 22.0% and 26.5%, respectively. A reconciliation between the expected statutory income tax rates and the effective income tax rates on income before income taxes follows:


                                                 1999                    1998
                                        ---------------------   ---------------------
                                         AMOUNT       PERCENT     AMOUNT      PERCENT
                                        ---------     -------   ---------     -------
       Provision at statutory rate      $ 615,483       34.0%   $ 604,587       34.0%
       Tax-exempt income                 (231,762)     (12.8)    (154,991)      (8.7)
       Other, net                          12,279         .8       15,404        1.2
                                        ---------     -------   ---------     -------
       Effective income tax and rates   $ 396,000       22.0%   $ 465,000       26.5%
                                        =========     =======   =========     =======

      The Company made income tax payments of $358,215 and $631,200 during 1999 and 1998, respectively.

9.   RETIREMENT PLAN

      The Company made contributions to its profit sharing plan of $74,630 and $60,175 in 1999 and 1998, respectively.


10.   COMPREHENSIVE (LOSS) INCOME

      The components of other comprehensive income and related tax effects are as follows (in thousands):

                                                                            1999     1998
                                                                            ----     ----
        Unrealized holding (losses) gains on available-for-sale
           securities                                                     $  (996)   $166
        Less reclassification adjustment for gains realized in income         (35)    (40)
                                                                          --------   -----
        Net unrealized holding (losses) gains                              (1,031)    126
        Tax effect                                                            269     (43)
                                                                          --------   -----
        Net-of-tax amount                                                 $  (762)   $ 83
                                                                          ========   =====

11.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      The Company is a party to financial instruments with off- balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments express the extent of involvement the Company has in particular classes of financial instruments.

      The Company's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

      Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.

      A summary of the notional amounts of the Company's financial investments with off-balance-sheet risk at December 31, 1999, follows:


        Commitments to extend credit                $5,900,699
        Standby letters of credit                   $  198,500


      Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company on extension of credit, is based on management's credit assessment of the counterparty.

      Standby letters of credit written are conditional commitments issued by the Company guaranteeing performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

12.   COMMITMENTS

      The Company has entered into a number of operating lease agreements for its branch banking facilities. The following is a schedule of the future minimum rental payments required under these operating lease agreements:


         YEARS ENDING DECEMBER 31
         ------------------------
             2000                                            $   73,500
             2001                                                74,333
             2002                                                76,000
             2003                                                76,000
             2004                                                78,958
             Thereafter                                         658,001
                                                                -------
                       Total                                 $1,036,792
                                                             ==========

      Rental expense on these leases was $61,799 and $68,635 in 1999 and 1998, respectively.

13.   LOANS TO DIRECTORS AND EXECUTIVE OFFICERS

      At December 31, 1999 and 1998, certain officers and directors, and companies in which they have 10 percent or more beneficial interest were indebted to the Company in the aggregate amount of $1,531,794 and $1,500,789, respectively. New loans and loan repayments in 1999 were $373,884 and $342,879, respectively. All such loans were made in the ordinary course of business, and were substantially on the same terms and at those rates prevailing at the time for comparable transactions with others.


14.   REGULATORY MATTERS

      Peoples, Ltd. and the Bank are subject to various regulatory capital requirements administered by the state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect of the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Company meets all capital adequacy requirements to which it is subject.

      The Bank's actual capital amounts and ratios are also presented in the table (in thousands). No deduction from capital for interest-rate risk was made in 1999 or 1998. The Company's capital and ratios are not materially different from those of the Bank.


                                                                                          TO BE WELL CAPITALIZED
                                                                                               UNDER PROMPT
                                                               FOR CAPITAL ADEQUACY         CORRECTIVE ACTION
                                                ACTUAL               PURPOSES                  PROVISIONS
                                           ---------------  --------------------------  ----------------------
                                           AMOUNT    RATIO  AMOUNT           RATIO      AMOUNT        RATIO
                                           ------    -----  ------        ------------  ------        -----
    December 31, 1999:
       Total Capital (to Risk Weighted
           Assets)                         $13,774   19.2%  LESS THAN OR  LESS THAN OR  LESS THAN OR  LESS THAN OR
                                                            EQUAL TO      EQUAL TO      EQUAL TO      EQUAL TO
                                                             $ 5,744         8.0%         $7,174        10.0%

       Tier I Capital (to Risk Weighted
           Assets)                         $13,041   18.2%  LESS THAN OR  LESS THAN OR  LESS THAN OR  LESS THAN OR
                                                            EQUAL TO      EQUAL TO      EQUAL TO      EQUAL TO
                                                             $ 2,869         4.0%         $4,304         6.0%

       Tier I Capital (to Average
           Assets)                         $13,041   11.1%  LESS THAN OR  LESS THAN OR  LESS THAN OR  LESS THAN OR
                                                            EQUAL TO      EQUAL TO      EQUAL TO      EQUAL TO
                                                             $ 4,699         4.0%         $5,882         5.0%

    December 31, 1998:
       Total Capital (to Risk Weighted
           Assets)                         $12,928   19.0%  LESS THAN OR  LESS THAN OR  LESS THAN OR  LESS THAN OR
                                                            EQUAL TO      EQUAL TO      EQUAL TO      EQUAL TO
                                                             $ 5,451         8.0%        $ 6,813        10.0%

       Tier I Capital (to Risk Weighted
           Assets)                         $12,128   17.8%  LESS THAN OR  LESS THAN OR  LESS THAN OR  LESS THAN OR
                                                            EQUAL TO      EQUAL TO      EQUAL TO      EQUAL TO
                                                             $ 2,725         4.0%        $ 4,088         6.0%

       Tier I Capital (to Average
           Assets)                         $12,128   11.1%  LESS THAN OR  LESS THAN OR  LESS THAN OR  LESS THAN OR
                                                            EQUAL TO      EQUAL TO      EQUAL TO      EQUAL TO
                                                             $ 4,357         4.0%        $ 5,447         5.0%


      Dividends which may be paid by Peoples State Bank of Wyalusing to Peoples Ltd. are limited to undistributed profits of the bank which amounted to approximately $11,812,000 at December 31, 1999 subject to minimum regulatory capital requirements. Dividends which may be paid by Peoples Ltd. are limited to the net income of the current year plus the retained net income of the previous two years. Accordingly, 2000 dividends for Peoples Ltd. cannot exceed $1,574,348 plus 2000 net income.

15.   FAIR VALUES OF FINANCIAL INSTRUMENTS

      The carrying or notional amount and estimated fair values of the Company's financial instruments are as follows at December 31, 1999 and 1998 (in thousands):


                                                     1999                      1998
                                             -------------------       -------------------
                                             CARRYING                  CARRYING
                                                OR                        OR
                                             NOTIONAL      FAIR        NOTIONAL      FAIR
                                              AMOUNT       VALUE        AMOUNT       VALUE
                                             --------      ------      --------     ------
      FINANCIAL ASSETS:
         Cash and due from banks             $ 5,103      $ 5,103      $ 7,436     $ 7,436
         Interest-bearing balances
             in banks                              -            -        2,000       2,000
         Available-for-sale securities        31,018       31,018       26,148      26,148
         Loans, net of allowance              78,090       77,146       72,885      76,262
         Accrued interest receivable             878          878          837         837

      FINANCIAL LIABILITIES:
         Deposits                             93,078       92,968       98,531      99,142
         Borrowed funds                       12,451       12,112        1,000       1,000
         Accrued interest payable                425          425          507         507

      OTHER LIABILITIES,
         Commitments to extend credit          6,099        6,099        6,902       6,902


16.   YEAR 2000 RISKS (UNAUDITED)

      Like virtually every organization, the Company is subject to risks associated with the Year 2000 Issue (the "Issue"). The Issue is the result of shortcomings in electronic data processing systems which affects computer software and hardware, transactions with customers, vendors and other organizations; and equipment dependent on microchips. The Company performed the remediation efforts it believes necessary to address the Issue but recognizes the Issue could result in risks beyond January 1, 2000 because failures can occur after that date.

      It is not possible for any organization to guarantee the results of its own remediation efforts or to accurately predict the impact of the Issue on third parties with whom the Company does business. If the Company's efforts or those of third parties with whom it does business are not successful, the Issue could adversely affect the Company's operations and financial condition in the near term.

17.   DEPOSIT ACQUISITION

      In March 1998, the Company assumed approximately $11.3 million of deposit accounts in connection with the acquisition of three branch offices from another bank. A premium of $904,603 was paid for those deposits. In addition, bank premises and equipment were acquired at a cost of $90,000.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  dated as of
                                 June 22, 2000
                                 by and between
                        CITIZENS & NORTHERN CORPORATION
                                      and
                                  PEOPLES LTD.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                    --------
RECITALS..........................................................     A-1

                       ARTICLE I Certain Definitions

1.01  CERTAIN DEFINITIONS.........................................     A-1

                           ARTICLE II The Merger

2.01  THE PEOPLES MERGER..........................................     A-5
2.02  THE SUBSIDIARY MERGER.......................................     A-5
2.03  EFFECTIVENESS OF THE PEOPLES MERGER.........................     A-5
2.04  EFFECTIVE DATE AND EFFECTIVE TIME...........................     A-5

               ARTICLE III Consideration; Exchange Procedures

3.01  MERGER CONSIDERATION........................................     A-5
3.02  RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS.....................     A-6
3.03  FRACTIONAL SHARES...........................................     A-6
3.04  EXCHANGE PROCEDURES.........................................     A-6
3.05  ANTI-DILUTION PROVISIONS....................................     A-7
3.06  OTHER TRANSACTIONS..........................................     A-7

                 ARTICLE IV Representations and Warranties

4.01  DISCLOSURE SCHEDULES........................................     A-8
4.02  STANDARD....................................................     A-8
4.03  REPRESENTATIONS AND WARRANTIES OF PEOPLES...................     A-8
4.04  REPRESENTATIONS AND WARRANTIES OF CNN.......................    A-16

                            ARTICLE V Covenants

5.01  PEOPLES TO CARRY ON BUSINESS IN NORMAL MANNER...............    A-20
5.02  CNN TO CARRY ON BUSINESS IN NORMAL MANNER...................    A-21
5.03  REASONABLE BEST EFFORTS.....................................    A-22
5.04  SHAREHOLDER APPROVAL........................................    A-22
5.05  REGISTRATION STATEMENT......................................    A-22
5.06  PRESS RELEASES..............................................    A-23
5.07  ACCESS; INFORMATION.........................................    A-23
5.08  ACQUISITION PROPOSALS.......................................    A-24
5.09  AFFILIATE AGREEMENTS........................................    A-24
5.10  TAKEOVER LAWS...............................................    A-24
5.11  [INTENTIONALLY DELETED]
5.12  REGULATORY APPLICATIONS.....................................    A-24
5.13  INDEMNIFICATION.............................................    A-25
5.14  OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS................    A-25
5.15  NOTIFICATION OF CERTAIN MATTERS.............................    A-26
5.16  DIVIDEND COORDINATION.......................................    A-26
5.17  CNN BOARD REPRESENTATION....................................    A-26
5.18  RESULTING BANK BOARD OF DIRECTORS...........................    A-26
5.19  FORMATION OF ADVISORY BOARD.................................    A-26

                                                                      PAGE
                                                                    --------
5.20  ACCOUNTING AND TAX TREATMENT................................    A-27
5.21  NO BREACHES OF REPRESENTATIONS AND WARRANTIES...............    A-27
5.22  CONSENTS....................................................    A-27
5.23  INSURANCE COVERAGE..........................................    A-27
5.24  CORRECTION OF INFORMATION...................................    A-27
5.25  CONFIDENTIALITY.............................................    A-27
5.26  SUPPLEMENTAL ASSURANCES.....................................    A-27
5.27  EMPLOYMENT AGREEMENT........................................    A-28
5.28  VOTING AGREEMENT............................................    A-28

    ARTICLE VI Conditions to Consummation of the Holding Company Merger

6.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
      MERGER......................................................    A-28
6.02  CONDITIONS TO OBLIGATION OF PEOPLES.........................    A-28
6.03  CONDITIONS TO OBLIGATION OF CNN.............................    A-30

                          ARTICLE VII Termination

7.01  TERMINATION.................................................    A-30
7.02  EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT OF
      AGREEMENT...................................................    A-31

                         ARTICLE VIII Miscellaneous

8.01  SURVIVAL....................................................    A-31
8.02  WAIVER; AMENDMENT...........................................    A-31
8.03  COUNTERPARTS................................................    A-31
8.04  GOVERNING LAW...............................................    A-32
8.05  EXPENSES....................................................    A-32
8.06  NOTICES.....................................................    A-32
8.07  ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES..........    A-32
8.08  INTERPRETATION; EFFECT......................................    A-32
8.09  WAIVER OF JURY TRIAL........................................    A-33

EXHIBIT A    Form of Stock Option Agreement
EXHIBIT B    Form of PEOPLES Affiliate Agreement
EXHIBIT C    Form of Voting Agreement
EXHIBIT D    First Amendment to Executive Employment Agreement

    AGREEMENT AND PLAN OF MERGER, dated as of June 22, 2000, (this "AGREEMENT"), is by and between Citizens & Northern Corporation ("CNN") and Peoples Ltd. ("PEOPLES").

                                    RECITALS

    A. CITIZENS & NORTHERN CORPORATION. CNN is a Pennsylvania corporation, having its principal place of business in Wellsboro, Pennsylvania.

    B. PEOPLES LTD. PEOPLES is a Pennsylvania corporation, having its principal place of business in Wyalusing, Pennsylvania.

    C. STOCK OPTION AGREEMENT. As an inducement to the willingness of CNN to continue to pursue the transactions contemplated by this Agreement, PEOPLES intends to grant to CNN an option pursuant to a stock option agreement, in substantially the form of Exhibit A.

    D. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the "pooling-of-interests" accounting method and that each be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

    E. BOARD ACTION. The respective Boards of Directors of each of CNN and PEOPLES have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combinations provided for herein.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

    1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

        "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving PEOPLES or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, PEOPLES or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

        "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 8.02.

        "AGREEMENT TO MERGE" has the meaning set forth in Section 2.03.

        "BANK" means Peoples State Bank of Wyalusing, Pa., a wholly-owned subsidiary of PEOPLES.

        "BHCA" means the Bank Holding Company Act of 1956, as amended.

        "CNN" has the meaning set forth in the preamble to this Agreement.

        "CNN ARTICLES" means the Articles of Incorporation of CNN, as amended.

        "CNN BANK" means Citizens & Northern Bank, a Pennsylvania banking corporation which is a wholly-owned subsidiary of CNN.

        "CNN BOARD" means the Board of Directors of CNN.

        "CNN BYLAWS" means the Bylaws of CNN, as amended.

        "CNN COMMON STOCK" means the common stock, par value $1.00 per share, of CNN.

        "CNN SEC DOCUMENTS" has the meaning set forth in Section 4.04(g).

        "CNN STOCK" means the CNN Common Stock.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in
    Section 4.03(m).

        "CONSULTANTS" has the meaning set forth in Section 4.03(m).

        "COSTS" has the meaning set forth in Section 5.14(a).

        "DIRECTORS" has the meaning set forth in Section 4.03(m).

        "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4.01.

        "DISSENTING SHARES" means any shares of PEOPLES Common Stock held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the PBCL.

        "DSCP" means the Department of State of the Commonwealth of Pennsylvania.

        "EFFECTIVE DATE" means the date on which the Effective Time occurs.

        "EFFECTIVE TIME" means the effective time of the Merger, as provided for in Section 2.04.

        "EMPLOYEES" has the meaning set forth in Section 4.03(m).

        "EMPLOYMENT AGREEMENT" has the meaning set forth in Section 5.01(d).

        "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means PEOPLES and any other employer that is, or at any relevant time was, together with PEOPLES, treated as a "single employer" under Code Sections 414(b), 414(c), 414(m) or 414(o).

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "EXCHANGE AGENT" has the meaning set forth in Section 3.04.

        "EXCHANGE FUND" has the meaning set forth in Section 3.04.

        "EXCHANGE RATIO" has the meaning set forth in Section 3.01.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "FFIEC" means Federal Financial Institutions Examination Committee.

        "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

        "INDEMNIFIED PARTY" has the meaning set forth in Section 5.14(a).

        "IRS" has the meaning set forth in Section 4.03(m).

        The term "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than the senior vice president.

        "LIEN" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

        "MATERIAL ADVERSE EFFECT" means, with respect to CNN or PEOPLES, any effect that (i) is material and adverse to the financial position, results of operations or business of CNN and its Subsidiaries taken as a whole, or PEOPLES and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either CNN or PEOPLES to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party which have been waived in accordance with Section 8.02 hereof.

        "MERGER" collectively refers to the PEOPLES Merger and the Subsidiary Merger, as set forth in Section 2.01 and Section 2.02, respectively.

        "MERGER CONSIDERATION" has the meaning set forth in Section 2.01.

        "NEW CERTIFICATE" has the meaning set forth in Section 3.04.

        "NASD" means The National Association of Securities Dealers.

        "OLD CERTIFICATE" has the meaning set forth in Section 3.04.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

        "PDB" means the Pennsylvania Department of Banking.

        "PENSION PLAN" has the meaning set forth in Section 4.03(m).

        "PEOPLES" has the meaning set forth in the preamble to this Agreement.

        "PEOPLES ARTICLES" means the Articles of Incorporation of PEOPLES.

        "PEOPLES AFFILIATE" has the meaning set forth in Section 5.09.

        "PEOPLES BOARD" means the Board of Directors of PEOPLES.

        "PEOPLES BYLAWS" means the Bylaws of PEOPLES, as amended.

        "PEOPLES COMMON STOCK" means the common stock, par value $.50 per share, of PEOPLES.

        "PEOPLES MEETING" has the meaning set forth in Section 5.04.

        "PEOPLES MERGER" has the meaning set forth in Section 2.01.

        "PEOPLES STOCK" means PEOPLES Common Stock, par value $.50 per share.

        "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

        "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule.

        "PROXY/PROSPECTUS" has the meaning set forth in Section 5.05.

        "PROXY STATEMENT" has the meaning set forth in Section 5.05.

        "REGISTRATION STATEMENT" has the meaning set forth in Section 5.05.

        "REGULATORY AUTHORITY" has the meaning set forth in Section 4.03(i).

        "REPLACEMENT OPTION" has the meaning set forth in Section 3.06.

        "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

        "RESULTING BANK" has the meaning set forth in Section 2.02.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "STOCK OPTION AGREEMENT" has the meaning set forth in Recital C.

        "SUBSIDIARY" AND "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

        "SUBSIDIARY MERGER" has the meaning set forth in Section 2.02.

        "SURVIVING CORPORATION" has the meaning set forth in Section 2.01.

        "TAKEOVER LAWS" has the meaning set forth in Section 6.03(c).

        "TAX" AND "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

        "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

        "TREASURY STOCK" shall mean shares of PEOPLES Stock held by PEOPLES or any of its Subsidiaries or by CNN or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                   THE MERGER

    2.01 THE HOLDING COMPANY MERGER. At the Effective Time (i) PEOPLES shall be merged with and into CNN (the "HOLDING COMPANY MERGER" or the "PEOPLES MERGER"), (ii) CNN shall survive and continue to exist as a Pennsylvania corporation (CNN, as the surviving corporation in the Holding Company Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). The Articles of Incorporation of CNN, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of CNN, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

    2.02 THE SUBSIDIARY MERGER. At the time specified by CNN Bank in its articles of merger filed with the PDB (which shall not be earlier than the Effective Time, Bank shall merge with and into CNN Bank (the "SUBSIDIARY MERGER") pursuant to an agreement to merge (the "AGREEMENT TO MERGE") to be executed by Bank and CNN Bank and filed with the PDB. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and CNN Bank shall survive and continue to exist as a state banking corporation (CNN Bank, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "RESULTING BANK"). (The Holding Company Merger and the Subsidiary Merger shall sometimes collectively be referred to herein as the "MERGER".)

    2.03 EFFECTIVENESS OF THE HOLDING COMPANY MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the PEOPLES Merger shall become effective upon the occurrence of the filing in the office of the DSCP of articles of merger in accordance with Section 1928 of the PBCL, or such later date and time as may be set forth in such filings.

    2.04 EFFECTIVE DATE AND EFFECTIVE TIME. The parties shall cause the effective date of the Holding Company Merger (the "EFFECTIVE DATE") to occur as soon as is practicable after each of the conditions set forth in Article VI have been satisfied or waived, provided, no such election shall cause the Effective Date to fall after the date specified in Section 7.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires. The time on the Effective Date when the Holding Company Merger shall become effective is referred to as the "EFFECTIVE TIME."

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

    3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the PEOPLES Merger and without any action on the part of any Person:

        (a) OUTSTANDING PEOPLES COMMON STOCK AND PEOPLES RIGHTS. Each share, excluding Treasury Stock and Dissenting Shares, of PEOPLES Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 2.5 shares of CNN Common Stock (the "EXCHANGE RATIO"). The Exchange Ratio shall be subject to adjustment as set forth in
    Section 3.05.

        (b) TREASURY SHARES. Each share of PEOPLES Common Stock held as Treasury Stock and each share of PEOPLES Common Stock held by CNN immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        (c) OUTSTANDING CNN STOCK. Each share of CNN Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the PEOPLES Merger.

    3.02 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of PEOPLES Common Stock shall cease to be, and shall have no rights as, shareholders of PEOPLES, other than to receive any dividend or other distribution with respect to such PEOPLES Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of PEOPLES or the Surviving Corporation of any shares of PEOPLES Stock.

    3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of CNN Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the PEOPLES Merger; instead, CNN shall pay to each holder of PEOPLES Common Stock who would otherwise be entitled to a fractional share of CNN Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of CNN Common Stock to which the holder would be entitled by the average of the bid and ask prices of CNN Common Stock, as reported by the OTC Bulletin Board for the twenty
(20) trading days immediately proceeding the fifth (5th) trading day prior to the Effective Date.

    3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, CNN shall deposit, or shall cause to be deposited, with the CNN Bank (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of PEOPLES Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of CNN Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of PEOPLES Common Stock.

    (b) Within five (5) business days after the Effective Date, CNN shall send or cause to be sent to each former holder of record of shares of PEOPLES Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article III. CNN shall cause the New Certificates into which shares of a shareholder's PEOPLES Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of PEOPLES Common Stock (or an indemnity affidavit reasonably satisfactory to CNN and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

    (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of PEOPLES Stock for any amount properly delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (d) Dividends, if any, payable by CNN after the Effective Date to any former shareholder of PEOPLES who has not prior to the payment date surrendered his PEOPLES Common Stock certificates shall be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of PEOPLES upon proper surrender of his PEOPLES Common Stock certificates.

    (e) All PEOPLES Common Stock certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of PEOPLES shall not have properly surrendered his PEOPLES Common Stock certificates within two (2) years after the Effective Date, the shares of CNN Common Stock that would otherwise have been issued to him may, at the option of CNN, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of PEOPLES shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of PEOPLES, without interest, upon proper surrender of his PEOPLES Common Stock certificates.

    3.05 ANTI-DILUTION PROVISIONS. In the event CNN changes (or establishes a record date for changing) the number of shares of CNN Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding CNN Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

    3.06 OTHER TRANSACTIONS. Nothing set forth in this Agreement or any Exhibit hereto shall be construed:

        (a) to preclude CNN or CNN Bank from acquiring or assuming, or to limit in any way the right of CNN or CNN Bank to acquire or assume, prior to or following the Effective Time, the stock, assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of CNN Common Stock, or otherwise;

        (b) to preclude CNN or CNN Bank from issuing, or to limit in any way the right of either of them to issue, prior to or following the Effective Date, CNN Common Stock or other securities;

        (c) to preclude CNN from granting options at any time with respect to CNN Common Stock or other securities;

        (d) to preclude option holders of CNN from exercising options at any time with respect to CNN Common Stock or other securities; or

        (e) to preclude CNN from taking, or to limit in any way the right of CNN to take, any other action not expressly and specifically prohibited by the terms of this Agreement; provided, however, that during the period extending from the date of this Agreement until the Effective Date, in the event CNN desires to (1) sell all or substantially all of its assets, (2) issue CNN Common Stock or other securities convertible into CNN Common Stock such that such newly issued CNN Common Stock or the CNN Common Stock into which such other securities would be converted would equal or exceed 20% of the number of shares of CNN Common Stock issued as of the date of this Agreement, or
    (3) merge or consolidate with or into, or convert to, any other person or entity, CNN shall notify PEOPLES simultaneously with taking any such action, and PEOPLES shall have the right, in its sole discretion, to terminate this Agreement without cost, expense or liability on its part to any other party.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    4.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, CNN has delivered to PEOPLES a schedule and PEOPLES has delivered to CNN a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items, the disclosure of which are necessary in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 4.03 or 4.04 or to one or more of its respective covenants contained in Article V and Article VI; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 4.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. PEOPLES' representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on PEOPLES arising solely from actions taken in compliance with a written request of CNN or this Agreement.

    4.02 STANDARD. No representation or warranty of PEOPLES or CNN contained in Section 4.03 or 4.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 4.03 or 4.04 has had, or is reasonably likely to have, a Material Adverse Effect.

    4.03 REPRESENTATIONS AND WARRANTIES OF PEOPLES. Subject to Sections 4.01 and 4.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, PEOPLES hereby represents and warrants to CNN:

        (a) ORGANIZATION, STANDING AND AUTHORITY. PEOPLES is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. PEOPLES is registered as a bank holding company under the BHCA. Bank is a state chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Bank is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

        (b) CAPITAL STRUCTURE OF PEOPLES. As of June 1, 2000, the authorized capital stock of PEOPLES consisted solely of 500,000 shares of PEOPLES Common Stock, of which 410,325 shares were issued and outstanding and 15,165 shares were issued and held as Treasury Stock. The outstanding shares of PEOPLES Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of PEOPLES Common Stock have been authorized, granted or entered into by PEOPLES.

        (c) SUBSIDIARIES. (i)(A) PEOPLES has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) except as Previously Disclosed, no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any

    Right or otherwise, (D) except as Previously Disclosed, there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) except as Previously Disclosed, there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) except as Previously Disclosed, all the equity securities of each Subsidiary held by PEOPLES or its Subsidiaries are fully paid and nonassessable and are owned by PEOPLES or its Subsidiaries free and clear of any Liens.

        (ii) PEOPLES does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

       (iii) Each of PEOPLES' Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

        (d) CORPORATE POWER; AUTHORIZED AND EFFECTIVE AGREEMENT. Each of PEOPLES and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; PEOPLES has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement; and Bank has the corporate power and authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

        (e) CORPORATE AUTHORITY. Subject to receipt of the requisite adoption of this Agreement by the holders of Seventy-Five Percent (75%) of the outstanding shares of PEOPLES Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of PEOPLES and the PEOPLES Board no later than the date hereof. The Agreement to Merge, when executed by Bank, shall have been approved by the Board of Directors of Bank and by the PEOPLES Board, as the sole shareholder of Bank. This Agreement is a valid and legally binding obligation of PEOPLES, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The PEOPLES Board has received the written opinion of Ryan, Beck & Co. to the effect that as of the date hereof the Exchange Ratio to be received by the holders of PEOPLES Common Stock in the PEOPLES Merger is fair to the holders of PEOPLES Common Stock from a financial point of view.

        (f) REGULATORY FILINGS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by PEOPLES or any of its Subsidiaries in connection with the execution, delivery or performance by PEOPLES of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications, and notices and the Agreement to Merge, as applicable, with federal and state banking authorities,
    (B) filings with the SEC and state securities authorities, and (C) the filing of the articles of merger with the DSCP pursuant to the PBCL. As of the date hereof, PEOPLES is not aware of any reason why the approvals set forth in Section 6.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
    Section 6.01(b).

        (ii) Subject to receipt of the regulatory and shareholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of PEOPLES or of any of its Subsidiaries or to which PEOPLES or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the PEOPLES Articles or the PEOPLES Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)  FINANCIAL STATEMENTS.  PEOPLES has delivered or will deliver to CNN
    (a) consolidated financial statements for each of the fiscal years ended December 31, 1997, 1998, and 1999, respectively, consisting of balance sheets and the related statements of income, changes in shareholder equity and cash flows for the fiscal years ended on such date, all as certified by Parente Randolph, PEOPLES' independent auditors, and (b) unaudited consolidated financial statements for the interim period ended March 31, 2000 consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of PEOPLES as of the dates thereof and the results of operations and cash flow for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the December 31, 1999 balance sheet (the "BALANCE SHEET"), there has not been any material adverse change in the financial condition, results of operations, assets of business of PEOPLES.

        (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against PEOPLES or any of its Subsidiaries and, to PEOPLES' knowledge, no such litigation, claim or other proceeding has been threatened.

        (i)  REGULATORY MATTERS.

        (i) Neither PEOPLES nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, PDB, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

        (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (j)  COMPLIANCE WITH LAWS.  Each of PEOPLES and its Subsidiaries:

           (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to PEOPLES' knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that PEOPLES or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
       (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to PEOPLES's knowledge, do any grounds for any of the foregoing exist).

        (k)  MATERIAL CONTRACTS; DEFAULTS.

           (i) Except for the Stock Option Agreement and as Previously Disclosed, as of the date of this Agreement, PEOPLES is not a party to, or bound by, any oral or written:

               (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

               (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

               (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

               (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000;

               (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

               (G) agreement, contract or understanding, other than this Agreement, and the Stock Option Agreement, regarding the capital stock of PEOPLES or committing to dispose of some or all of the capital stock or substantially all of the assets of PEOPLES; or

               (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

           (ii) PEOPLES is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease of other agreement to which it is a party or to which any of its respective properties or assets is subject, other that such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

        (l) NO BROKERS. No action has been taken by PEOPLES that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Ryan, Beck & Co.

        (m) EMPLOYEE BENEFIT PLANS. (i) Section 4.03(m)(i) of PEOPLES Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to by PEOPLES or any of its Subsidiaries and in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "CONSULTANTS") or director or former director (the "DIRECTORS") of PEOPLES or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "COMPENSATION AND BENEFIT PLANS"). Neither PEOPLES nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 5.01(e) of this Agreement.

        (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of
    Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and PEOPLES is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of PEOPLES, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither PEOPLES nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject PEOPLES or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof. To the knowledge of PEOPLES, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

       (iii) Neither PEOPLES nor any ERISA Affiliate has sponsored, maintained or contributed to any employee pension benefit plan (within the meaning of ERISA Section 3(2)) that is subject to Title IV of ERISA.

        (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which PEOPLES or any of its Subsidiaries is a party have been timely made or have been reflected on PEOPLES's financial statements.

        (v) Neither PEOPLES nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
    Section 4980B of the Code. There has been no communication to Employees by PEOPLES or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

        (vi) PEOPLES and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

       (vii) With respect to each Compensation and Benefit Plan, if applicable, PEOPLES has provided or made available to CNN, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments);
    (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

      (viii) Except as disclosed on Section 4.03(m)(viii) of PEOPLES's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

        (ix) Except as disclosed on Section 4.03(m)(ix) of PEOPLES's Disclosure Schedule, neither PEOPLES nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

        (x) Except as disclosed on Section 4.03(m)(x) of PEOPLES's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of CNN, PEOPLES or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of PEOPLES on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        (n) LABOR MATTERS. Neither PEOPLES nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is PEOPLES or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel PEOPLES or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to PEOPLES's knowledge, threatened, nor is PEOPLES aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        (o)  TAKEOVER LAWS.  [INTENTIONALLY DELETED]

        (p) ENVIRONMENTAL MATTERS. To PEOPLES's Knowledge, neither the conduct nor operation of PEOPLES or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), violates or violated Environmental Laws and to PEOPLES's Knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To PEOPLES's Knowledge, neither PEOPLES nor any of its Subsidiaries has received any notice from any person or entity that PEOPLES or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

        (q) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to PEOPLES and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) for tax years prior to 1997, in the case of federal tax returns, and tax years prior to 1998, for Pennsylvania state tax returns, have been examined, fettled or closed by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
    (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of PEOPLES or its Subsidiaries. PEOPLES has made or will make available to CNN true and correct copies of the United States federal income Tax Returns filed by PEOPLES and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1999. Neither PEOPLES nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by PEOPLES' Balance Sheet filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in PEOPLES' Balance Sheet filed on or prior to the date hereof. As of the date hereof, neither PEOPLES nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the PEOPLES Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

       (iii) To their Knowledge, neither PEOPLES nor its Subsidiaries will be liable for any taxes as a result of any covered transaction.

        (r) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for PEOPLES's own account, or for the account of one or more of PEOPLES's Subsidiaries or their customers (all of which are listed on PEOPLES's Disclosure Schedule) were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of PEOPLES or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither PEOPLES nor its Subsidiaries, nor to PEOPLES' knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

        (s) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of PEOPLES, all of which have been or will be made available to CNN, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of PEOPLES, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of PEOPLES contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors and PEOPLES, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, which minutes have not yet been prepared.

        (t) INSURANCE. PEOPLES' Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by PEOPLES or its Subsidiaries. PEOPLES and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of PEOPLES reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; PEOPLES and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (u) ACCOUNTING TREATMENT. As of the date hereof, it is not aware of any reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

        (v)  DISCLOSURE.  The representations and warranties contained in this
    Section 4.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4.03 not misleading.

        (w)  YEAR 2000.  [INTENTIONALLY DELETED].

        (x) MATERIAL ADVERSE CHANGE. PEOPLES has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 1999, that has had a Material Adverse Effect on PEOPLES.

        (y) ABSENCE OF UNDISCLOSED LIABILITIES. Neither PEOPLES nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to PEOPLES on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to PEOPLES on a consolidated basis, except as disclosed in the PEOPLES Financial Statements.

        (z) PROPERTIES. PEOPLES and its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, debts or equitable interests to all of the properties and assets, real and personal, reflected on the PEOPLES Financial Statements as being owned by PEOPLES as of December 31, 1999 or acquired after such date, except (i) statutory liens for amounts not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which PEOPLES or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that PEOPLES or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to PEOPLES' knowledge, the lessor.

       (aa) LOANS. Each loan reflected as an asset in the PEOPLES financial statements as of December 31, 1999 and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $150,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 1999, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of PEOPLES or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to 12 C.F.R. Section 563.43, comply therewith.

       (bb) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the PEOPLES Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

       (cc) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which PEOPLES or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, PEOPLES or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

       (dd) DEPOSIT INSURANCE. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA.

    4.04  REPRESENTATIONS AND WARRANTIES OF CNN.  Subject to Sections 4.01 and
4.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, CNN hereby represents and warrants to PEOPLES as follows:

        (a) ORGANIZATION, STANDING AND AUTHORITY. CNN is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CNN is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. CNN is registered as a bank holding company under the BHCA. CNN Bank is a state chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. CNN Bank is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

        (b) CNN STOCK. (i) As of June 1, 2000, the authorized capital stock of CNN consists of 10,000,000 shares of CNN Common Stock, of which 5,205,492 shares were outstanding and 119,470 shares were held as Treasury Stock. As of June 1, 2000, except as set forth in its Disclosure Schedule, CNN does not have any Rights issued or outstanding with respect to CNN Common Stock and CNN does not have any commitment to authorize, issue or sell any CNN Common Stock or Rights, except pursuant to this Agreement. The outstanding shares of CNN Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

        (ii) The shares of CNN Common Stock to be issued in exchange for shares of PEOPLES Common Stock in the PEOPLES Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights and duly registered under the Securities Act of 1933, as amended.

        (c) SUBSIDIARIES. CNN has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction or organization of each Subsidiary. Each of CNN's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

        (d) CORPORATE POWER. Each of CNN and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and CNN has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

        (e) CORPORATE AUTHORITY; AUTHORIZED AND EFFECTIVE AGREEMENT. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of CNN and the CNN Board prior to the date hereof and no shareholder approval is required on the part of CNN. The Agreement to Merge, when executed by CNN Bank, shall have been approved by the Board of Directors of CNN Bank and by the CNN Board, as the sole shareholder of CNN Bank. This Agreement is a valid and legally binding agreement of CNN, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

        (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CNN or any of its Subsidiaries in connection with the execution, delivery or performance by CNN of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, or the Agreement to Merge, as applicable, with the federal and state banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the articles of merger with the DSCP pursuant to the PBCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of CNN Common Stock in the PEOPLES Merger; and (E) receipt of the approvals set forth in Section 7.01(d). As of the date hereof, CNN is not aware of any reason why the approvals set forth in Section 7.01(d) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(d).

        (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of CNN or of any of its Subsidiaries or to which CNN or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Articles of Incorporation or Bylaws (or similar governing documents) of CNN or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) CNN's Annual Report on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 1997 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "CNN SEC DOCUMENTS") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such CNN SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of CNN and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such CNN SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of CNN and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

        (ii) CNN has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 1999, that has had a Material Adverse Effect on CNN.

        (h) LITIGATION; REGULATORY ACTION. (i) No litigation, claim or other proceeding before any court or governmental agency is pending against CNN or any of its Subsidiaries and, to the best of CNN's knowledge, no such litigation, claim or other proceeding has been threatened.

        (ii) Neither CNN nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has CNN or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (i)  COMPLIANCE WITH LAWS.  Each of CNN and its Subsidiaries:

           (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that CNN or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
       (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to CNN's knowledge, do any grounds for any of the foregoing exist).

        (j) BROKERAGE AND FINDER'S FEES. Except for fees payable to its financial advisor, Sandler O'Neill & Partners, LLP ("Sandler"), CNN has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

        (k) TAKEOVER LAWS. CNN has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to CNN.

        (l) ACCOUNTING TREATMENT. As of the date hereof, CNN is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment and is aware of no reason why any other merger of CNN consummated within the prior two years will fail to so qualify.

        (m) DEPOSIT INSURANCE. The deposits of CNN Bank are insured by the FDIC in accordance with the FDIA, and CNN Bank has paid all assessments and filed all reports required by the FDIA.

        (n) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of CNN, all of which have been or will be made available to PEOPLES, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of CNN, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets if permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of CNN contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors and CNN, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, which minutes have not yet been prepared.

        (o) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for CNN's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of CNN or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither CNN nor its Subsidiaries, nor to CNN's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

        (p) LOANS. Each loan reflected as an asset in the CNN financial statements as of December 31, 1999 and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $500,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 1999, CNN Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of CNN or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to 12 C.F.R. Section 563.43, comply therewith.

        (q) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the CNN financial statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

        (r) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which CNN or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, CNN or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                                   ARTICLE V

                                   COVENANTS

    5.01 PEOPLES TO CARRY ON BUSINESS IN NORMAL MANNER. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Disclosure Schedule, without the prior written consent of CNN, PEOPLES will not, and will cause each of its Subsidiaries not to:

        (a) ORDINARY COURSE. Conduct the business of PEOPLES and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon PEOPLES' ability to perform any of its material obligations under this Agreement.

        (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of PEOPLES Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of PEOPLES Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

        (c)  DIVIDENDS, ETC.  Except as otherwise provided in Section 5.16,
    (i) Make, declare, pay or set aside for payment any dividend, other than
    (A) quarterly cash dividends on PEOPLES Stock in an amount not to exceed 40% of annual net income and consistent with past practice, and (B) dividends from wholly owned Subsidiaries to PEOPLES, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of PEOPLES or its Subsidiaries (other than Executive Employment Agreement by and among
    Donald E. Abrey, PEOPLES and the Bank dated May 15, 2000 (the "EMPLOYMENT AGREEMENT")), change the position or title of any officer or employee of PEOPLES or any of its Subsidiaries or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

        (e) BENEFIT PLANS. Enter into, establish, adopt or amend except to satisfy (i) Previously Disclosed contractual obligations existing as of the date hereof, (ii) the regular annual renewal of insurance contract, any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of PEOPLES or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder or
    (iii) to comply with applicable law or regulation.

        (f) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

        (g) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

        (h) GOVERNING DOCUMENTS. Amend the PEOPLES Articles, PEOPLES Bylaws or the articles of incorporation or bylaws (or similar governing documents) of any of PEOPLES' Subsidiaries.

        (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

        (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into, terminate, amend or modify in any material respect any of its existing contracts, involving payments in excess of $25,000.

        (k) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to PEOPLES and its Subsidiaries, taken as a whole.

        (l) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or
    (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

        (m)  RISK MANAGEMENT.  Except pursuant to applicable law or regulation,
    (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices;
    (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

        (n) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.

        (o)  COMMITMENTS.  Agree or commit to do any of the foregoing.

        (p) OTHERS. Purchase any securities except in conformance with its investment policy in effect as of May 9, 2000. In addition, PEOPLES shall submit for review to CNN all loan packages submitted to PEOPLES' loan committee.

    5.02 CNN TO CARRY ON BUSINESS IN NORMAL MANNER. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of PEOPLES, CNN will not, and will cause each of its Subsidiaries not to:

        (a) ORDINARY COURSE. Conduct the business of CNN and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon CNN's ability to perform any of its material obligations under this Agreement.

        (b) PRESERVATION. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

        (c) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any dividend other than normal quarterly dividends in accordance with past practice.

        (d) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

        (e) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to CNN and its Subsidiaries, taken as a whole.

        (f) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or
    (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of CNN to exercise its rights under the Stock Option Agreement.

        (g)  COMMITMENTS.  Agree or commit to do any of the foregoing.

        (h) GOVERNING DOCUMENTS. Amend the articles, bylaws (or similar governing documents) of CNN or CNN Bank.

    5.03 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of PEOPLES and CNN agrees to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

    5.04 SHAREHOLDER APPROVAL. PEOPLES agrees to take, in accordance with applicable law and the PEOPLES Articles and PEOPLES Bylaws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by PEOPLES' shareholders for consummation of the PEOPLES Merger (including any adjournment or postponement, the "PEOPLES MEETING"), as promptly as practicable after the Registration Statement is declared effective. The PEOPLES Board shall recommend that its shareholders adopt this Agreement at the PEOPLES Meeting unless otherwise necessary under the applicable fiduciary duties of the PEOPLES Board, as determined by the PEOPLES Board in good faith after consultation with and based upon advice of independent legal counsel.

    5.05 REGISTRATION STATEMENT. (a) CNN agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by CNN with the SEC in connection with the issuance of CNN Common Stock in the PEOPLES Merger (including the proxy statement and prospectus and other proxy solicitation materials of PEOPLES constituting a part thereof (the "PROXY STATEMENT") and all related documents). Each party agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and PROVIDED that PEOPLES and its Subsidiaries have cooperated as required above, CNN agrees to file the Proxy Statement and the Registration Statement (together, the "PROXY/PROSPECTUS") with the SEC as promptly as reasonably practicable. Each of PEOPLES and CNN agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. CNN also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. PEOPLES agrees to furnish to CNN all information concerning PEOPLES, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

    (b) Each of PEOPLES and CNN agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the PEOPLES shareholders and at the time of the PEOPLES Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of PEOPLES and CNN further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

    (c) CNN agrees to advise PEOPLES, promptly after CNN receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of CNN Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

    5.06 PRESS RELEASES. Each of PEOPLES and CNN agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASD rules.

    5.07 ACCESS; INFORMATION. (a) Each of PEOPLES and CNN agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

    (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.07 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
5.07 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

    (c) During the period from the date of this Agreement to the Effective Time, PEOPLES party shall promptly furnish CNN with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

    5.08 ACQUISITION PROPOSALS. PEOPLES agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, subject to the extent that the PEOPLES Board determines in good faith, after consultations with independent legal counsel that it may be required by its fiduciary duties to do so. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than CNN with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. So long as it is consistent with PEOPLES' fiduciary duties, PEOPLES shall promptly (within 48 hours) advise CNN following the receipt by PEOPLES of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise CNN of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

    5.09 AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, PEOPLES shall deliver to CNN a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the PEOPLES Meeting, deemed to be an "affiliate" of PEOPLES (each, a "PEOPLES AFFILIATE") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. PEOPLES shall use its reasonable best efforts to cause each person who may be deemed to be a PEOPLES Affiliate to execute and deliver to PEOPLES on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

    5.10 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

    5.11  [INTENTIONALLY DELETED].

    5.12 REGULATORY APPLICATIONS. (a) CNN and PEOPLES and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of CNN, PEOPLES and PEOPLES' counsel shall have the right to review at least 5 business days in advance, and each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

    (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

    5.13 INDEMNIFICATION. (a) Following the Effective Date, CNN shall indemnify, defend and hold harmless the present and past directors, officers and employees of PEOPLES and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that PEOPLES is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the Commonwealth of Pennsylvania, the PEOPLES Articles and the PEOPLES By-Laws as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Pennsylvania law, the PEOPLES Articles and the PEOPLES By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to CNN) selected by CNN and reasonably acceptable to such officer, director or employee.

    (b) For a period of six (6) years from the Effective Time, CNN shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of PEOPLES or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to PEOPLES) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; PROVIDED, HOWEVER, that CNN may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; and PROVIDED, FURTHER, that officers and directors of PEOPLES or any Subsidiary may be required to make application and provide customary representations and warranties to CNN's insurance carrier for the purpose of obtaining such insurance.

    (c) Any Indemnified Party wishing to claim indemnification under Section 5.13(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify CNN thereof; PROVIDED that the failure so to notify shall not affect the obligations of CNN under Section 5.13(a) unless and to the extent that CNN is actually prejudiced as a result of such failure.

    (d) If CNN or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of CNN shall assume the obligations set forth in this Section 5.13.

    5.14 OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS. The existing employees of PEOPLES shall have the opportunity to continue as employees of CNN or one of its Subsidiaries, on the Closing Date; subject, however, to the right of CNN and its Subsidiaries, in their discretion to extend offers of employment to any such employees. Prior to the Effective Date, PEOPLES shall be responsible for any and all obligations owing to any of its employees who do not become employees of CNN and its Subsidiaries, including but not limited to back pay, bonus, severance, unemployment compensation and the like. It is understood and agreed that PEOPLES will not enter into any severance agreement except pursuant to written severance policies which were in effect prior to contemplation of this transaction and except for the Employment Agreement. It is understood and agreed that nothing in this Section 5.14 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision.

    From and after the Effective Time, PEOPLES employees shall continue to participate in the PEOPLES employee benefit plans in effect at the Effective Time unless and until CNN, in its sole discretion, shall determine that PEOPLES employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of CNN and that all or some of the PEOPLES plans shall be terminated or merged into certain employee benefit plans of CNN. Notwithstanding the foregoing, each PEOPLES employee shall be credited with years of PEOPLES (or predecessor) service for purposes of eligibility and vesting in the employee benefit plans of CNN. As provided herein, CNN will provide or allow severance payments to employees of PEOPLES (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) on or after the Effective Date and before the expiration of six months following the Effective Date, in the amount equal to one week for each year of service with PEOPLES, up to a maximum of thirteen (13) weeks. In computing such severance payments for non-exempt, full time employees, overtime and bonus are excluded. In computing such severance payments for non-exempt regular part time employees, the weekly compensation shall be based on one-fifty-second ( 1/52) of the employee's total salary, excluding overtime and bonus, paid in 1999. For full time exempt employees, weekly compensation is calculated by taking ( 1/52) of the employee's 1999 annual salary, excluding bonus.

    5.15 NOTIFICATION OF CERTAIN MATTERS. Each of PEOPLES and CNN shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

    5.16 DIVIDEND COORDINATION. It is agreed by the parties hereto that they will cooperate to assure that as a result of the PEOPLES Merger, during any applicable period, there shall not be a payment of both a CNN and a PEOPLES dividend. The parties further agree that if the Effective Date is at the end of a fiscal quarter, then they will cooperate to assure that the PEOPLES shareholders receive the dividend, if any, declared by PEOPLES rather than the dividend for that period, if any, declared by CNN. In no event will the selection of the Effective Date cause the shareholders of PEOPLES to lose a quarterly or a portion of a quarterly dividend.

    5.17 CNN BOARD REPRESENTATION. At the first CNN Board meeting following the Effective Date, CNN shall appoint Kenneth Taylor and Donald Abrey to fill vacancies on the CNN Board for terms of office expiring in 2003. Upon appointment to the CNN Board, Donald Abrey shall be appointed to the Executive Committee. Upon expiration of the initial term of Messrs. Taylor and Abrey to the CNN Board, CNN shall cause Messrs. Taylor and Abrey's names to be submitted to its Executive Committee for consideration as director nominees for an additional three year term.

    5.18 RESULTING BANK BOARD OF DIRECTORS. At the first CNN Bank board meeting following the Effective Date, CNN shall cause Kenneth Taylor and Donald Abrey to fill vacancies on the Resulting Bank Board for terms of office expiring in 2003. Upon appointment to the Resulting Bank Board, Donald Abrey shall be appointed to the Resulting Bank Executive Committee. Upon expiration of the initial term of Messrs. Taylor and Abrey to the Resulting Bank Board, Resulting Bank shall cause Messrs. Taylor and Abrey's names to be submitted to its Executive Committee for consideration as director nominees for an additional three year term.

    5.19 FORMATION OF ADVISORY BOARD. Following the consummation of the Subsidiary Merger, the members of the PEOPLES Board of Directors who do not become members of the CNN or the Resulting Bank's Board of Directors shall be given the opportunity to serve on the Advisory Board of Directors for the Wyalusing Area pursuant to the CNN Bank Advisory Board of Directors Standards and Responsibilities in effect as of the date of this Agreement.

    5.20 ACCOUNTING AND TAX TREATMENT. Subject to the consummation of the Holding Company Merger on or before December 31, 2000, each of CNN and PEOPLES agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability to treat the Merger as a "pooling-of-interests" in accordance with GAAP or PEOPLES or the shareholders of PEOPLES to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code.

    5.21 NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of CNN and PEOPLES will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article IV of this Agreement to become untrue or incorrect in any material respect.

    5.22 CONSENTS. Each of CNN and PEOPLES shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

    5.23 INSURANCE COVERAGE. PEOPLES shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

    5.24 CORRECTION OF INFORMATION. Each of CNN and PEOPLES shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

    5.25 CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "INFORMATION") received by each of PEOPLES and CNN, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section 5.25 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus to be sent to the shareholders of PEOPLES and CNN under
Section 5.05. PEOPLES and CNN agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. PEOPLES and CNN agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of PEOPLES or CNN to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or
(iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of PEOPLES and CNN contained in this Section 5.25 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, PEOPLES and CNN agree to return all copies of the Information provided to the other promptly.

    5.26 SUPPLEMENTAL ASSURANCES. (a) On the date the Registration Statement becomes effective and on the Effective Date, PEOPLES shall deliver to CNN a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Proxy/Prospectus provided by PEOPLES relating to the business and financial condition and affairs of PEOPLES, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    (b) On the date the Registration Statement becomes effective and on the Effective Date, CNN shall deliver to PEOPLES a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of PEOPLES) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    5.27 EMPLOYMENT AGREEMENT. As a result of the PEOPLES Merger, Donald E. Abrey will be entitled to receive payment under the Employment Agreement. Prior to the Effective Date, the Employment Agreement will be amended as set forth on Exhibit D.

    5.28 VOTING AGREEMENT. On or before the date of execution of this Agreement, certain shareholders of PEOPLES shall execute and deliver to CNN a voting agreement with respect to the PEOPLES common stock, which agreement shall be in the form attached hereto as Exhibit C.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

    6.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of CNN and PEOPLES to consummate the Merger is subject to the fulfillment or written waiver by CNN and PEOPLES prior to the Effective Time of each of the following conditions:

        (a) SHAREHOLDER APPROVALS. This Agreement shall have been duly adopted by the requisite vote of the shareholders of PEOPLES.

        (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
    (i) any conditions, restrictions or requirements which the CNN Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on CNN and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type including, but not limited to, any requirement to divest any offices or branches of PEOPLES or the Bank.

        (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of CNN Common Stock to be issued in the PEOPLES Merger shall have been received and be in full force and effect.

        (f) ACCOUNTING TREATMENT. CNN and PEOPLES shall have both received from Parente Randolph PC, CNN's and PEOPLES's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

    6.02 CONDITIONS TO OBLIGATION OF PEOPLES. The obligation of PEOPLES to consummate the Merger is also subject to the fulfillment or written waiver by PEOPLES prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CNN set forth in this Agreement shall be true and correct, subject to
    Section 4.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and PEOPLES shall have received a certificate, dated the Effective Date, signed on behalf of CNN by the Chief Executive Officer and the Chief Financial Officer of CNN to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF CNN. CNN shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and PEOPLES shall have received a certificate, dated the Effective Date, signed on behalf of CNN by the Chief Executive Officer and the Chief Financial Officer of CNN to such effect.

        (c) TAX OPINION. PEOPLES shall have received an opinion of Shumaker Williams, PC, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion,

           (i) The Merger will constitute a reorganization within the meaning of
       Section 368(a) of the Code and CNN and PEOPLES will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

           (ii) No gain or loss will be recognized by PEOPLES shareholders by reason of the Merger;

          (iii) Except for cash received in lieu of fractional shares and cash received by Shareholders who exercise their dissenter's rights, no gain or loss will be reorganized by the Shareholders of PEOPLES who receive solely CNN Stock upon the exchange of their shares of PEOPLES Stock for shares of CNN Stock;

           (iv) The tax basis of the CNN Stock to be received by the PEOPLES shareholders will be, in each instance, the same as the basis of the PEOPLES Stock surrendered in exchange thereof;

           (v) The holding period of the CNN Stock received by a PEOPLES shareholder receiving CNN Stock will include the period during which the PEOPLES Stock surrendered in exchange therefor was held;

           (vi) Cash received by a PEOPLES shareholder in lieu of a fractional share interest of CNN Stock or upon exercise of dissenter's rights will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of CNN Stock, or the tax basis in the shares surrendered, as the case may be, which they would otherwise be entitled to receive and will qualify as capital gain or loss if their PEOPLES Stock was held by them as a capital asset; and

          (vii) Subject to any limitations imposed under Sections 381 and 382 of the Code and certain U.S. Treasury regulations promulgated under Code
       Section 1502, where applicable, CNN, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of PEOPLES, including but not limited to earning and profits, methods of accounting, and tax basis and holding periods of PEOPLES.

        (d) OPINION OF CNN'S COUNSEL. PEOPLES shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to CNN, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) CNN is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania, (ii) this Agreement has been duly executed by CNN and constitutes the binding obligation of CNN, enforceable in accordance with its terms against CNN, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law),
    (iii) that, the shares CNN Common Stock to be issued under the Agreement, when issued, shall be duly authorized, fully paid and non-assessable and duly registered under the Securities Act of 1933, as amended, and
    (iv) that, the adoption of the Agreement of CNN's shareholders is not required by the PBCL.

        (e) FAIRNESS OPINION. PEOPLES shall have received a fairness opinion from Ryan, Beck & Co., financial advisor to PEOPLES, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Exchange Ratio is fair to the shareholders of PEOPLES from a financial point of view.

    6.03 CONDITIONS TO OBLIGATION OF CNN. The obligation of CNN to consummate the Merger is also subject to the fulfillment or written waiver by CNN prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PEOPLES set forth in this Agreement shall be true and correct, subject to
    Section 4.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and CNN shall have received a certificate, dated the Effective Date, signed on behalf of PEOPLES by the Chief Executive Officer and the Chief Financial Officer of PEOPLES to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PEOPLES. PEOPLES shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CNN shall have received a certificate, dated the Effective Date, signed on behalf of PEOPLES by the Chief Executive Officer and the Chief Financial Officer of PEOPLES to such effect.

        (c) OPINION OF PEOPLES' COUNSEL. CNN shall have received an opinion of Shumaker Williams, PC, counsel to PEOPLES, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) PEOPLES is a corporation duly organized and presently subsisting under the laws of the Commonwealth of Pennsylvania,
    (ii) this Agreement has been duly executed by PEOPLES and constitutes a binding obligation on PEOPLES, enforceable in accordance with its terms against PEOPLES, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) PEOPLES is not subject to Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL.

        (d) AFFILIATE AGREEMENTS. CNN shall have received the agreements referred to in Section 5.09 from each affiliate of PEOPLES.

                                  ARTICLE VII

                                  TERMINATION

    7.01 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

        (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of CNN and PEOPLES, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b) BREACH. At any time prior to the Effective Time, by CNN or PEOPLES, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 4.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or
    (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

        (c) DELAY. At any time prior to the Effective Time, by CNN or PEOPLES, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the PEOPLES Merger is not consummated by December 31, 2000, except to the extent that the failure of the PEOPLES Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
    Section 7.01(c).

        (d) NO APPROVAL. By PEOPLES or CNN, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority; (ii) the PEOPLES shareholders fail to adopt this Agreement at the PEOPLES Meeting; or (iii) any of the closing conditions have not been met as required by Article VI hereof.

        (e) FAILURE TO EXECUTE AND DELIVER STOCK OPTION AGREEMENT. By CNN, if at any time prior to the close of business, Eastern Daylight Savings Time on June 23, 2000, PEOPLES shall not have executed and delivered the Stock Option Agreement to CNN.

    7.02 EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT OF AGREEMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the Commonwealth of Pennsylvania, this being in addition to any other remedy to which they are entitled by law or in equity.

                                  ARTICLE VIII

                                 MISCELLANEOUS

    8.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 5.13, 5.14, 5.17, 5.18, 5.19, 5.25 and 5.27 and this Article VIII which shall survive the Effective Time and be enforceable by its terms) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.05(b), 5.07(b), 7.02, and this
Article VIII which shall survive such termination).

    8.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that no amendment or waiver may be made that would change the form or the amount of the merger consideration following the PEOPLES Meeting.

    8.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

    8.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such Commonwealth (except to the extent that mandatory provisions of Federal law are applicable).

    8.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be borne by CNN. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by CNN.

    8.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to PEOPLES, to:

        Peoples Ltd.
       201 Church Street
       P.O. Box 217
       Wyalusing, PA 18853
       Attn: Donald Abrey, President

        With a copy to:

        Shumaker Williams, P.C.
       The Pennsylvania Center
       3425 Simpson Ferry Road
       Camp Hill, Pennsylvania 17011
       Attn: Nicholas Bybel, Jr.

        If to CNN, to:

        Citizens & Northern Corporation
       90-92 Main Street
       P.O. Box 58
       Wellsboro, PA 16901
       Attn: Craig G. Litchfield, President

        With a copy to:

        M. Patricia Donnelly Oliver
       Squire, Sanders & Dempsey L.L.P.
       4900 Key Tower
       127 Public Square
       Cleveland, OH 44114

    8.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, any separate agreement entered into by the parties on even date herewith, and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement or Stock Option Agreement). Nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    8.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    8.09 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                [the rest of this page is intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                             PEOPLES LTD.

                                             By:              /s/ DONALD E. ABREY
                                                  ------------------------------------------
                                                               Donald E. Abrey,
                                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                             CITIZENS & NORTHERN CORPORATION

                                             By:            /s/ CRAIG G. LITCHFIELD
                                                  ------------------------------------------
                                                             Craig G. Litchfield,
                                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT

    This STOCK OPTION AGREEMENT ("Agreement"), effective as of this 23 day of June, 2000, by and between Citizens & Northern Corporation, a Pennsylvania corporation ("Grantee"); and Peoples Ltd., a Pennsylvania corporation ("Grantor");

                                  WITNESSETH:

    A. Grantor and Grantee have entered into an Agreement and Plan of Merger dated as of June 22, 2000 (the "Merger Agreement"), providing for their affiliation with one another.

    B. As further inducement for the parties to consummate the transactions contemplated by the Merger Agreement, Grantor wishes to grant Grantee the Option described herein.

    C. The Board of Directors of Grantor has approved the grant of the Option and the Merger Agreement prior to the date hereof.

        NOW, THEREFORE, the parties agree as follows:

        1.  DEFINITIONS.

           Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

           "Applicable Price" shall mean the highest of (i) the highest price per share of Grantor Common Stock paid for any such share by the person or groups described in the definition of a Repurchase Event or (ii) the price per share of Grantor Common Stock received by holders of Grantor Common Stock in connection with any merger or other business combination transaction which is a Purchase Event. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Grantor, which determination shall be conclusive for all purposes of this Agreement.

           "Bank" shall mean a financial institution subsidiary of a party.

           "Burdensome Condition" shall mean, in connection with the grant of a requisite regulatory approval or otherwise, imposition by a governmental entity of any condition or restriction upon the party or one of its Subsidiaries (as defined herein) which would reasonably be expected to either (i) have a material adverse effect after the effective time of the Merger Agreement on the present or prospective consolidated financial condition, business or operating results of the party, or (ii) prevent the parties from realizing the major portion of the economic benefits of the transactions contemplated by the Merger Agreement that they currently anticipate obtaining.

           "Commission" shall mean the Securities and Exchange Commission.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Grantee" shall mean Citizens & Northern Corporation.

           "Grantor" shall mean Peoples Ltd.

           "Grantor Common Stock" shall mean the respective shares of common stock of the same class for which Peoples Ltd. is granting an Option under this Agreement.

           "Merger Agreement" shall mean the definitive agreement executed by Citizens & Northern Corporation and Peoples Ltd., pursuant to which the parties hereto intend to affiliate.

           "Option" shall mean the option granted by Peoples Ltd. to Citizens & Northern Corporation under this Agreement.

           "Person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

           "Purchase Event" shall mean any of the following events or transactions occurring after the date of this Agreement with respect to the Grantor:

               (i) the Grantor or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") (each hereinafter individually referred to as a "Subsidiary" and collectively, as the "Subsidiaries")), without having received the Grantee's prior written consent, shall have entered into an agreement with, or the Board of Directors of Grantor shall have recommended that the shareholders of Grantor approve or accept a transaction with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated by the Merger Agreement, (y) to purchase, lease or otherwise acquire all or substantially all of the assets of the Grantor or any of its Subsidiaries, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of such Grantor or any of its Subsidiaries (other than pursuant to this Agreement);

               (ii) any person (other than the Grantor or its Bank in a fiduciary capacity, or Grantee or its Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of such Grantor Common Stock after the date of this Agreement (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

              (iii) Grantor shall have materially breached this Agreement in any material respect, which breach shall not have been cured within fifteen (15) days after notice thereof is given by Grantee to Grantor;

               (iv) any person other than Grantee shall have made a bona fide Takeover Proposal to the Grantor by public announcement or written communication that is or becomes the subject of public disclosure, and following such bona fide Takeover Proposal, the shareholders of the Grantor vote not to adopt the Merger Agreement;

               (v) Grantor shall have breached the Merger Agreement following a bona fide Takeover Proposal to such Grantor or any of its Subsidiaries, which breach would entitle Grantee to terminate the Merger Agreement and such breach shall not have been cured prior to the Notice Date (as defined below);

               (vi) the shareholders of Grantor shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made a Takeover Proposal; or

              (vii) the Grantor Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) its recommendation that the shareholders of Grantor approve the transactions contemplated by the Merger Agreement, or Grantor or any Grantor Subsidiary or group of Grantor Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in a Takeover Proposal with any person other than Grantee or a Grantee Subsidiary.

           If more than one of the transactions giving rise to a Purchase Event under this Agreement is undertaken or effected, then all such transactions shall be deemed to give rise only to one Purchase Event with respect to the Option, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

           "Repurchase Event" shall mean if (i) any person (other than the Grantee or any subsidiary of the Grantee) shall have acquired actual ownership or control, or any "group" (as such term is defined under the Exchange Act) shall have been formed which shall have acquired actual ownership or control, of 24.9% or more of the then outstanding shares of Grantor Common Stock, or (ii) any Purchase Event shall be consummated.

           "Takeover Proposal" shall mean any tender or exchange offer, bona fide written offer for a merger, consolidation or other business combination involving Grantor or any of its Subsidiaries or any bona fide written offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 20% or more of the consolidated assets, of the Grantor or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement. If Grantor receives an unsolicited Takeover Proposal and it is determined by the Grantor to be consistent with its fiduciary duties, it shall notify Grantee promptly of the receipt of such Takeover Proposal, it being understood, however, that the giving of such notice by Grantor shall not be a condition to the right of Grantee to exercise the Option.

        2.  GRANT OF OPTION.

           Subject to the terms and conditions set forth herein, Grantor hereby grants to Grantee an unconditional, irrevocable Option to purchase up to 81,655 shares of Grantor Common Stock as of the date of this Agreement (or such number equaling 19.9% of Grantor Common Stock) at an exercise price of $47.00 per share payable in cash as provided in Section 4. In the event that the Grantor issues or agrees to issue any shares of Grantor Common Stock (other than as permitted under the Merger Agreement) at a price less than the exercise price per share set forth in this section (as adjusted pursuant to Section 6), the exercise price of the Option shall be such lesser price.

        3.  EXERCISE OF OPTION.

           (a) Unless the Grantee shall have breached in any material respect any material covenant, representation or warranty contained in this Agreement or the Merger Agreement and such breach shall not have been cured, the Grantee may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event shall have occurred with respect to the Grantor and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) on the effective date of the transaction contemplated by the Merger Agreement, or (ii) upon termination of the Merger Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by the Grantor of the Merger Agreement or following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the respective Grantor's articles), or (iii) 9 months after termination of the Merger Agreement due to a willful breach by the Grantor of the Merger Agreement or, following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the Grantor's articles. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

           (b) In the event the Grantee wishes to exercise the Option, it shall send to the Grantor a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"). If prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, the Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this section shall run instead from the date on which any required notification period has expired or been terminated or any requisite approval has been obtained and any requisite waiting period shall have passed.

        4.  PAYMENT AND DELIVERY OF CERTIFICATES.

           (a) At the closing referred to in Section 3, the Grantee shall pay to the Grantor the aggregate purchase price for the shares of Grantor Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Grantor. Grantor shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of the Grantee or its assignee, transferee or designee.

           (b) At such closing, simultaneously with the delivery of funds as provided in Section 4(a), the Grantor shall deliver to the Grantee a certificate or certificates representing the number of shares of Grantor Common Stock purchased by the Grantee, and the Grantee shall deliver to the Grantor a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement or federal or state laws.

           (c) Certificates for Grantor Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

           The transfer of the shares represented by this certificate is subject
           to certain provisions of a Stock Option Agreement dated         ,
           2000, between the registered holder hereof and [Grantor] (a copy of which agreement is on file at the principal office of [Grantor]). A copy of such agreement will be provided to the holder hereof without charge within five days after receipt by [Grantor] of a written request therefor. The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, transferred, or hypothecated except pursuant to an opinion of counsel satisfactory to the corporation that such transfer is lawful.

           The above legend shall be removed or modified as appropriate by delivery of substitute certificate(s) without such legend if the Grantee shall have delivered to the Grantor a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Grantor, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended.

        5.  REPRESENTATIONS.

           The Grantor represents, warrants and covenants to the Grantee as follows:

           (a) Grantor agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Grantor; (iii) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice of the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require in order to permit the Grantee to exercise the Option and Grantor duly and effectively to issue shares of Common Stock pursuant thereto; and (iv) promptly to take all action provided herein to protect the rights of the Grantee against dilution.

           (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued and fully paid.

           (c) Grantor has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by such party.

           (d) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate shareholder and regulatory approvals) will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles, regulations or by-laws of such party or any agreement, instrument, judgment, decree, statute, rule or order applicable to such party.

        6.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

           The Grantor agrees that, in the event of any change in its Grantor Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. The Grantor agrees that, in the event that any additional shares of its Grantor Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of its Grantor Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals the same percentage (as that on the date of this Agreement) of the number of shares of Grantor Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize the Grantor to breach any provision of the Merger Agreement.

        7.  TERMINATION.

           This Agreement may be terminated at any time prior to the effective date of the transaction set forth in the Merger Agreement, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval by the stockholders of the matters presented in connection with the Merger Agreement:

           (a) by mutual consent of Grantee and Grantor;

           (b) by either Grantee or Grantor if the Federal Reserve Board shall have issued an order denying approval of the transaction set forth in the Merger Agreement or if any governmental entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Merger

       Agreement, or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

           (c) by either Grantee or Grantor if the transactions contemplated by the Merger Agreement shall not have been consummated on or before December 31, 2000, unless such date is extended by mutual consent of the parties hereto;

           (d) by either Grantee or Grantor if no Purchase Event has occurred and if any approval of their shareholders required for the consummation of the transactions set forth in the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly called and held meeting of shareholders or at any adjournment thereof;

        8.  EFFECT OF TERMINATION.

           (a) In the event of termination of this Agreement by any party as provided in Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective officers or directors except (i) Sections 10, 11, 12, and 13 of this Agreement shall survive the termination and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by another party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

           (b) If a Purchase Event occurs with respect to the Grantor, then in such event Grantor shall pay to the Grantee, within five business days after a termination of this Agreement following such an event, the reasonable expenses of Grantee incurred in connection with this Agreement and the transactions set forth in the Merger Agreement, but not more than $250,000.

        9.  ACCESS TO INFORMATION.

           During the term of this Agreement, each party will afford each of the other parties full and free access during normal business hours to such party, its personnel, properties, contracts, books and records, and all other documents and data.

        10.  CONFIDENTIALITY.

           Except as and to the extent required by law, no party will disclose or use, and will direct its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other parties furnished or to be furnished by such other parties, or their respective representatives to the party or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement. For purposes of this section, "Confidential Information" means any information about the Merger Agreement and this Agreement as well as any information about a party stamped "confidential" or identified in writing as such promptly following its disclosure, unless (i) such information is already known to the party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the party or its representatives, (b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions set forth in the Merger Agreement, or (c) the furnishing or use of such information is required by or necessary in connection with legal proceedings. Upon the written request of a party, each of the other parties will promptly return or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so.

        11.  DISCLOSURE.

           Except as and to the extent required by law, without the prior written consent of the other parties, no party will, and each will direct its representatives not to, make directly or indirectly any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction among the parties or any of the terms, conditions or other aspects of the transaction proposed in this Agreement. If a party is required by law to make any such disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

        12.  COSTS.

           Except as otherwise expressly agreed, each party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with this Agreement and in pursuing or consummating the Merger Agreement.

        13.  SEVERABILITY.

           If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that applicable law will not permit the Grantee to acquire the full number of shares of Grantor Common Stock provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of the Grantor to allow the Grantee to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

        14.  MISCELLANEOUS.

           (a) THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

           (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

           (c) ASSIGNMENT. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing, the Grantee may assign in whole or in part its rights and obligations hereunder; provided, however, that Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the Grantor Common Stock, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the Grantee's behalf, or (iv) any other manner approved by applicable regulatory authorities, so long as the Grantee is responsible for all costs associated with the same and the assignment is in compliance with federal and state law.

           (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by registered or certified mail, postage prepaid, express service, personal delivery, telecopy or telefacsimile to the following addresses:

           If to Citizens & Northern Corporation, to:

           Citizens & Northern Corporation
           90-92 Main Street
           P.O. Box 58
           Wellsboro, PA 16901
           Attn: Craig G. Litchfield, President

           With a copy to:

           Squire, Sanders & Dempsey L.L.P.
           4900 Key Tower
           127 Public Square
           Cleveland, Ohio 44114
           Attn: M. Patricia Donnelly Oliver

           If to Peoples Ltd., to:

           Peoples Ltd.
           201 Church Street
           P.O. Box 217
           Wyalusing, PA18853
           Attn: Donald Abrey, President

           With a copy to:

           Shumaker Williams, PC
           The Pennsylvania Center
           3425 Simpson Ferry Road
           Camp Hill, PA 17011
           Attn: Nicholas Bybel

           (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

           (f) SPECIFIC PERFORMANCE. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by any party hereto and that this Agreement may be enforced by a party hereto through injunctive or other equitable relief.

           (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

        15.  REPURCHASE AT THE OPTION OF GRANTEE.

           (a) At the request of the Grantee at any time commencing upon the first occurrence of a Repurchase Event and ending 9 months immediately thereafter, Grantor shall repurchase from Grantee (i) the Option and
       (ii) all shares of Grantor Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which

       Grantee exercises its rights under this Section 17 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

               (i) the aggregate purchase price paid by Grantee for any shares of Grantor Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

               (ii) the excess, if any, of (x) the Applicable Price for each share of Grantor Common Stock over (y) the purchase price (subject to adjustment pursuant to Section 6 hereof), multiplied by the number of shares of Grantor Common Stock with respect to which the Option has not been exercised; and

              (iii) the excess, if any, of the Applicable Price over the purchase price (subject to adjustment pursuant to Section 6 hereof paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Grantor Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

           (b) If Grantee exercises its rights under this section, Grantor shall, within 10 business days after the Request Date, pay the Grantor Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Grantor the Option and the certificates evidencing the shares of Grantor Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the repayment of all or any portion of the Repurchase Consideration Grantee shall have the ongoing option to revoke its request for repurchase pursuant to this section, in whole or in part, or to require that Grantor deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other regulatory authority disapproves of any part of Grantor's proposed repurchase pursuant to the section, Grantor shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the purchase should apply to the Option and or Option shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option shares for wich the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to this section and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Grantor of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the purchase.

        Notwithstanding anything herein to the contrary, all of Grantee's rights under this section shall terminate on the date of termination of this Option.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year set forth in the first paragraph above.

                                                       CITIZENS & NORTHERN CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                                       Craig G. Litchfield,
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                       PEOPLES LTD.

                                                       By:
                                                            -----------------------------------------
                                                                         Donald E. Abrey,
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                       EXHIBIT B

                                     , 2000

Citizens & Northern Corporation

Gentlemen:

    I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Peoples, Ltd. (the "Company"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

    Pursuant to the terms of the Agreement and Plan of Merger by and between
Citizens & Northern Corporation ("CNN") and the Company dated as of June   ,
2000 (the "Merger Agreement"), providing for the merger of the Company with and into CNN (the "Merger"), and as a result of the Merger, I will receive shares of CNN common stock ("CNN Common Stock") in exchange for shares of common stock of the Company ("Company Stock") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Sections 5.09 and 6.03(d) of the Merger Agreement. I represent and warrant to CNN that in such event:

        A. I will not sell, assign or transfer the CNN Common Stock which I receive as aforesaid in violation of the Act or the Rules and Regulations. Moreover, to help insure that the Merger will qualify for pooling-of-interests accounting treatment, I shall make no sale, transfer, or other disposition of the CNN Common Stock which I receive as aforesaid until such time as financial results covering at least thirty (30) days of post-merger combined operations of CNN and the Company have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

        B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the CNN Common Stock, to the extent I feel necessary, with my counsel or counsel for the Company. I understand that CNN is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify CNN and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which CNN or any officer or director of CNN may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

        C. I have been advised that the issuance of the CNN Common Stock issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate of the Company under the Rules and Regulations at the time the Merger is submitted for a vote of the shareholders of the Company, that the CNN Common Stock must be held by me indefinitely unless (i) my subsequent distribution of CNN Common Stock has been registered under the Act; (ii) a sale of the CNN Common Stock is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which CNN has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to CNN) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the CNN Common Stock. I am also aware of the additional limitation on transfers of CNN Common Stock set forth in the second sentence of Paragraph A above.

        D. I also understand that stop transfer instructions will be given to CNN transfer agent with respect to any CNN Common Stock which I receive in the Merger and that there will be placed on the certificates for such CNN Common Stock, a legend stating in substance:

           "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to
       (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

It is understood and agreed that the legend set forth in Paragraph D above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to CNN that such actions are appropriate under the then-existing circumstances.

                                                       Very truly yours,

                                                       ---------------------------------------------
                                                       (Name of Affiliate)
Date:  , 2000
                                                       PLEASE PRINT YOUR NAME
Accepted this day of , 2000

CITIZENS & NORTHERN CORPORATION                        HERE: ------------------------------------

By:  ----------------------------------------
     Name:
     Title:

                                                                       EXHIBIT C

                                VOTING AGREEMENT

    This Voting Agreement is entered into on         , 2000 (this "Agreement")
by and among the persons listed on the attached Schedule A (collectively, the "Control Stockholders").

    WHEREAS, the Control Stockholders own       common shares, par value $
of Peoples, Ltd., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company") (all shares of such stock now owned and which may hereafter be acquired by the Control Stockholders prior to the termination of this Agreement shall be referred to herein as the "Control Shares");

    WHEREAS, Citizens & Northern Corporation and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Citizens & Northern Corporation, pursuant to the Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement).

    WHEREAS, it is a condition to the willingness of Citizens & Northern Corporation to enter into the Merger Agreement that the Control Stockholders agree, and in order to induce Citizens & Northern Corporation to enter into the Merger Agreement, the Control Stockholders have agreed to enter into this Agreement; and

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1
                            VOTING OF CONTROL SHARES

    1.1 VOTING AGREEMENT. Except as may be otherwise required to fulfill our fiduciary duties as a Director of Peoples and/or Peoples State Bank of Wyalusing, the Control Stockholders hereby agree that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, they shall vote their Control Shares: (i) in favor of the Merger and the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity other than Citizens & Northern Corporation, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled.

                                   ARTICLE 2
                         REPRESENTATION AND WARRANTIES

    The Control Stockholders hereby represent and warrant to Citizens & Northern Corporation as follows:

    2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of them has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by the Control Stockholders and constitutes a legal, valid and binding obligation of them, enforceable against them in accordance with its terms subject to.

    2.2  VOTING POWER OF THE CONTROL SHARES.  The Control Shares collectively
represent   Percent (  %) of the voting power of the outstanding shares of capital stock of the Company. The Control Shares are common shares, each of which has one vote per share pursuant to the Articles of Incorporation of the Company.

    2.3  NO CONFLICT.

        (a) The execution and delivery of this Agreement by the Control Stockholders do not as of the hereof, and the performance of this Agreement by them will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to them or by which the Control Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Control Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any such Control Stockholder is a party or by which any such Control Stockholder or any Control Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by any Control Stockholders of his, her or its obligations under this Agreement.

        (b) The execution and delivery of this Agreement by the Control Stockholders do not, and the performance of this Agreement by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

    2.4 TITLE TO THE CONTROL SHARES. Each Control Stockholder is the sole owner of the number and class of Control Shares specified on Schedule A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. No Control Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Shares. Each Control Stockholder has sole voting power with respect to his, her or its Control Shares.

                                   ARTICLE 3
                                 MISCELLANEOUS

    3.1  TERMINATION.  This Agreement shall terminate on the earlier to occur of
(i) the date of consummation of the Merger and (ii) the date of the termination of the Merger Agreement.

    3.2 SPECIFIC PERFORMANCE. The Control Stockholders agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that Citizens & Northern Corporation shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

    3.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

    3.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

    3.6 GOVERNMENT LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    3.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    3.8 ASSIGNMENTS. This Agreement shall not be assigned by operation of law or otherwise.

    3.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

                       [SIGNATURE OF EACH CONTROL STOCKHOLDER
                       INCLUDE STOCK HELD JOINTLY, ETC.]

                                   SCHEDULE A

                    NAME                                 NUMBER OF CONTROL SHARES

                                                                       EXHIBIT D

                                FIRST AMENDMENT
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

    THIS AGREEMENT is made as of the 15th day of May, 2000, between PEOPLES LTD. (the "Corporation") and PEOPLES STATE BANK OF WYALUSING PA (the "Bank"), and DONALD E. ABREY (the "Executive").

    WHEREAS, the Corporation, the Bank and the Executive entered into an Executive Employment Agreement dated May 15, 2000 (the "Employment Agreement"); and

    WHEREAS, the Corporation, the Bank and the Executive desire to amend the Employment Agreement to accurately reflect the agreement of the parties;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree that the Employment Agreement is amended as follows:

    1.  Paragraph 1(a) is amended to read as follows:

       (a) General. The Corporation and the Bank hereby shall employ the Executive and the Executive hereby accepts employment with the Corporation and Bank for a term of two (2) year(s) beginning on January 1, 2000, and ending on December 31, 2001, subject, however, to prior termination of this Agreement as set forth below.

    2.  Paragraph 1(b) is amended to read as follows:

       (b) This Agreement shall renew and the Employment Period shall be extended for an additional period of one (1) year upon the mutual agreement (on or after September 1, 2001) of the Executive, the Corporation and the Bank.

    3.  The following additional language is added at the end of Paragraph 2:

        Notwithstanding the foregoing, upon the Effective Time of the merger of the Corporation with and into Citizens & Northern Corporation (as such term is defined in that certain Agreement and Plan of Merger dated
        June   , 2000), the Executive's position shall be that of Senior Vice
        President of the Bank and Senior Vice President and Chief Executive Officer of Citizens & Northern Financial Services Corporation with such duties as may from time to time be prescribed by the Chief Executive Officer of Citizens & Northern Bank as approved by the Board of Citizens & Northern Bank.

    4.  A new paragraph 4(d) is hereby added to read as follows:

       (d) CHANGE IN CONTROL PAYMENT. At the Effective Time of the merger of the Corporation with and into Citizens & Northern Corporation, providing that the Executive was not terminated prior to said Effective Time by the Corporation, the Executive shall be entitled to receive a lump sum cash payment or such other form of payment acceptable to the Executive equal to 2.99 times the highest annual compensation, including cash bonuses, which the Executive received during the preceding three (3) year period ending on the date of termination (the "Payment Amount"). Executive will be responsible for all tax withholding obligations with respect to such payment (other than Medicare) and will hold the Corporation and Citizens & Northern Corporation harmless with respect thereto. In the event that:

           (i) the Payment Amount would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto, and

           (ii) if such Payment Amount were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Code
               Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Payment Amount (without such reduction) minus the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code, then the Payment Amount shall be reduced to the Non-Triggering Amount.

    5.  Paragraph 9(d) is amended to read as follows:

       (d) TERMINATION BY EXECUTIVE. The Executive may terminate his employment hereunder if (1) his health should become impaired to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (2) for Good Reason. The term "Good Reason" shall mean (i) any removal of the Executive from (other than as a result of his regulatory removal) any of the positions indicated in Paragraph 2 hereof, except in connection with termination of the Executive's employment for Cause or (ii) failure of the Bank to comply with Paragraph 5 hereof, after notice from the Executive to the Corporation and the Bank that such action or limitation of the Bank or Corporation constitutes Good Reason and the failure to cure such situation within thirty (30) day(s) of said notice, or if said situation cannot be cured within thirty
           (30) day(s), within a reasonable time thereafter if a diligent effort is being made by the Corporation and/or the Bank to cure such situation.

    6. The phrase "other than a Change of Control as defined herein" is deleted form the seventh line of Paragraph 10(b).

    7.  Paragraph 10(c) is amended to read as follows:

        If the Executive terminates his employment for Good Reason or the Bank or Corporation or Citizens & Northern Corporation terminates the Executive's employment other than for Cause, the Corporation and/or Bank or Citizens & Northern Corporation (as applicable) shall maintain in full force and effect, for the continued benefit of the Executive through the term of his Agreement, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, except those under paragraphs 5(b) (but not including accrued vacation days), (c) and (d), if the Executive's continued participation is possible under the general terms and provisions of such plans and programs except that if the Executive's participation in any health, medical, life insurance or disability plan or program is barred, the Corporation and/or Bank or Citizens & Northern Corporation (as applicable) shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is substantially equivalent to the insurance coverage which the Executive was entitled prior to the date of termination.

    8.  Paragraph 10(d) is deleted in its entirety.

    9.  Paragraph 13 is deleted in its entirety.

    10. Paragraph 14 is deleted in its entirety.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation and Bank, by its authorized representatives as of the day and year above mentioned.


ATTEST:                                            PEOPLES STATE BANK OF
                                                   WYALUSING PA

 -------------------------------------------       By:  --------------------------------------
                                   SECRETARY           Kenneth Taylor, Jr.
                                                       Chairman

ATTEST:                                            PEOPLES LTD.

 -------------------------------------------       By:  --------------------------------------
                                   SECRETARY           Kenneth Taylor, Jr.
                                                       Chairman

WITNESS:

-------------------------------------------        ------------------------------------------
                                                   Donald E. Abrey

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

    This STOCK OPTION AGREEMENT ("Agreement"), effective as of this 23 day of June, 2000, by and between Citizens & Northern Corporation, a Pennsylvania corporation ("Grantee"); and Peoples Ltd., a Pennsylvania corporation ("Grantor");

                                  WITNESSETH:

    A. Grantor and Grantee have entered into an Agreement and Plan of Merger dated as of June 22, 2000 (the "Merger Agreement"), providing for their affiliation with one another.

    B. As further inducement for the parties to consummate the transactions contemplated by the Merger Agreement, Grantor wishes to grant Grantee the Option described herein.

    C. The Board of Directors of Grantor has approved the grant of the Option and the Merger Agreement prior to the date hereof.

    NOW, THEREFORE, the parties agree as follows:

        1.  DEFINITIONS.

        Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

        "Applicable Price" shall mean the highest of (i) the highest price per share of Grantor Common Stock paid for any such share by the person or groups described in the definition of a Repurchase Event or (ii) the price per share of Grantor Common Stock received by holders of Grantor Common Stock in connection with any merger or other business combination transaction which is a Purchase Event. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Grantor, which determination shall be conclusive for all purposes of this Agreement.

        "Bank" shall mean a financial institution subsidiary of a party.

        "Burdensome Condition" shall mean, in connection with the grant of a requisite regulatory approval or otherwise, imposition by a governmental entity of any condition or restriction upon the party or one of its Subsidiaries (as defined herein) which would reasonably be expected to either (i) have a material adverse effect after the effective time of the Merger Agreement on the present or prospective consolidated financial condition, business or operating results of the party, or (ii) prevent the parties from realizing the major portion of the economic benefits of the transactions contemplated by the Merger Agreement that they currently anticipate obtaining.

        "Commission" shall mean the Securities and Exchange Commission.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Grantee" shall mean Citizens & Northern Corporation.

        "Grantor" shall mean Peoples Ltd.

        "Grantor Common Stock" shall mean the respective shares of common stock of the same class for which Peoples Ltd. is granting an Option under this Agreement.

        "Merger Agreement" shall mean the definitive agreement executed by Citizens & Northern Corporation and Peoples Ltd., pursuant to which the parties hereto intend to affiliate.

        "Option" shall mean the option granted by Peoples Ltd. to Citizens & Northern Corporation under this Agreement.

        "Person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

        "Purchase Event" shall mean any of the following events or transactions occurring after the date of this Agreement with respect to the Grantor:

           (i) the Grantor or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") (each hereinafter individually referred to as a "Subsidiary" and collectively, as the "Subsidiaries")), without having received the Grantee's prior written consent, shall have entered into an agreement with, or the Board of Directors of Grantor shall have recommended that the shareholders of Grantor approve or accept a transaction with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated by the Merger Agreement, (y) to purchase, lease or otherwise acquire all or substantially all of the assets of the Grantor or any of its Subsidiaries, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of such Grantor or any of its Subsidiaries (other than pursuant to this Agreement);

           (ii) any person (other than the Grantor or its Bank in a fiduciary capacity, or Grantee or its Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of such Grantor Common Stock after the date of this Agreement (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
       Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

          (iii) Grantor shall have materially breached this Agreement in any material respect, which breach shall not have been cured within fifteen
       (15) days after notice thereof is given by Grantee to Grantor;

           (iv) any person other than Grantee shall have made a bona fide Takeover Proposal to the Grantor by public announcement or written communication that is or becomes the subject of public disclosure, and following such bona fide Takeover Proposal, the shareholders of the Grantor vote not to adopt the Merger Agreement;

           (v) Grantor shall have breached the Merger Agreement following a bona fide Takeover Proposal to such Grantor or any of its Subsidiaries, which breach would entitle Grantee to terminate the Merger Agreement and such breach shall not have been cured prior to the Notice Date (as defined below);

           (vi) the shareholders of Grantor shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made a Takeover Proposal; or

          (vii) the Grantor Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) its recommendation that the shareholders of Grantor approve the transactions contemplated by the Merger Agreement, or Grantor or any Grantor Subsidiary or group of Grantor Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in a Takeover Proposal with any person other than Grantee or a Grantee Subsidiary.

    If more than one of the transactions giving rise to a Purchase Event under this Agreement is undertaken or effected, then all such transactions shall be deemed to give rise only to one Purchase Event with respect to the Option, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

        "Repurchase Event" shall mean if (i) any person (other than the Grantee or any subsidiary of the Grantee) shall have acquired actual ownership or control, or any "group" (as such term is defined under the Exchange Act) shall have been formed which shall have acquired actual ownership or control, of 24.9% or more of the then outstanding shares of Grantor Common Stock, or (ii) any Purchase Event shall be consummated.

        "Takeover Proposal" shall mean any tender or exchange offer, bona fide written offer for a merger, consolidation or other business combination involving Grantor or any of its Subsidiaries or any bona fide written offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 20% or more of the consolidated assets, of the Grantor or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement. If Grantor receives an unsolicited Takeover Proposal and it is determined by the Grantor to be consistent with its fiduciary duties, it shall notify Grantee promptly of the receipt of such Takeover Proposal, it being understood, however, that the giving of such notice by Grantor shall not be a condition to the right of Grantee to exercise the Option.

    2.  GRANT OF OPTION.

    Subject to the terms and conditions set forth herein, Grantor hereby grants to Grantee an unconditional, irrevocable Option to purchase up to 81,655 shares of Grantor Common Stock as of the date of this Agreement (or such number equaling 19.9% of Grantor Common Stock) at an exercise price of $47.00 per share payable in cash as provided in Section 4. In the event that the Grantor issues or agrees to issue any shares of Grantor Common Stock (other than as permitted under the Merger Agreement) at a price less than the exercise price per share set forth in this section (as adjusted pursuant to Section 6), the exercise price of the Option shall be such lesser price.

    3.  EXERCISE OF OPTION.

        (a) Unless the Grantee shall have breached in any material respect any material covenant, representation or warranty contained in this Agreement or the Merger Agreement and such breach shall not have been cured, the Grantee may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event shall have occurred with respect to the Grantor and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) on the effective date of the transaction contemplated by the Merger Agreement, or (ii) upon termination of the Merger Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by the Grantor of the Merger Agreement or following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the respective Grantor's articles), or (iii) 9 months after termination of the Merger Agreement due to a willful breach by the Grantor of the Merger Agreement or, following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the Grantor's articles. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

        (b) In the event the Grantee wishes to exercise the Option, it shall send to the Grantor a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"). If prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, the Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this section shall run instead from the date on which any required notification period has expired or been terminated or any requisite approval has been obtained and any requisite waiting period shall have passed.

    4.  PAYMENT AND DELIVERY OF CERTIFICATES.

        (a) At the closing referred to in Section 3, the Grantee shall pay to the Grantor the aggregate purchase price for the shares of Grantor Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Grantor. Grantor shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of the Grantee or its assignee, transferee or designee.

        (b) At such closing, simultaneously with the delivery of funds as provided in Section 4(a), the Grantor shall deliver to the Grantee a certificate or certificates representing the number of shares of Grantor Common Stock purchased by the Grantee, and the Grantee shall deliver to the Grantor a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement or federal or state laws.

        (c) Certificates for Grantor Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

           The transfer of the shares represented by this certificate is subject to certain provisions of a Stock Option Agreement dated ____________, 2000, between the registered holder hereof and [Grantor] (a copy of which agreement is on file at the principal office of [Grantor]). A copy of such agreement will be provided to the holder hereof without charge within five days after receipt by [Grantor] of a written request therefor. The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, transferred, or hypothecated except pursuant to an opinion of counsel satisfactory to the corporation that such transfer is lawful.

        The above legend shall be removed or modified as appropriate by delivery of substitute certificate(s) without such legend if the Grantee shall have delivered to the Grantor a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Grantor, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended.

    5.  REPRESENTATIONS.

        The Grantor represents, warrants and covenants to the Grantee as follows:

        (a) Grantor agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
    (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Grantor; (iii) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice of the

    Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require in order to permit the Grantee to exercise the Option and Grantor duly and effectively to issue shares of Common Stock pursuant thereto; and (iv) promptly to take all action provided herein to protect the rights of the Grantee against dilution.

        (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued and fully paid.

        (c) Grantor has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by such party.

        (d) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate shareholder and regulatory approvals) will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles, regulations or by-laws of such party or any agreement, instrument, judgment, decree, statute, rule or order applicable to such party.

    6.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    The Grantor agrees that, in the event of any change in its Grantor Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. The Grantor agrees that, in the event that any additional shares of its Grantor Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of its Grantor Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals the same percentage (as that on the date of this Agreement) of the number of shares of Grantor Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this
Section 6 shall be deemed to authorize the Grantor to breach any provision of the Merger Agreement.

    7.  TERMINATION.

    This Agreement may be terminated at any time prior to the effective date of the transaction set forth in the Merger Agreement, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval by the stockholders of the matters presented in connection with the Merger Agreement:

        (a) by mutual consent of Grantee and Grantor;

        (b) by either Grantee or Grantor if the Federal Reserve Board shall have issued an order denying approval of the transaction set forth in the Merger Agreement or if any governmental entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Merger Agreement, or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

        (c) by either Grantee or Grantor if the transactions contemplated by the Merger Agreement shall not have been consummated on or before December 31, 2000, unless such date is extended by mutual consent of the parties hereto;

        (d) by either Grantee or Grantor if no Purchase Event has occurred and if any approval of their shareholders required for the consummation of the transactions set forth in the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly called and held meeting of shareholders or at any adjournment thereof;

    8.  EFFECT OF TERMINATION.

        (a) In the event of termination of this Agreement by any party as provided in Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective officers or directors except (i) Sections 10, 11, 12, and 13 of this Agreement shall survive the termination and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by another party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        (b) If a Purchase Event occurs with respect to the Grantor, then in such event Grantor shall pay to the Grantee, within five business days after a termination of this Agreement following such an event, the reasonable expenses of Grantee incurred in connection with this Agreement and the transactions set forth in the Merger Agreement, but not more than $250,000.

    9.  ACCESS TO INFORMATION.

    During the term of this Agreement, each party will afford each of the other parties full and free access during normal business hours to such party, its personnel, properties, contracts, books and records, and all other documents and data.

    10. CONFIDENTIALITY.

    Except as and to the extent required by law, no party will disclose or use, and will direct its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other parties furnished or to be furnished by such other parties, or their respective representatives to the party or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement. For purposes of this section, "Confidential Information" means any information about the Merger Agreement and this Agreement as well as any information about a party stamped "confidential" or identified in writing as such promptly following its disclosure, unless (i) such information is already known to the party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the party or its representatives, (b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions set forth in the Merger Agreement, or (c) the furnishing or use of such information is required by or necessary in connection with legal proceedings. Upon the written request of a party, each of the other parties will promptly return or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so.

    11. DISCLOSURE.

    Except as and to the extent required by law, without the prior written consent of the other parties, no party will, and each will direct its representatives not to, make directly or indirectly any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction among the parties or any of the terms, conditions or other aspects of the transaction proposed in this Agreement. If a party is required by law to make any such disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

    12. COSTS.

    Except as otherwise expressly agreed, each party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with this Agreement and in pursuing or consummating the Merger Agreement.

    13. SEVERABILITY.

    If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that applicable law will not permit the Grantee to acquire the full number of shares of Grantor Common Stock provided in Section 2 (as adjusted pursuant to Section
6), it is the express intention of the Grantor to allow the Grantee to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

    14. MISCELLANEOUS.

        (a) THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

        (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

        (c) ASSIGNMENT. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing, the Grantee may assign in whole or in part its rights and obligations hereunder; provided, however, that Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the Grantor Common Stock, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the Grantee's behalf, or (iv) any other manner approved by applicable regulatory authorities, so long as the Grantee is responsible for all costs associated with the same and the assignment is in compliance with federal and state law.

        (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by registered or certified mail, postage prepaid, express service, personal delivery, telecopy or telefacsimile to the following addresses:

       If to Citizens & Northern Corporation, to:
       Citizens & Northern Corporation
       90-92 Main Street
       P.O. Box 58
       Wellsboro, PA 16901
       Attn: Craig G. Litchfield, President
       With a copy to:
       Squire, Sanders & Dempsey L.L.P.
       4900 Key Tower
       127 Public Square
       Cleveland, Ohio 44114
       Attn: M. Patricia Donnelly Oliver

       If to Peoples Ltd., to:

       Peoples Ltd.
       201 Church Street
       P.O. Box 217
       Wyalusing, PA18853
       Attn: Donald Abrey, President

       With a copy to:
       Shumaker Williams, PC
       The Pennsylvania Center
       3425 Simpson Ferry Road
       Camp Hill, PA 17011
       Attn: Nicholas Bybel

        (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        (f) SPECIFIC PERFORMANCE. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by any party hereto and that this Agreement may be enforced by a party hereto through injunctive or other equitable relief.

        (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

    15. REPURCHASE AT THE OPTION OF GRANTEE.

        (a) At the request of the Grantee at any time commencing upon the first occurrence of a Repurchase Event and ending 9 months immediately thereafter, Grantor shall repurchase from Grantee (i) the Option and (ii) all shares of Grantor Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 17 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

           (i) the aggregate purchase price paid by Grantee for any shares of Grantor Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

           (ii) the excess, if any, of (x) the Applicable Price for each share of Grantor Common Stock over (y) the purchase price (subject to adjustment pursuant to Section 6 hereof), multiplied by the number of shares of Grantor Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the purchase price (subject to adjustment pursuant to Section 6 hereof paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Grantor Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

        (b) If Grantee exercises its rights under this section, Grantor shall, within 10 business days after the Request Date, pay the Grantor Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Grantor the Option and the certificates evidencing the shares of Grantor Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the repayment of all or any portion of the Repurchase Consideration Grantee shall have the ongoing option to revoke its request for repurchase pursuant to this section, in whole or in part, or to require that Grantor deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other regulatory authority disapproves of any part of Grantor's proposed repurchase pursuant to the section, Grantor shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the purchase should apply to the Option and or Option shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option shares for wich the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to this section and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Grantor of its determination under the preceding sentence within five
    (5) business days of receipt of notice of disapproval of the purchase.

    Notwithstanding anything herein to the contrary, all of Grantee's rights under this section shall terminate on the date of termination of this Option.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year set forth in the first paragraph above.

                                                       CITIZENS & NORTHERN CORPORATION

                                                       By:           /s/ CRAIG G. LITCHFIELD
                                                            -----------------------------------------
                                                             Craig G. Litchfield, President and Chief
                                                                        Executive Officer

                                                       PEOPLES LTD.

                                                       By:             /s/ DONALD E. ABREY
                                                            -----------------------------------------
                                                               Donald E. Abrey, President and Chief
                                                                        Executive Officer

                                                                         ANNEX C



October 11, 2000



The Board of Directors
Peoples, LTD.
201 Church Street
Wyalusing, PA 18853



Members of the Board:



    You have requested our opinion as investment bankers that the Exchange Ratio to be received in the Merger (the "Merger") between Peoples, LTD. ("Peoples") and Citizens & Northern Corporation ("CZNC"), pursuant to the Agreement and Plan of Merger dated June 22, 2000 ("Merger Agreement") is fair to the holders of Peoples Common Stock from a financial point of view. We have assumed that the Merger will be a tax-free exchange and will be accounted for as a pooling of interests by CZNC.



    Pursuant to the Merger Agreement, at the Effective Time, Peoples, a Pennsylvania corporation, will merge with and into CZNC, with CZNC as the surviving corporation. Each share of Peoples' issued and outstanding common stock will be converted into the right to receive 2.5 shares of CZNC common stock.



    Ryan, Beck & Co., Inc. as a customary part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In conducting our investigation and analysis of the Merger, we have met with members of senior management of Peoples and CZNC to discuss their respective operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Merger Agreement and related documents; (ii) CZNC's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1999, 1998 and 1997, and CZNC's Quarterly Reports on Form 10-Q for the periods ended June 30, 2000, March 31, 2000, September 30, 1999, June 30, 1999 and March 31, 1999;
(iii) Peoples' Annual Reports to Shareholders for the years ended December 31, 1999, 1998 and 1997 and Peoples' Quarterly Call Reports for the periods ended June 30, 2000, March 31, 2000, September

Peoples, LTD.
October 11, 2000
Page 2



30, 1999, June 30, 1999 and March 31, 1999; (iv) Peoples' Proxy Statements dated April 3, 2000, April 2, 1999, April 3, 1998 and April 3, 1997; (v) certain operating and financial information provided to Ryan, Beck by the management of Peoples and CZNC relating to their respective businesses and prospects;
(vi) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to Peoples; (vii) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to CZNC; (viii) the historical and current market data for CZNC common stock; (ix) the terms of recent acquisitions of commercial banking organizations which Ryan, Beck deemed generally comparable in whole or in part to Peoples; and (x) the proxy statement/prospectus related to the Merger. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate.



    While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of Peoples and CZNC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of management. Ryan, Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of CZNC and Peoples at June 30, 2000, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to CZNC and Peoples. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either CZNC or Peoples or their respective subsidiaries, nor have we reviewed any individual loan files of CZNC or Peoples or their respective subsidiaries.



    In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

Peoples, LTD.
October 11, 2000
Page 3



    We have been retained by the Board of Directors of Peoples as an independent contractor to act as financial advisor to Peoples with respect to the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. Ryan Beck has not had an investment banking relationship with CZNC and our research department does not provide published investment analysis on CZNC. However, Ryan Beck does make a market in CZNC's common stock. Prior to this engagement, Ryan, Beck has not had an investment banking relationship with Peoples and Ryan, Beck's research department does not provide published investment analysis on Peoples. However, Ryan, Beck does make a market in Peoples' common stock.



    In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of Peoples and CZNC for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.



    Our opinion is directed to the Board of Directors of Peoples and does not constitute a recommendation to any shareholder of Peoples as to how such shareholder should vote at any shareholder meeting held in connection with the Merger.



    Based upon and subject to the foregoing it is our opinion as investment bankers that the Exchange Ratio in the Merger as provided and described in the Merger Agreement is fair to the holders of Peoples common stock from a financial point of view.



Very truly yours,



Ryan, Beck & Co., Inc.

                                                                         ANNEX D

           PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED
                 SUBCHAPTER 15D AND EXCERPT FROM SUBCHAPTER 19C
                                 SUBCHAPTER 15D
                               DISSENTERS RIGHTS

Section:


1571.    Application and effect of subchapter.
1572.    Definitions.
1573.    Record and beneficial holders and owners.
1574.    Notice of intention to dissent.
1575.    Notice to demand payment.
1576.    Failure to comply with notice to demand payment, etc.
1577.    Release of restrictions or payment for shares.
1578.    Estimate by dissenter of fair value of shares.
1579.    Valuation proceedings generally.
1580.    Costs and expenses of valuation proceedings.

SECTION 1571.  APPLICATION AND EFFECT OF SUBCHAPTER.

(a) General rule. Except as otherwise provided in subsection (b), any shareholder of a busine ss corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

   Section 1906(c) (relating to dissenters rights upon special treatment).
    Section 1930 (relating to dissenters rights).
    Section 1931(d) (relating to dissenters rights in share exchanges).
    Section 1932(c) (relating to dissenters rights in asset transfers).
    Section 1952(d) (relating to dissenters rights in division).
    Section 1962(c) (relating to dissenters rights in conversion).
    Section 2104(b) (relating to procedure).
    Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
    Section 2325(b) (relating to minimum vote requirement).
    Section 2704(c) (relating to dissenters rights upon election).
    Section 2705(d) (relating to dissenters rights upon renewal of election).
    Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
    Section 7104(b)(3) (relating to procedure).

(b) Exceptions.

    (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

        (i) listed on a national securities exchange; or

        (ii) held of record by more than 2,000 shareholders;

       shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

        (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

        (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

       (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

(c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

(d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

    (2) a copy of this subchapter.

(e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

(g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

SECTION 1572.  DEFINITIONS.

    The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

    "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

SECTION 1573.  RECORD AND BENEFICIAL HOLDERS AND OWNERS.

(a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

SECTION 1574.  NOTICE OF INTENTION TO DISSENT.

   If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

SECTION 1575.  NOTICE TO DEMAND PAYMENT.

(a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4) Be accompanied by a copy of this subchapter.

(b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

SECTION 1576.  FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

(a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

SECTION 1577.  RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

(a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

(b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

SECTION 1578.  ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

(a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

SECTION 1579.  VALUATION PROCEEDINGS GENERALLY.

(a) General rule. Within 60 days after the latest of:

    (1) effectuation of the proposed corporate action;

    (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

    (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

   if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters. All, dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

(c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

SECTION 1580.  COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

(a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                          EXCERPT FROM SUBCHAPTER 19C

SECTION 1930.  DISSENTERS RIGHTS

(a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

                                 PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1101-4162) provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

         Articles 23 and 24 of Peoples' By-laws provide for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended.

Article VIII of the Citizens & Northern By-Laws provide as follows:

         Section 8.1. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 8.2. ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 8.3. NONEXCLUSIVITY. The indemnification provided by this
Article VIII shall not be deemed exclusive of any other right to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Section 8.4. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

    ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a)  Exhibits
                            EXHIBIT INDEX



  EXHIBIT NO.                     DESCRIPTION
  -----------                     -----------
       2       Agreement and Plan of Merger, dated as of June 22, 2000
               between Citizens & Northern Corporation and Peoples Ltd.
               (included as Annex A to the proxy statement/prospectus).

     3.1 Registrant's Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Form 10-K of the Registrant for the fiscal year ended December 31, 1999.)

     3.2       Registrant's By-Laws (incorporated by reference to
               Exhibit 3(ii) to the Form 10-K of the Registrant for the fiscal year ended December 31, 1999.).

      *5       Opinion of Squire, Sanders & Dempsey L.L.P.

      *8       Opinion of Shumaker Williams, P.C. regarding tax matters.

      10       First Amendment to Executive Employment Agreement between
               Donald E. Abrey, Peoples Ltd. and Peoples State Bank of
               Wyalusing, Pa.

      12 Fairness Opinion of Ryan, Beck & Co. (included as Annex C to the proxy statement/prospectus).

    13.1 Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1999 (incorporated by reference to Exhibit 13 to Registrant's Form 10-K for the fiscal year ended December 31, 1999)

    13.2 Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000

    13.3 Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000

      21       Subsidiaries of the Registrant.

    23.1       Consent of Squire, Sanders & Dempsey L.L.P. (included in
               Exhibit 5).

    23.2       Consent of Shumaker Williams, P.C. (included in Exhibit 8)

   *23.3       Consent of Ryan, Beck & Co.

   *23.4       Consent of Parente Randolph, PC

   *23.5       Consent of Parente Randolph, PC

    23.6       Consent of Owlett & Lewis, P.C. (included in Exhibit 5)

   *99.1       Peoples Letter to Shareholders

   *99.2       Peoples Notice of Special Meeting

   *99.3       Peoples Form of Proxy.

    99.4 Stock Option Agreement, dated as of June 23, 2000, by and between Citizens & Northern Corporation and Peoples Ltd.
               (included as Annex B to the proxy statement/prospectus).



---------
* Filed herewith.

                       ITEM 22.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934;

and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (3) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered here, and the offering of such securities at that time will be deemed to be the initial bona fide offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved, that was not the subject of and included in the registration statement when it became effective.

                              SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant has duly caused amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wellsboro, Pennsylvania, on October 13, 2000.


                               CITIZENS & NORTHERN CORPORATION

                               By:

                               /s/ Craig G. Litchfield
                               -------------------------------------
                               Craig G. Litchfield

                               Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.




     Signature                                 Title                                  Date
     ---------                                 -----                                  ----

/s/ Craig G. Litchfield*    Chairman, President, Chief Executive Officer and     October 13, 2000
------------------------        Director (Principal Executive Officer)
Craig G. Litchfield

/s/ James W. Seipler*           Executive Vice President and Treasurer           October 13, 2000
-------------------        (Principal Financial and Accounting Officer)
James W.eipler

/s/ Dennis F. Beardslee*                      Director                           October 13, 2000
------------------------
Dennis F. Beardslee

/s/ J. Robert Bower*                          Director                           October 13, 2000
--------------------
J. Robert Bower

/s/ R. Robert DeCamp*                         Director                           October 13, 2000
---------------------
R. Robert DeCamp

/s/ R. Bruce Haner*                           Director                           October 13, 2000
-------------------
R. Bruce Haner

/s/ Susan E. Hartley*                         Director                           October 13, 2000
---------------------
Susan E. Hartley

/s/ Karl W. Kroeck*                           Director                           October 13, 2000
-------------------
Karl W. Kroeck

/s/ Edward L. Learn*                          Director                           October 13, 2000
--------------------
Edward L. Learn

/s/ Lawrence F. Mase*                         Director                           October 13, 2000
---------------------
Lawrence F. Mase


     Signature                                 Title                                  Date
     ---------                                 -----                                  ----
/s/ James E. Towner*                          Director                           October 13, 2000
--------------------
James E. Towner

/s/ Edward H. Owlett, III*                    Director                           October 13, 2000
--------------------------
Edward H. Owlett, III

/s/ F. David Pennypacker*                     Director                           October 13, 2000
-------------------------
F. David Pennypacker

/s/ Leonard Simpson*                          Director                           October 13, 2000
---------------------
Leonard Simpson

/s/ Donald E. Treat*                          Director                           October 13, 2000
--------------------
Donald E. Treat

/s/ Craig G. Litchfield                                                          October 13, 2000
-----------------------
Craig G. Litchfield
Attorney-in-fact*

                            EXHIBIT INDEX



  EXHIBIT NO.                     DESCRIPTION
  -----------                     -----------
       2       Agreement and Plan of Merger, dated as of June 22, 2000
               between Citizens & Northern Corporation and Peoples Ltd.
               (included as Annex A to the proxy statement/prospectus).

     3.1 Registrant's Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Form 10-K of the Registrant for the fiscal year ended December 31, 1999.)

     3.2       Registrant's By-Laws (incorporated by reference to
               Exhibit 3(ii) to the Form 10-K of the Registrant for the fiscal year ended December 31, 1999.).

      *5       Opinion of Squire, Sanders & Dempsey L.L.P.

      *8       Opinion of Shumaker Williams, P.C. regarding tax matters.

      10       First Amendment to Executive Employment Agreement between
               Donald E. Abrey, Peoples Ltd. and Peoples State Bank of
               Wyalusing, Pa.

      12 Fairness Opinion of Ryan, Beck & Co. (included as Annex C to the proxy statement/prospectus).

    13.1 Registrant's Annual Report to Shareholders for the fiscal year ended December 31, 1999 (incorporated by reference to Exhibit 13 to Registrant's Form 10-K for the fiscal year ended December 31, 1999)

    13.2 Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000

    13.3 Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000

      21       Subsidiaries of the Registrant.

    23.1       Consent of Squire, Sanders & Dempsey L.L.P. (included in
               Exhibit 5).

    23.2       Consent of Shumaker Williams, P.C. (included in Exhibit 8)

   *23.3       Consent of Ryan, Beck & Co.

   *23.4       Consent of Parente Randolph, PC

   *23.5       Consent of Parente Randolph, PC

    23.6       Consent of Owlett & Lewis, P.C. (included in Exhibit 5)

   *99.1       Peoples Letter to Shareholders

   *99.2       Peoples Notice of Special Meeting

   *99.3       Peoples Form of Proxy.

    99.4 Stock Option Agreement, dated as of June 23, 2000, by and between Citizens & Northern Corporation and Peoples Ltd.
               (included as Annex B to the proxy statement/prospectus).



---------
* Filed herewith.